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                                                                DRAFT   7/11/97
                                                                D  J & C
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                                   $375,000,000



                                CREDIT AGREEMENT


                            Dated as of ______, 1997



                                    BETWEEN



                               GCI HOLDINGS, INC.


                                      and


                           NATIONSBANK OF TEXAS, N.A.
                            As Administrative Agent


                         CREDIT LYONNAIS NEW YORK BRANCH
                              As Documentation Agent

                           TORONTO DOMINION (USA), INC.
                               As Syndication Agent




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

                                    TABLE OF CONTENTS

                                 ARTICLE I.  DEFINITIONS

1.01. DEFINITIONS............................................................ 1
1.02. ACCOUNTING AND OTHER TERMS.............................................24

                     ARTICLE II.  AMOUNTS AND TERMS OF ADVANCES

2.01. THE FACILITIES.........................................................25
2.02. MAKING ADVANCES UNDER THE REVOLVING LOAN AND THE REVOLVER/TERM LOAN....25
2.03. EVIDENCE OF INDEBTEDNESS...............................................27
2.04. REDUCTION OF COMMITMENTS...............................................28
2.05. PREPAYMENTS............................................................32
2.06. MANDATORY REPAYMENT....................................................35
2.07. INTEREST...............................................................36
2.08. DEFAULT INTEREST.......................................................37
2.09. CONTINUATION AND CONVERSION ELECTIONS..................................37
2.10. FEES...................................................................38
2.11. FUNDING LOSSES.........................................................39
2.12. COMPUTATIONS AND MANNER OF PAYMENTS....................................39
2.13. YIELD PROTECTION.......................................................40
2.14. USE OF PROCEEDS........................................................42
2.15. COLLATERAL AND COLLATERAL CALL.........................................43
2.16. INCREASE OF REVOLVING COMMITMENT.......................................43

                        ARTICLE III.  LETTERS OF CREDIT


3.01. ISSUANCE OF LETTERS OF CREDIT..........................................45
3.02. LETTERS OF CREDIT FEES.................................................45
3.03. REIMBURSEMENT OBLIGATIONS..............................................45
3.04. LENDERS' OBLIGATIONS...................................................47
3.05. ADMINISTRATIVE AGENT'S OBLIGATIONS.....................................47

                       ARTICLE IV.  CONDITIONS PRECEDENT

4.01. CONDITIONS PRECEDENT TO THE INITIAL ADVANCE............................48
4.02. CONDITIONS PRECEDENT TO ALL ADVANCES AND LETTERS OF CREDIT.............50

                  ARTICLE V.  REPRESENTATIONS AND WARRANTIES

5.01. ORGANIZATION AND QUALIFICATION.........................................51
5.02. DUE AUTHORIZATION; VALIDITY............................................52
5.03. CONFLICTING AGREEMENTS AND OTHER MATTERS...............................52
5.04. FINANCIAL STATEMENTS...................................................52

5.05. LITIGATION.............................................................53
5.06. COMPLIANCE WITH LAWS REGULATING THE INCURRENCE OF DEBT.................53
5.07. LICENSES, TITLE TO PROPERTIES, AND RELATED MATTERS.....................53
5.08. OUTSTANDING DEBT AND LIENS.............................................54
5.09. TAXES..................................................................54
5.10. ERISA..................................................................54
5.11. ENVIRONMENTAL LAWS.....................................................55
5.12. DISCLOSURE.............................................................56
5.13. INVESTMENTS; RESTRICTED SUBSIDIARIES...................................56
5.14. CERTAIN FEES...........................................................56
5.15. INTELLECTUAL PROPERTY..................................................56
5.16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC........................57

                      ARTICLE VI.  AFFIRMATIVE COVENANTS

6.01. COMPLIANCE WITH LAWS AND PAYMENT OF DEBT...............................57
6.02. INSURANCE..............................................................57
6.03. INSPECTION RIGHTS......................................................58
6.04. RECORDS AND BOOKS OF ACCOUNT; CHANGES IN GAAP..........................58
6.05. REPORTING REQUIREMENTS.................................................58
6.06. USE OF PROCEEDS........................................................60
6.07. MAINTENANCE OF EXISTENCE AND ASSETS....................................61
6.08. PAYMENT OF TAXES.......................................................61
6.09. INDEMNITY..............................................................61
6.10. INTEREST RATE HEDGING..................................................62
6.11. MANAGEMENT FEES PAID AND EARNED........................................62
6.12. AUTHORIZATIONS AND MATERIAL AGREEMENTS.................................62
6.13. FURTHER ASSURANCES.....................................................63
6.14. SUBSIDIARIES AND OTHER OBLIGORS........................................63

                       ARTICLE VII.  NEGATIVE COVENANTS

7.01. FINANCIAL COVENANTS....................................................63
7.02. DEBT...................................................................65
7.03. CONTINGENT LIABILITIES.................................................65
7.04. LIENS..................................................................65
7.05. DISPOSITIONS OF ASSETS.................................................65
7.06. DISTRIBUTIONS AND RESTRICTED PAYMENTS..................................66
7.07. MERGER; CONSOLIDATION..................................................66
7.08. BUSINESS...............................................................66
7.09. TRANSACTIONS WITH AFFILIATES...........................................66
7.10. LOANS AND INVESTMENTS..................................................66
7.11. FISCAL YEAR AND ACCOUNTING METHOD......................................67
7.12. ISSUANCE OF PARTNERSHIP INTEREST AND CAPITAL STOCK; AMENDMENT OF
      ARTICLES AND BY-LAWS...................................................67

7.13. CHANGE OF OWNERSHIP....................................................67
7.14. SALE AND LEASEBACK.....................................................67
7.15. COMPLIANCE WITH ERISA..................................................67
7.16. RATE SWAP EXPOSURE.....................................................68
7.17. RESTRICTED SUBSIDIARIES AND OTHER OBLIGORS.............................68
7.18. AMENDMENTS TO MATERIAL AGREEMENTS......................................68
7.19. LIMITATION ON RESTRICTIVE AGREEMENTS...................................68

                       ARTICLE VIII.  EVENTS OF DEFAULT

8.01. EVENTS OF DEFAULT......................................................69
8.02. REMEDIES UPON DEFAULT..................................................73
8.03. CUMULATIVE RIGHTS......................................................74
8.04. WAIVERS................................................................74
8.05. PERFORMANCE BY ADMINISTRATIVE AGENT OR ANY LENDER......................74
8.06. EXPENDITURES...........................................................74
8.07. CONTROL................................................................74

                    ARTICLE IX.  THE ADMINISTRATIVE AGENT

9.01. AUTHORIZATION AND ACTION...............................................75
9.02. ADMINISTRATIVE AGENT'S RELIANCE, ETC...................................75
9.03. NATIONSBANK OF TEXAS, NATIONAL ASSOCIATION AND AFFILIATES..............75
9.04. LENDER CREDIT DECISION.................................................76
9.05. INDEMNIFICATION BY LENDERS.............................................76
9.06. SUCCESSOR ADMINISTRATIVE AGENT.........................................76

                           ARTICLE X.  MISCELLANEOUS

10.01. AMENDMENTS AND WAIVERS................................................77
10.02. NOTICES...............................................................77
10.03. PARTIES IN INTEREST...................................................79
10.04. ASSIGNMENTS AND PARTICIPATIONS........................................80
10.05. SHARING OF PAYMENTS...................................................81
10.06. RIGHT OF SET-OFF......................................................81
10.07. COSTS, EXPENSES, AND TAXES............................................81
10.08. INDEMNIFICATION BY THE BORROWER.......................................82
10.09. RATE PROVISION........................................................82
10.10. SEVERABILITY..........................................................83
10.11. EXCEPTIONS TO COVENANTS...............................................83
10.12. COUNTERPARTS..........................................................83
10.13. GOVERNING LAW; WAIVER OF JURY TRIAL...................................83
10.14. ENTIRE AGREEMENT......................................................84

                        TABLE OF SCHEDULES AND EXHIBITS

                                   SCHEDULES

 Schedule 1.01  Systems
 ***[Schedule 1.02 Prior Stock Lien on Capital Stock of GCI Leasing]***
 Schedule 1.03 Issuance of Capital Stock related to the Cable Acquisition Transactions
 Schedule 5.01  Organization and Qualification of the GCI Entities
 Schedule 5.03  Consents under Material Agreements
 Schedule 5.05  Litigation
 Schedule 5.07a Authorizations
 Schedule 5.07b County and State Locations of Assets
 Schedule 5.08a Debt, Contingent Liabilities and Liens of the Borrower and each other GCI Entity in Existence on the Closing Date
 Schedule 5.11  Environmental Liabilities of the GCI Entities on the
                Closing Date
 Schedule 5.13  Investments and GCI Entities
 Schedule 5.14  Fees Payable
 Schedule 7.02  Subordination Terms



                                   EXHIBITS


 Exhibit A-1  -  Form of Revolving Note
 Exhibit A-2  -  Form of Revolver/Term Note
 Exhibit B    -  Assignment and Acceptance
 Exhibit C    -  Form of Pledge and Security Agreement
 Exhibit D    -  Form of Compliance Certificate
 Exhibit E    -  Form of Conversion/Continuation Notice
 Exhibit F    -  Form of Borrowing Notice

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                                                                  DRAFT 7/11/97
                                                                  D  J & C
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                              GCI HOLDINGS, INC.

                                 $375,000,000

                               CREDIT AGREEMENT

     THIS CREDIT AGREEMENT is dated as of _________, 1997 and GCI HOLDINGS, INC., an _______________ corporation, (the "Borrower"), the Lenders from time to time party hereto or to an Assignment and Acceptance, and NATIONSBANK OF TEXAS, N.A., a national banking association ("NationsBank"), as a Lender and Administrative Agent, CREDIT LYONNAIS NEW YORK BRANCH ("Credit Lyonnais") as Documentation Agent and TORONTO DOMINION (USA), INC. ("TD"), as Syndication Agent, (NationsBank, Credit Lyonnais and TD being collectively referred to herein as the "Managing Agents").

                                  BACKGROUND

     1. The Borrower, the Administrative Agent and the Lenders have agreed to enter into this Credit Agreement to provide for (a) an eight year reducing revolving credit facility in an amount up to $225,000,000 (which, under certain circumstances could be increased to $325,000,000), with a sub-facility for letters of credit up to $10,000,000, and (b) a 364 day revolving credit facility up to a maximum amount of $50,000,000, which converts to a term loan on the 364th day after closing.

     2. The Borrower, the Administrative Agent and the Lenders therefor agree as follows:

                                   AGREEMENT

     NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties hereto agree as follows:

                            ARTICLE I.  DEFINITIONS

     1.01. DEFINITIONS. As used in this Agreement, the following terms have the respective meanings indicated below (such meanings to be applicable equally to both the singular and plural forms of such terms):

     "ADMINISTRATIVE AGENT" means NationsBank of Texas, National Association, in its capacity as Administrative Agent hereunder, or any successor Administrative Agent appointed pursuant to Section 9.06 hereof.

     "ADVANCE" means an advance made by a Lender to the Borrower pursuant to
Section 2.01 hereof, whether such Advance is made under the Revolving Loan or the Revolver/Term Loan.

     "AFFILIATE" means a Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled By or is Under Common Control with another Person, and with respect to the Borrower, "AFFILIATE" means a Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled By or is Under Common Control with GCI, the Borrower or any Subsidiary of the Borrower or GCI.

     "AGREEMENT" means this Credit Agreement, as hereafter amended, modified, or supplemented in accordance with its terms.

     "ANNUALIZED OPERATING CASH FLOW" means, as of any date of determination, the product of two times Operating Cash Flow for the two most recently ended fiscal quarters.

     "APPLICABLE LAW" means (a) in respect of any Person, all provisions of Laws applicable to such Person, and all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party and (b) in respect of contracts made or performed in the State of Texas, "Applicable Law" shall also mean the laws of the United States of America, including, without limiting the foregoing, 12 USC Sections 85 and 86, as amended to the date hereof and as the same may be amended at any time and from time to time hereafter, and any other statute of the United States of America now or at any time hereafter prescribing the maximum rates of interest on loans and extensions of credit, and the laws of the State of Texas, including, without limitations, Articles 5069-1.04 and 5069-1.07(a), Title 79, Revised Civil Statutes of Texas, 1925, as amended ("ART. 1.04"), and any other statute of the State of Texas now or at any time hereafter prescribing maximum rates of interest on loans and extensions of credit, provided however, that pursuant to Article 5069-15.10(b), Title 79, Revised Civil Statutes of Texas, 1925, as amended, the Borrower agrees that the provisions of Chapter 15, Title 79, Revised Civil Statutes of Texas, 1925, as amended, shall not apply to the Advances hereunder.

     "APPLICABLE MARGIN" means (i) with respect to the Base Rate Advances under the Facilities, 1.375% per annum and (ii) with respect to LIBOR Advances under the Facilities, 2.500% per annum. Notwithstanding the foregoing, effective three Business Days after receipt by the Administrative Agent from the Borrower of a Compliance Certificate delivered to the Lenders for any reason and demonstrating a change in the Total Leverage Ratio to an amount so that another Applicable Margin should be applied pursuant to the table set forth below, the Applicable Margin for each type of Advance shall mean the respective amount set forth below opposite such relevant Total Leverage Ratio in Columns A and B below, in each case until the first succeeding Quarterly Date which is at least three Business Days after receipt by the Administrative Agent from the Borrower of a Compliance Certificate, demonstrating a change in the Total Leverage Ratio to an amount so that another Applicable Margin shall be applied; provided that, if there exists a Default or Event of Default or if the Total Leverage Ratio shall at any time exceed or equal 7.50 to 1.00, the Applicable Margin shall again be the respective amounts first set forth in this definition; provided further, that the Applicable Margin in effect on the Closing Date shall be determined pursuant to a Compliance Certificate delivered on the Closing Date, provided, further, that if the Borrower fails to deliver any financial statements to the Administrative Agent within the required time periods set forth in Sections 6.05(a) and Section 6.05(b) hereof, the Applicable Margin shall again be the respective amounts first set forth in this definition until the date which is three Business Days after the Administrative Agent receives financial statements from the Borrower which demonstrate that another Applicable Margin should be applied pursuant to the table set forth below; and provided further, that the Applicable Margin shall never be a negative number. Notwithstanding anything in the foregoing or in any other part of this Agreement or the Loan Papers to the contrary, or any other increase of the rates of interest whether pursuant to
Section 2.08 hereof or otherwise, with respect to the Applicable Margin in each case set forth below, if the Senior Leverage Ratio is at any time greater than or equal to 3.50 to 1.00, and for so long as the Senior Leverage Ratio remains greater than or equal to 3.50 to 1.00, the margins set forth below shall in each case be increased by .125% per annum.

                                      COLUMN A        COLUMN B
Total Leverage Ratio            Base Rate        LIBOR
--------------------            ---------        -----

Greater than or equal
to 7.50 to 1.00                        1.375%          2.500%

Greater than or equal to
7.00 to 1.00 but less than
7.50 to 1.00                           1.250%          2.375%

Greater than or equal to
6.50 to 1.00 but less than
7.00 to 1.00
                                       1.125%          2.250%
Greater than or equal to
6.00 to 1.00 but less than
6.50 to 1.00                           0.750%          1.875%

Greater than or equal to
5.50 to 1.00 but less than
6.00 to 1.00                           0.500%          1.625%

Greater than or equal to
5.00 to 1.00 but less than

5.50 to 1.00                           0.250%          1.375%

Greater than or equal to
4.50 to 1.00 but less than
5.00 to 1.00                           0.000%          1.125%

Greater than or equal to
4.00 to 1.00 but less than
4.50 to 1.00                           0.000%          1.000%

Less than                              0.000%          0.750%
4.00 to 1.00

     "APPLICATION" means any stand-by letter of credit application delivered to Administrative Agent for or in connection with any Stand-By Letter of Credit pursuant to Article III hereof, in Administrative Agent's standard form for stand-by letters of credit.

     "ART. 1.04" has the meaning specified in the definition herein of "Applicable Law".

     "ASSET SALE" means any sale, disposition, liquidation, conveyance or transfer by the Borrower or any Restricted Subsidiary of any Property (or portion thereof) or an interest (other than Permitted Liens or a Lien granted to the Administrative Agent on behalf of the Lenders) therein, other than in the ordinary course of business.

     "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by Administrative Agent, in the form of EXHIBIT B hereto, as each such agreement may be amended, modified, extended, restated, renewed, substituted or replaced from time to time.

     "AUDITOR" means KPMG Peat Marwick, L.L.P., or other independent certified public accountants selected by the Borrower and acceptable to Administrative Agent.

     "AULP" means Alaska United Fiber System Partnership, an Alaska general partnership and Unrestricted Subsidiary, which is a wholly owned indirect Subsidiary of the Borrower.

     "AUTHORIZATIONS" means all filings, recordings and registrations with, and all validations or exemptions, approvals, orders, authorizations, consents, Licenses, certificates and permits from, the FCC, applicable public utilities and other federal, state and local regulatory or governmental bodies and authorities or any subdivision thereof, including, without limitation, FCC Licenses.

     "AUTHORIZED OFFICER" means any of the President, Senior Vice
President-Chief Financial Officer, Vice President, Chief Financial Officer and Vice President-Chief Accounting Officerc, Vice

President-Director of Finance or any other officer authorized by the Borrower from time to time of which the Administrative Agent has been notified in writing.

     "BANK AFFILIATE" means the holding company of any Lender, or any wholly owned direct or indirect subsidiary of such holding company or of such Lender.

     "BASE RATE ADVANCE" means an Advance bearing interest at the Base Rate, whether such Advance is made under the Revolving Loan or the Revolver/Term Loan.

     "BASE RATE" means a fluctuating rate per annum as shall be in effect from time to time equal to the lesser of (a) the Highest Lawful Rate and (b) the sum of the Applicable Margin plus the greater of (i) the sum of Federal Funds Rate in effect from time to time plus .50% and (ii) the rate of interest as then in effect announced publicly by NationsBank of Texas, N.A. in Dallas, Texas from time to time as its U.S. dollar prime commercial lending rate (such rate may or may not be the lowest rate of interest charged by NationsBank from time to time). The Base Rate shall be adjusted automatically as of the opening of business on the effective date of each change in the prime rate to account for such change.

     "BORROWER" means GCI Holdings, Inc., an Alaska corporation.

     "BORROWING" means a borrowing under the Facilities of the same Type made on the same day, whether made under the Revolving Loan, the Revolver/Term Loan or any combination thereof.

     "BORROWING NOTICE" has the meaning set forth in Section 2.02(a) hereof.

     "BUSINESS DAY" means a day of the year on which banks are not required or authorized to close in Dallas, Texas and, if the applicable day relates to any notice, payment or calculation related to a LIBOR Advance, London, England.

     "CAPITAL EXPENDITURES" means the aggregate amount of all purchases or acquisitions of items considered to be capital items under GAAP, and in any event shall include the aggregate amount of items leased or acquired under Capital Leases at the cost of the item, and the acquisition of realty, tools, equipment, and fixed assets, and any deferred costs associated with any of the foregoing.

     "CAPITAL LEASES" means capital leases and subleases, as defined in accordance with GAAP.

     "CAPITAL STOCK" means, as to any Person, the equity interests in such Person, including, without limitation, the shares of each class of capital stock of any Person that is a corporation and each class of partnership interests (including without limitation, general, limited and preference units) in any Person that is a partnership.

     "CASH EQUIVALENTS" means investments (directly or through a money market fund) in (a) certificates of deposit and other interest bearing deposits or accounts with United States commercial banks having a combined capital and surplus of at least $300,000,000, which certificates, deposits, and accounts mature within one year from the date of investment and are fully insured as to principal by the FDIC, (b) obligations issued or unconditionally guaranteed by the United States government, or issued by an agency thereof and backed by the full faith and credit of the United States government, which obligations mature within one year from the date of investment, (c) direct obligations issued by any state or political subdivision of the United States, which mature within one year from the date of investment and have the highest rating obtainable from Standard & Poor's Ratings Group or Moody's Investors Services, Inc. on the date of investment, and (d) commercial paper which has one of the three highest ratings obtainable from Standard & Poor's Ratings Group or Moody's Investors Services, Inc.

     "CHANGE OF CONTROL" means the occurrence of one or more of the following events: (a) any change in the ownership of the Borrower or any Restricted Subsidiary (except any change due to any merger or consolidation among the Wholly-Owned Subsidiaries) or (b) any change in the ownership of GCI resulting in MCI owning less than 18% of GCI, or (c) MCI shall at any time have less than two representatives sitting on the GCI's Board of Directors.

     "CLOSING DATE" means the date hereof.

     "CODE" means the Internal Revenue Code of 1986, as amended, and the rules and regulations issued thereunder, as from time to time in effect.

     "COLLATERAL" means all "collateral" referred to in any Loan Paper and all other property which is or may be subject to a Lien in favor or for the benefit of Administrative Agent on behalf of Lenders or any Lender to secure the Obligations, including, without limitation, "Collateral" as defined in
Section 2.15(a) hereof.

     "COMMITMENT FEES" means each of the fees described in Sections 2.10(a) and 2.10(b) hereof.

     "COMPLIANCE CERTIFICATE" means a certificate of an Authorized Officer of the Borrower acceptable to Administrative Agent, in the form of EXHIBIT D hereto, (a) certifying that such individual has no knowledge that a Default or Event of Default has occurred and is continuing, or if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action being taken or proposed to be taken with respect thereto, and (b) setting forth detailed calculations with respect to each of the covenants described in Section 7.01 hereof.

     "CONSEQUENTIAL LOSS," with respect to (a) the Borrower's payment of all or any portion of the then-outstanding principal amount of a LIBOR Advance on a day other than the last day of the related Interest Period, including, without limitation, payments made as a result of the acceleration of the maturity of a Note, (b) (subject to Administrative Agents' prior consent), a LIBOR Advance made on a date other than the date on which the Advance is to be made according to Section 2.02(a) or Section 2.09 hereof, or (c) any of the circumstances specified in Section 2.04, Section 2.05 and Section 2.06 hereof on which a Consequential Loss may be incurred, means any loss, cost or expense incurred by any Lender as a result of the timing of the payment or Advance or in liquidating, redepositing, redeploying or reinvesting the principal amount so paid or affected by the timing of the Advance or the circumstances described in Section 2.04, Section 2.05, and Section 2.06 hereof, which amount shall be the sum of (i) the interest that, but for the payment or timing of Advance, such Lender would have earned in respect of that principal amount, reduced, if such Lender is able to redeposit, redeploy, or reinvest the principal amount, by the interest earned by such Lender as a result of redepositing, redeploying or reinvesting the principal amount plus (ii) any expense or penalty incurred by such Lender by reason of liquidating, redepositing, redeploying or reinvesting the principal amount. Each determination by each Lender of any Consequential Loss is, in the absence of manifest error, conclusive and binding.

     "CONTINGENT LIABILITY" means, as to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt or obligation of any other Person in any manner, whether directly or indirectly, including without limitation any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (b) to purchase Property or services for the purpose of assuring the owner of such Debt of its payment, or (c) to maintain the solvency, working capital, equity, cash flow, fixed charge or other coverage ratio, or any other financial condition of the primary obligor so as to enable the primary obligor to pay any Debt or to comply with any agreement relating to any Debt or obligation, and shall, in any event, include any contingent obligation under any letter of credit, application for any letter of credit or other related documentation.

     "CONTINUE," "CONTINUATION" and "CONTINUED" each refer to the continuation pursuant to Section 2.09 hereof of a LIBOR Advance from one Interest Period to the next Interest Period.

     "CONTROL" or "CONTROLLED BY" or "UNDER COMMON CONTROL" mean possession, direct or indirect, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise); provided that, in any event (a) it shall include any director (or Person holding the equivalent position) or executive officer (or Person holding the equivalent position) of such Person or of any Affiliate of such Person, (b) any Person which beneficially owns 5% or more (in number of votes) of the securities having ordinary voting power for the election of directors of a corporation shall be conclusively presumed to control such corporation, (c) any general partner of any partnership shall be conclusively presumed to control such partnership, (d) any other Person who is a member of the immediate family (including parents, spouse, siblings and children) of any general partner of a partnership, and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust, or is the executor, administrator or other personal representative of such Person, shall be conclusively presumed to control such Person, and (e) no Person shall be deemed to be an Affiliate of a corporation solely by reason of his being an officer or director of such corporation.

     "CONTROLLED GROUP" means, as to any Person, all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) which are under common control with such Person and which, together with such Person, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

     "CONVERSION DATE" means the date that is 364 days after the Closing
Date.

     "CONVERSION OR CONTINUANCE NOTICE" has the meaning set forth in Section 2.09(b) hereof.

     "DEBT" means all obligations, contingent or otherwise, which in accordance with GAAP are required to be classified on the balance sheet as liabilities, and in any event including Capital Leases, Contingent Liabilities that are required to be disclosed and quantified in notes to consolidated financial statements in accordance with GAAP, and liabilities secured by any Lien on any Property, regardless of whether such secured liability is with or without recourse.

     "DEBT FOR BORROWED MONEY" means, as to any Person, at any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, letters of credit (or applications for letters of credit) or other similar instruments,
(c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business and (d) all obligations of such Person secured by a Lien on any assets or property of any Person.

     "DEBTOR RELIEF LAWS" means applicable bankruptcy, reorganization, moratorium, or similar Laws, or principles of equity affecting the enforcement of creditors' rights generally.

     "DEFAULT" means any event specified in Section 8.01 hereof, whether or not any requirement in connection with such event for the giving of notice, lapse of time, or happening of any further condition has been satisfied.

     "DISTRIBUTION" means, as to any Person, (a) any declaration or payment of any distribution or dividend (other than a stock dividend) on, or the making of any pro rata distribution, loan, advance, or investment to or in any holder (in its capacity as a partner, shareholder or other equity holder) of, any partnership interest or shares of capital stock or other equity interest of such Person, or (b) any purchase, redemption, or other acquisition or retirement for value of any shares of partnership interest or capital stock or other equity interest of such Person.

     "ELIGIBLE ASSIGNEE" means (a) any Bank Affiliate, (b) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $500,000,000; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having total assets in excess of $500,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is described in this clause; and (d) the central bank of any country which is a member of the Organization for Economic Cooperation and Development.

     "ENVIRONMENTAL LAWS" means the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 ET SEQ.) ("CERCLA"), the Hazardous Material Transportation Act (49 U.S.C. Section 1801 ET SEQ.), the Resource Conservation and Recovery Act (42 U.S.C Section 6901 ET SEQ.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 ET SEQ.), the Clean Air Act (42 U.S.C. Section 7401 ET SEQ.), the Toxic Substances Control Act (15 U.S.C. Section 2601 ET SEQ.), and the Occupational Safety and Health Act (29 U.S.C. Section 651 ET SEQ.) ("OSHA"), as such laws have been or hereafter may be amended or supplemented, and any and all analogous future federal, or present or future state or local, Laws.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rulings and regulations issued thereunder, as from time to time in effect.

     "ERISA AFFILIATE" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of GCI, the Borrower or any Subsidiary of GCI or the Borrower, or is under common control with GCI, the Borrower or any Subsidiary of GCI or the Borrower, within the meaning of
Section 414(c) of the Code.

     "ERISA EVENT" means (a) a reportable event, within the meaning of
Section 4043 of ERISA, unless the 30-day notice requirement with respect thereto has been waived by the PBGC, (b) the issuance by the administrator of any Plan of a notice of intent to terminate such Plan in a distress situation, pursuant to Section 4041(a)(2) and 4041(c) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA), (c) the cessation of operations at a facility in the circumstances described in Section 4062(e) of ERISA, (d) the withdrawal by the Borrower, any Subsidiary of the Borrower or GCI, or an ERISA Affiliate from a Multiple Employer Plan during a Plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA, (e) the failure by the Borrower, any Subsidiary of the Borrower or either Parent, or any ERISA Affiliate to make a payment to a Plan required under Section 302 of ERISA, (f) the adoption of an amendment to a Plan requiring the provision of security to such Plan, pursuant to Section 307 of ERISA, or (g) the institution by the PBGC of proceedings to terminate a Plan, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition that constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, a Plan.

     "EVENT OF DEFAULT" means any of the events specified in Section 8.01 hereof, provided there has been satisfied any requirement in connection therewith for the giving of notice, lapse of time, or happening of any further condition.

     "EXCESS CASH FLOW" means, for the most recently completed fiscal year, the difference between Operating Cash Flow for such year minus the sum of (a) Total Interest Expense for such year, plus (b) scheduled repayments of principal of Total Debt (whether by installment or as a result of a scheduled reduction in a revolving commitment, or otherwise) for such year, plus (c) Capital

Expenditures made during such year and financed with cash from operations of the Borrower or its Restricted Subsidiaries, plus (d) not more than $_____ in working capital of the Borrower, plus (e) cash taxes for GCII, the Borrower and its Restricted Subsidiaries with respect to such year, whether accrued or paid.

     "FACILITIES" means both the Revolving Loan and the Revolver/Term Loan evidenced by this Agreement and the Loan Papers, and "FACILITY" means either of the Revolving Loan or the Revolver/Term Loan, as applicable in the context used.

     "FCC" means the Federal Communications Commission and any successor thereto.

     "FCC LICENSE" means any community antenna relay service, broadcast auxiliary license, earth station registration, business radio, microwave or special safety radio service license issued by the FCC pursuant to the Communications Act of 1934, as amended, and any other FCC license from time to time necessary or advisable for the operation of the Parents', the Borrower's or any of their Subsidiaries' business.

     "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of Dallas, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such date on such transactions received by Administrative Agent from three federal funds brokers of recognized standing selected by it.

     "FEE LETTERS" means that certain letter agreement, dated June 30, 1997, addressed to the Borrower and acknowledged by the Borrower, and describing certain fees payable to the Administrative Agent in connection with this Agreement and the Facilities, and such other fee letter agreements as may be executed from time to time among the parties hereto, as each may be amended, modified, substituted or replaced by the parties thereto.

     "FIXED CHARGES" means, for the most recently completed four fiscal quarters, the sum of (a) cash Total Interest Expense paid or accrued, plus
(b) scheduled repayments of principal of Total Debt (whether by installment or as a result of a scheduled reduction in a revolving commitment, or otherwise), plus (c) cash taxes paid or accrued for the Borrower and its Subsidiaries, plus (d) cash payments (in the form of capital contributions, loans, advances or otherwise) made to Unrestricted Subsidiaries, plus (e) Capital Expenditures made by any of the Borrower and its Restricted Subsidiaries.

     "FIXED CHARGES COVERAGE RATIO" means the ratio of Annualized Operating Cash Flow to Fixed Charges.

     "FUNDED DEBT" means, without duplication, with respect to any Person, all Debt of such Person, determined on a consolidated basis and measured in accordance with GAAP that is either (a) Debt for Borrowed Money, (b) Debt having a final maturity (or extendable at the option of the obligor for a period ending) more than one year after the date of creation thereof, notwithstanding the fact that payments are required to be made less than one year after such date, (c) Capital Lease obligations (without duplication),
(d) reimbursement obligations relating to letters of credit, without duplication, (e) Contingent Liabilities relating to any of the foregoing (without duplication), (f) Withdrawal Liability, (g) Debt, if any, associated with Interest Hedge Agreements, (h) payments due under Non-Compete Agreements, plus (i) payments due for the deferred purchase price of property and services (but excluding trade payables that are less than 90 days old and any thereof that are being contested in good faith).

     "GAAP" means generally accepted accounting principles applied on a consistent basis. Application on a consistent basis shall mean that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period, except for new developments or statements promulgated by the Financial Accounting Standards Board.

     "GCI" General Communication, Inc., an Alaska corporation, and immediate parent and holder of 100% of the Capital Stock of GCII.

     "GCI ENTITIES" means the Borrower, the Parents, each Restricted Subsidiary and each Guarantor from time to time in existence, and any other Person from time to time constituting a Subsidiary of Parents or the Borrower, except the Unrestricted Subsidiaries.

     "GCII" means GCI, Inc., an Alaska corporation, and immediate parent and holder of 100% of the Capital Stock of the Borrower.

     "GUARANTORS" means GCI, GCII, GCI Communication Services, Inc., GCI Leasing Co., Inc., GCI Communication Corp. (including, without limitation, the Long Distance Division and the Local & Wireless Division), GCI Cable, Inc., each Subsidiary of GCI Cable, Inc., each other Restricted Subsidiary and each other Person from time to time guaranteeing payment of the Obligations to the Administrative Agent and Lenders.

     "GUARANTY" of a Person means any agreement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, the obligation of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor or such other Person against loss, including, without limitation, any agreement which assures any creditor or such other Person payment or performance of any obligation, or any take-or-pay contract and shall include without limitation, the contingent liability of such Person in connection with any application for a letter of credit (without duplication of any amount already included in its Debt).

     "HAZARDOUS MATERIALS" means all materials subject to any Environmental Law, including without limitation materials listed in 49 C.F.R. Section 172.101, Hazardous Substances, explosive or radioactive materials, hazardous or toxic wastes or substances, petroleum or petroleum distillates, asbestos, or material containing asbestos.

     "HAZARDOUS SUBSTANCES" means hazardous waste as defined in the Clean Water Act, 33 U.S.C. Section 1251 ET SEQ., the Comprehensive Environmental Response Compensation and Liability Act as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. Section 9601 ET SEQ., the Resource Conservation Recovery Act, 42 U.S.C. Section 6901 ET SEQ., and the Toxic Substances Control Act, 15 U.S.C. Section 2601 ET SEQ.

     "HIGHEST LAWFUL RATE" means at the particular time in question the maximum rate of interest which, under Applicable Law, Administrative Agent is then permitted to charge on the Obligations. If the maximum rate of interest which, under Applicable Law, such Lender is permitted to charge on the Obligations shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each change in the Highest Lawful Rate without notice to the Borrower For purposes of determining the Highest Lawful Rate under Applicable Law, the applicable rate ceiling shall be (a) the indicated rate ceiling described in and computed in accordance with the provisions of Section (a)(l) of Art. l.04; or (b) provided notice is given as required in Section (h)(l) of Art. 1.04, either the annualized ceiling or quarterly ceiling computed pursuant to Section (d) of Art. 1.04; PROVIDED, HOWEVER, that at any time the indicated rate ceiling, the annualized ceiling or the quarterly ceiling, as applicable, shall be less than 18% per annum or more than 24% per annum, the provisions of Sections (b)(1) and (2) of said Art. l.04 shall control for purposes of such determination, as applicable.

     "INDEMNITEES" has the meaning ascribed thereto in Section 6.09 hereof.

     "INDENTURE"  means ______________________, providing for the Senior Notes.

     "INITIAL ADVANCE" means the initial Advance made in accordance with the terms hereof, which shall only be after the Borrower has satisfied each of the conditions set forth in Section 4.01 and Section 4.02 hereof (or any such condition shall have been waived by each Lender).

     "INSTALLMENT PERCENTAGE" means, with respect to Advances outstanding under the Revolver/Term Loan, a percentage of the aggregate Revolver/Term Advances outstanding on the Conversion Date.

     "INSUFFICIENCY" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities within the meaning of Section 4001(a)(18) of ERISA.

     "INTEREST COVERAGE RATIO" means as of any date of determination, the ratio of (a) Annualized Operating Cash Flow to (b) Total Interest Expense for the most recently completed four fiscal quarters, provided that, notwithstanding the preceding and any other provision in this Agreement or in the Loan Papers, for the first three fiscal quarters after the Closing Date only, Annualized Operating Cash Flow and Total Interest Expense shall be determined by annualizing the relevant financial information of GCII, the Borrower and the Restricted Subsidiaries from the Closing Date through the date of determination.

     "INTEREST HEDGE AGREEMENTS" means any interest rate swap agreements, interest cap agreements, interest rate collar agreements, or any similar agreements or arrangements designed to hedge the risk of variable interest rate volatility, or foreign currency hedge, exchange or similar agreements, on terms and conditions reasonably acceptable to Administrative Agent (evidenced by Administrative Agent's consent in writing), as such agreements or arrangements may be modified, supplemented, and in effect from time to time, and notwithstanding the above, fixed rate Debt for Borrowed Money shall be deemed an Interest Hedge Agreement.

     "INTEREST PERIOD" means, with respect to any LIBOR Advance, the period beginning on the date an Advance is made or continued as or converted into a LIBOR Advance and ending one, three or six months thereafter (as the Borrower shall select) PROVIDED, HOWEVER, that:

          (a) the Borrower may not select any Interest Period that ends after any principal repayment date unless, after giving effect to such selection, the aggregate principal amount of LIBOR Advances having Interest Periods that end on or prior to such principal repayment date, shall be at least equal to the principal amount of Advances due and payable on and prior to such date;

          (b) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, PROVIDED, HOWEVER, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

          (c) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

     "INVESTMENT" means any acquisition of all or substantially all assets of any Person, or any direct or indirect purchase or other acquisition of, or a beneficial interest in, capital stock or other securities of any other Person, or any direct or indirect loan, advance (other than advances to employees for moving and travel expenses, drawing accounts, and similar expenditures in the ordinary course of business), or capital contribution to or investment in any other Person, including without limitation the incurrence or sufferance of Debt or accounts receivable of any other Person that are not current assets or do not arise from sales to that other Person in the ordinary course of business.

     "LAW" means any constitution, statute, law, ordinance, regulation, rule, order, writ, injunction, or decree of any Tribunal.

     "LENDERS" means the lenders listed on the signature pages of this Agreement, and each Eligible Assignee which hereafter becomes a party to this Agreement pursuant to Section 10.04 hereof, for so long as any such Person is owed any portion of the Obligations or obligated to make any Advances under the Revolving Loan.

     "LENDING OFFICE" means, with respect to each Lender, its branch or affiliate, (a) initially, the office of such Lender, branch or affiliate identified as such on the signature pages hereof, and (b) subsequently, such other office of such Lender, branch or affiliate as such Lender may designate to the Borrower and Administrative Agent as the office from which the Advances of such Lender will be made and maintained and for the account of which all payments of principal and interest on the Advances and the Commitment Fees will thereafter be made. Lenders may have more than one Lending Office for the purpose of making Base Rate Advances and LIBOR Advances.

     "LETTERS OF CREDIT" means the irrevocable standby letters of credit issued by Administrative Agent under and pursuant to Article III hereof, as each may be amended, modified, substituted, increased, replaced, renewed or extended from time to time.

     "LETTER OF CREDIT COMMITMENT" means an amount equal to the lesser of
(i) the Revolving Unused Commitment and (ii)  $10,000,000.

     "LIBOR ADVANCE" means an Advance bearing interest at the LIBOR Rate.

     "LIBOR RATE" means a simple per annum interest rate equal to the lesser of (a) the Highest Lawful Rate, and (b) the sum of the LIBOR Rate Basis plus the Applicable Margin. The LIBOR Rate shall, with respect to LIBOR Advances subject to reserve or deposit requirements, be subject to premiums assessed therefor by each Lender, which are payable directly to each Lender. Once determined, the LIBOR Rate shall remain unchanged during the applicable Interest Period.

     "LIBOR RATE BASIS" means, for any LIBOR Advance for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "LIBOR Rate Basis" shall mean, for any LIBOR Advance for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; PROVIDED, HOWEVER, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

     "LICENSE" means, as to any Person, any license, permit, certificate of need, authorization, certification, accreditation, franchise, approval, or grant of rights by any Tribunal or third person necessary or appropriate for such Person to own, maintain, or operate its business or Property, including FCC Licenses.

     "LIEN" means any mortgage, pledge, security interest, encumbrance, lien, or charge of any kind, including without limitation any agreement to give or not to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement or other similar form of public notice under the Laws of any jurisdiction (except for the filing of a financing statement or notice in connection with an operating lease).

     "LITIGATION" means any proceeding, claim, lawsuit, arbitration, and/or investigation conducted or threatened by or before any Tribunal, including without limitation proceedings, claims, lawsuits, and/or investigations under or pursuant to any environmental, occupational, safety and health, antitrust, unfair competition, securities, Tax, or other Law, or under or pursuant to any contract, agreement, or other instrument.

     "LOAN PAPERS" means this Agreement; the Notes; Interest Rate Hedge Agreements executed among any GCI Entity and any Lender or Bank Affiliate; all Pledge Agreements; all Guaranties executed by any Person guaranteeing payment of any portion of the Obligations; all Fee Letters; all Letters of Credit, all Applications and all documentation related to any Letter of Credit; each Assignment and Acceptance; all promissory notes evidencing any portion of the Obligations; assignments, security agreements and pledge agreements granting any interest in any of the Collateral; stock certificates and partnership agreements constituting part of the Collateral; mortgages, deeds of trust, financing statements, collateral assignments, and other documents and instruments granting an interest in any portion of the Collateral, or related to the perfection and/or the transfer thereof, all collateral assignments or other agreements granting a Lien on any intercompany note; and all other documents, instruments, agreements or certificates executed or delivered by the Borrower or any other GCI Entity, as security for the Borrower's obligations hereunder, in connection with the loans to the Borrower or otherwise; as each such document shall, with the consent of the Lenders pursuant to the terms hereof, be amended, revised, renewed, extended, substituted or replaced from time to time.

     "LOCAL TELEPHONE BUSINESS" means the local telephone business of the Borrower and its Restricted Subsidiaries in Anchorage, Alaska, for which GCI Leasing Corp. received its authority to operate from the Alaskan Public Utilities Commission on February 4, 1997.

     "MAJORITY LENDERS" means any combination of Lenders having at least 66.67% of the aggregate amount of Advances under the Facilities; provided, however, that if no Advances are outstanding under this Agreement, such term means any combination of Lenders having a Specified Percentage equal to at least 66.67% of the Facilities.

     "MANAGEMENT FEES" means all fees from time to time directly or indirectly (including any payments made pursuant to guarantees of such fees) paid or payable by the Borrower, any GCI Entity or any of the Restricted Subsidiaries to any Person for management services for managing any portion of any System.

     "MANAGING AGENTS" means NationsBank, Credit Lyonnais and TD.

     "MATERIAL ADVERSE CHANGE" means any circumstance or event that (a) can reasonably be expected to cause a Default or an Event of Default, (b) otherwise can reasonably be expected to (i) be material and adverse to the continued operation of the Borrower and the Restricted Subsidiaries taken as a whole or any other GCI Entity, or (ii) be material and adverse to the financial condition, business operations, prospects or Properties of the Borrower and the Restricted Subsidiaries taken as a whole or any other GCI Entity, or (c) in any manner whatsoever does or can reasonably be expected to materially and adversely affect the validity or enforceability of any of the Loan Papers.

     "MATURITY DATE" means June 30, 2005, or such earlier date all of the Obligations become due and payable (whether by acceleration, prepayment in full, scheduled reduction or otherwise).

     "MAXIMUM AMOUNT" means the maximum amount of interest which, under Applicable Law, Administrative Agent or any Lender is permitted to charge on the Obligations.

     "MCI" means (i) prior to the effective date of the merger of MCI Telecommunications Corporation into [British Telecommunications, Inc.], MCI Telecommunications Corporation and (ii) on and after the effective date of the merger of MCI Telecommunications Corporation into [British Telecommunications, Inc.], [British Telecommunications, Inc.]

     "MULTIEMPLOYER PLAN" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Borrower, any Subsidiary of the Borrower or GCI or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions, such plan being maintained pursuant to one or more collective bargaining agreements.

     "MULTIPLE EMPLOYER PLAN" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower, any Subsidiary of the Borrower or GCI, or any ERISA Affiliate and at least one Person other than the Borrower, any Subsidiary of the Borrower or GCI, and any ERISA Affiliate, or (b) was so maintained and in respect of which the Borrower, any Subsidiary of the Borrower or GCI, or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

     "NET PROCEEDS" means the gross proceeds received by the Borrower or any Restricted Subsidiary in connection with or as a result of any Asset Sale, minus (so long as each of the following are estimated in good faith by the Vice President - Chief Financial Officer of the Borrower or such Restricted Subsidiary and certified to the Lenders in reasonable detail by an Authorized Officer) (a) amounts paid or reserved in good faith, if any, for taxes payable with respect to such Asset Sale in an amount equal to the tax liability of the Borrower or any Restricted Subsidiary in respect of such sale (taking into account all other tax benefits of each of the parties) and (b) reasonable and customary transaction costs payable by the Borrower or any Restricted Subsidiary related to such sale.

     "NON-COMPETE AGREEMENT" means any agreement or related set of agreements under which the Borrower or any Restricted Subsidiary agrees to pay money in one or more installments to one or more Persons in exchange for agreements from such Persons to refrain from competing with the Borrower or such Restricted Subsidiary in a certain line of business in a specific geographical area for a certain time period, or pursuant to which any Person agrees to limit or restrict its right to engage, directly or indirectly, in the same or similar industry for any period of time for any geographic location.

     "NOTES" means all Revolving Notes and Revolver/Term Notes in effect from time to time, and "Note" means any of such notes, as applicable.

     "OBLIGATIONS" means all present and future obligations, indebtedness and liabilities, and all renewals and extensions of all or any part thereof, of the Borrower and each other GCI Entity to Lenders and Administrative Agent arising from, by virtue of, or pursuant to this Agreement, any of the other Loan Papers and any and all renewals and extensions thereof or any part thereof, or future amendments thereto, all interest accruing on all or any part thereof and reasonable attorneys' fees incurred by Lenders and Administrative Agent for the administration, execution of waivers, amendments and consents, and in connection with any restructuring, workouts or in the enforcement or the collection of all or any part thereof, whether such obligations, indebtedness and liabilities are direct, indirect, fixed, contingent, joint, several or joint and several. Without limiting the generality of the foregoing, "Obligations" includes all amounts which would be owed by the Borrower, each other GCI Entity and any other Person (other than Administrative Agent or Lenders) to Administrative Agent or Lenders under any Loan Paper, but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower, any other GCI Entity or any other Person (including all such amounts which would become due or would be secured but for the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding of the Borrower, any other GCI Entity or any other Person under any Debtor Relief Law).

     "OPERATING CASH FLOW" means, for the Borrower and the Restricted Subsidiaries, for any period, determined in accordance with GAAP, the consolidated net income (loss) for such period taken as a single accounting period, excluding extraordinary gains and losses, plus the sum of the following amounts for such period to the extent included in the determination of such consolidated net income: (a) depreciation expense, (b) amortization expense and other non-cash charges reducing income, (c) net Total Interest Expense for the Borrower and the Restricted Subsidiaries, (d) cash income tax expense for the Borrower and Restricted Subsidiaries plus (e) deferred income Taxes for the Borrower and Restricted Subsidiaries; provided, the calculation is made after giving effect to acquisitions and dispositions of assets of the Borrower or any Restricted Subsidiary during such period as if such transactions had occurred on the first day of such period.

     "OPERATING LEASES" means operating leases, as defined in accordance with GAAP.

     "PARENTS" means, collectively, GCI and GCII.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor agency or entity performing substantially the same functions.

     "PERMITTED LIENS" means

          (a) those imposed by the Loan Papers;

         (b) Liens in connection with workers' compensation, unemployment insurance or other social security obligations (which phrase shall not be construed to refer to ERISA);

         (c) deposits, pledges or liens to secure the performance of bids, tenders, contracts (other than contracts for the payment of borrowed money), leases, statutory obligations, surety, customs, appeal, performance and payment bonds and other obligations of like nature arising in the ordinary course of business;

         (d) mechanics', worker's, carriers, warehousemen's, materialmen's, landlords', or other like Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith and by appropriate proceedings diligently conducted;

         (e) Liens for taxes, assessments, fees or governmental charges or levies not delinquent or which are being contested in good faith and by appropriate proceedings diligently conducted, and in respect of which adequate reserves shall have been established in accordance with GAAP on the books of the Borrower or such GCI Entity;

         (f) Liens or attachments, judgments or awards against the Borrower or any other GCI Entity with respect to which an appeal or proceeding for review shall be pending or a stay of execution shall have been obtained, and which are otherwise being contested in good faith and by appropriate proceedings diligently conducted, and in respect of which adequate reserves shall have been established in accordance with GAAP on the books of the Borrower or such other GCI Entity;

         (g) Liens in existence on the Closing Date described on SCHEDULE 5.08(a) hereto;

         (h) statutory Liens in favor of lessors arising in connection with Property leased to the Borrower or any other GCI Entity; and

     (i) easements, rights of way, restrictions, leases of Property to others, easements for installations of public utilities, title imperfections and restrictions, zoning ordinances and other similar encumbrances affecting Property which in the aggregate do not materially adversely affect the value of such Property or materially impair its use for the operation of the business of the Borrower or such GCI Entity.

   "PERSON" means an individual, partnership, joint venture, corporation, trust, Tribunal, unincorporated organization, and government, or any department, agency, or political subdivision thereof.

   "PLAN" means a Single Employer Plan or a Multiple Employer Plan.

   "PLEDGE AGREEMENT" means each Security Agreement and each Pledge and Security Agreement, whereby the Pledged Interests are pledged to Administrative Agent and a security interest is granted in the assets of the Borrower and Restricted Subsidiaries to secure the Obligations, each substantially in the form of EXHIBIT C hereto, as each such agreement may be amended, modified, extended, renewed, restated, substituted or replaced from time to time.

   "PLEDGED INTERESTS" means (a) a first perfected security interest in 100% of the Capital Stock of the Borrower; (b) a first perfected security interest in 100% of the Capital Stock of GCI Communication Services, Inc., and GCI Communication Corp.; (c) subject to the Prior Stock Lien, a first perfected security interest in 100% of the Capital Stock of GCI Leasing Co., Inc.; and
(d) a first perfected security interest in 100% of the Capital Stock of GCI Cable, Inc. each Subsidiary of GCI Cable, Inc., and each other Restricted Subsidiary, if any, now existing or hereafter formed or acquired.

   ***["PRIOR STOCK LIEN" means those certain Liens in the stock of GCI Leasing Co., Inc. and such other Liens as are listed on SCHEDULE 1.02 hereto.]***

   "PRIME MANAGEMENT AGREEMENT" means that certain Management Agreement, between GCI Cable, Inc. and Prime II Management, L.P., dated October 31, 1996.

   "PRO FORMA DEBT SERVICE" means, for GCII, the Borrower and its Restricted Subsidiaries for the four full fiscal quarters immediately following the date of determination, the sum of (a) cash Total Interest Expense (using the interest rates in effect on the date of determination to project interest rates for any Total Debt subject to a floating interest rate), plus (b) scheduled repayments of principal of Total Debt (whether by installment or as a result of a scheduled reduction in a revolving commitment, or otherwise).

   "PRO FORMA DEBT SERVICE COVERAGE RATIO" means the ratio of Annualized Operating Cash Flow to Pro Forma Debt Service.

   "PROHIBITED TRANSACTION" has the meaning specified therefor in Section 4975 of the Code or Section 406 of ERISA.

   "PROPERTY" means all types of real, personal, tangible, intangible, or mixed property, whether owned in fee simple or leased.

   "QUARTERLY DATE" means the last Business Day of each March, June, September and December during the term of this Agreement, commencing on ***[September 30, 1997]***.

   "RATABLE" means, as to any Lender, in accordance with its Specified
Percentage.

   "REDUCTION PERCENTAGE" means, with respect to the Revolving Commitment, that percentage of the Revolving Commitment as the Revolving Commitment is in effect on June 30, 2000.

   "REFINANCING ADVANCE" means an Advance that is used to pay the principal amount of an existing Advance (or any performance thereof) at the end of its Interest Period and which, after giving effect to such application, does not result in an increase in the aggregate amount of outstanding Advances.

   "REGULATORY CHANGE" means any change after the date hereof in federal, state, or foreign Laws (including the introduction of any new Law) or the adoption or making after such date of any interpretations, directives, or requests of or under any federal, state, or foreign Laws (whether or not having the force of Law) by any Tribunal charged with the interpretation or administration thereof, applying to a class of financial institutions that includes any Lender, excluding, however, any such change which results in an adjustment of the LIBOR Reserve Percentage and the effect of which is reflected in a change in the LIBOR Rate as provided in the definition of such term.

   "REPORTABLE EVENT" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waivers in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

   "RESTRICTED PAYMENTS" means (a) any direct or indirect distribution, Distribution or other payment on account of any general or limited partnership interest in (or the setting aside of funds for, or the establishment of a sinking fund or analogous fund with respect to), or shares of Capital Stock or other securities of, the Borrower or any Restricted Subsidiary; (b) any payments of principal of, or interest on, or fees related to, or any other payments and prepayments with respect to, or the establishment of, or any payment to, any sinking fund or analogous fund for the purpose of making any such payments on, Funded Debt of GCII, the Borrower or any Restricted Subsidiary (excluding the Obligations); (c) any Management Fee or any management, consulting or other similar fees, or any interest thereon, payable by the Borrower or any Restricted Subsidiary to any Affiliate of the Borrower or Parents or to any other Person; (d) any administration fee or any administration, consulting or other similar fees, or any interest thereon, payable by the Borrower or any Restricted Subsidiary to any Affiliate of Parents or the Borrower or to any other Person (excluding salaries of employees and consulting fees incurred in the ordinary course of business payable to non-Affiliates of the Borrower); (e) any payments of any amounts owing under any Non-Compete Agreements; and (f) fees, loans or other payments or advances by the Borrower or any Restricted Subsidiary to any Unrestricted Subsidiary or any other Affiliate of the Parents or the Borrower, except to the extent such payments are permitted in accordance with the terms of Section 7.09 hereof.

   "RESTRICTED SUBSIDIARIES" means GCI Communication Services, Inc., GCI Leasing Co., Inc., GCI Communication Corp. (including, without limitation, the Long Distance Division and the Local & Wireless Division), GCI Cable, Inc., each Subsidiary of GCI Cable, Inc., and any other Subsidiary, now or hereafter created or acquired, of the Borrower or the Parents, in each case that engages in either the operation of (a) switched message long distance telephone systems and ancillary services including DAMA, cellular resale and PCS systems, (b) cable distribution operations, or (c) the Local Telephone Business and "RESTRICTED SUBSIDIARY" means any one of them, as applicable in the context.

   "REVOLVER/TERM COMMITMENT" means, with respect to the Revolver/Term Loan, $50,000,000, as such amount may be reduced from time to time in accordance with the terms of Section 2.04 hereof.

   "REVOLVER/TERM LOAN" means that certain Revolver/Term Loan made to the Borrower on the Closing Date in accordance with Section 2.01(b) hereof.

   "REVOLVER/TERM NOTES" means the promissory notes of the Borrower evidencing the Advances and obligations owing hereunder to each Lender under the Revolver/Term Loan, in substantially the form of EXHIBIT A-2 hereto, each payable to the order of each Lender, as each such note may be amended, extended, restated, renewed, substituted or replaced from time to time.

   "REVOLVER/TERM UNUSED COMMITMENT" means, on any date of determination, the Revolver/Term Commitment as in effect on such date, minus all outstanding Advances made under the Revolver/Term Loan on such date.

   "REVOLVING COMMITMENT" means, with respect to the Revolving Loan, $225,000,000, as such amount may be reduced from time to time in accordance with the terms of Section 2.04 hereof, or increased in accordance with
Section 2.16 hereof.

   "REVOLVING LOAN" means that certain Revolving Loan made to the Borrower on the Closing Date until the Maturity Date in accordance with Section 2.01(a) hereof.

   "REVOLVING NOTES" means the promissory notes of the Borrower evidencing the Advances and obligations owing hereunder to each Lender under the Revolving Loan, in substantially the form of

EXHIBIT A-1 hereto, each payable to the order of each Lender, as each such note may be amended, extended, restated, renewed, substituted or replaced from time to time.

   "REVOLVING UNUSED COMMITMENT" means, on any date of determination, the Revolving Commitment as in effect on such date, minus all outstanding Advances made under the Revolving Loan on such date.

   "RIGHTS" means rights, remedies, powers, and privileges.

   "SENIOR DEBT" means, without duplication, with respect to the Borrower and the Restricted Subsidiaries, the sum of all Funded Debt of the Borrower and the Restricted Subsidiaries, calculated on a consolidated basis in accordance with GAAP.

   "SENIOR LEVERAGE RATIO" means as of any date of determination, the ratio of
(a) Senior Debt on such date of determination to (b) Annualized Operating Cash Flow, all calculated for the Borrower and the Restricted Subsidiaries on a consolidated basis in accordance with GAAP consistently applied.

   "SENIOR NOTES" means those certain $150,000,000 ___% Senior Notes due 2007 issued by GCII, pursuant to and in accordance with the Indenture.

   "SINGLE EMPLOYER PLAN" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, other than a Multiple Employer Plan, that is maintained for employees of the Borrower or any ERISA Affiliate.

   "SOLVENT" means, with respect to any Person, that on such date (a) the fair value of the Property of such Person is greater than the total amount of liabilities, including without limitation Contingent Liabilities of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's Property would constitute an unreasonably small capital.

   "SPECIAL COUNSEL" means the law firm of Donohoe, Jameson & Carroll, P.C., Dallas, Texas, special counsel to Administrative Agent, or such other counsel selected by the Administrative Agent from time to time.

   "SPECIFIED PERCENTAGE" means, as to any Lender, the percentage indicated beside its name on the signature pages hereof, or as adjusted or specified in any Assignment and Acceptance, or amendment to this Agreement.

   ** 1 "SUBORDINATED DEBT" means subordinated indebtedness of the Borrower incurred in accordance with the terms of Section 7.02(d)(ii) hereof.

   "SUBSIDIARY" of any Person means any corporation, partnership, limited liability company, joint venture, trust or estate of which (or in which) more than 50% of:

        (a) the outstanding Capital Stock having voting power to elect a majority of the Board of Directors of such corporation (or other Persons performing similar functions of such entity, and irrespective of whether at the time Capital Stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency),

        (b) the interest in the capital or profits of such partnership or joint venture, or

        (c) the beneficial interest of such trust or estate,

   is at the time directly or indirectly owned by (i) such Person,
   (ii) such Person and one or more of its Subsidiaries or (iii) one or more of such Person's Subsidiaries.

   "SYSTEM" or "SYSTEMS" means the Borrower's and the other GCI Entities' (a) switched message long distance telephone systems and ancillary services including DAMA, cellular resale and PCS systems between Alaska and the contiguous states and the foreign countries listed on SCHEDULE 1.01 hereto, and any and all other switched message long distance telephone systems, DAMA, cellular resale and PCS systems acquired or owned by the Parents, the Borrower, any of the Restricted Subsidiaries and any of the other GCI Entities from time to time, (b) cable distribution systems owned or acquired by the Borrower or any of its Restricted Subsidiaries which receives audio, video, digital, other broadcast signals or information or telecommunications by cable, optical, antennae, microwave or satellite transmission and which amplifies and transmits such signals to persons who pay to receive such signals, and (c) the Local Telephone Business, and all other such systems owned by the Borrower or any other GCI Entity from time to time.

   "TAXES" means all taxes, assessments, imposts, fees, or other charges at any time imposed by any Laws or Tribunal.

   "TOTAL DEBT" means, without duplication, with respect to GCII, the Borrower and the Restricted Subsidiaries, the sum of all Funded Debt, calculated on a consolidated basis in accordance with GAAP.

   "TOTAL INTEREST EXPENSE" means as of any date of determination for any period of calculation, all GCII's, the Borrower's and the Restricted Subsidiaries' consolidated interest expense included in a consolidated income statement (without deduction of interest income) on Total Debt for such period calculated on a consolidated basis in accordance with GAAP, including without limitation or duplication (or, to the extent not so included, with the addition of) for GCII, the Borrower and the Restricted Subsidiaries: (a) the amortization of Debt discounts; (b) any commitment fees or agency fees related to any Funded Debt, but specifically excluding any one-time facility and/or arrangement fees; (c) any fees or expenses with respect to letters of credit, bankers' acceptances or similar facilities; (d) fees and expenses with respect to interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements, other than fees or charges related to the acquisition or termination thereof which are not allocable to interest expense in accordance with GAAP; (e) preferred stock Distributions for GCII, the Borrower and the Restricted Subsidiaries declared and payable in cash; and (f) interest capitalized in accordance with GAAP.

   "TOTAL LEVERAGE RATIO" means as of any date of determination, the ratio of
(a) Total Debt of GCII, the Borrower and the Restricted Subsidiaries on such date of determination to (b) Annualized Operating Cash Flow, all calculated on a consolidated basis in accordance with GAAP consistently applied.

   "TRIBUNAL" means any state, commonwealth, federal, foreign, territorial, or other court or government body, subdivision, agency, department, commission, board, bureau, or instrumentality of a governmental body.

   "TYPE" refers to the distinction between Advances bearing interest at the Base Rate and LIBOR Rate.

   "UCC" means the Uniform Commercial Code as adopted in the State of Texas.

   "UNRESTRICTED SUBSIDIARY" means GCI Transport Company, GCI Satellite Company, GCI Fiber Company, Fiber Hold Company and Alaska United Limited Partnership, and, with the prior written consent of the Majority Lenders, any other Subsidiary of the Parents designated as a "Unrestricted Subsidiary" by the Borrower from time to time.

   "WHOLLY-OWNED SUBSIDIARY" means any Subsidiary of the Borrower that is owned 100% by the Borrower or either of the Parents, directly or indirectly, except any Unrestricted Subsidiary.

   "WITHDRAWAL LIABILITY" has the meaning given such term under Part I of Subtitle E of Title IV of ERISA.

   1.02. ACCOUNTING AND OTHER TERMS. All accounting terms used in this Agreement which are not otherwise defined herein shall be construed in accordance with GAAP consistently applied on a consolidated basis for Borrower and the Restricted Subsidiaries, unless otherwise expressly stated herein. References herein to one gender shall be deemed to include all other genders. Except where the context otherwise requires, all references to time are deemed to be Central Standard time.

                 ARTICLE II.  AMOUNTS AND TERMS OF ADVANCES


   2.01. THE FACILITIES.

        (a) ADVANCES UNDER THE REVOLVING LOAN Each Lender severally agrees, on the terms and subject to the conditions hereinafter set forth, from the Closing Date until the Maturity Date, to make Advances under the Revolving Loan to the Borrower on any Business Day during the period from the Closing Date of this Agreement until the Maturity Date, in an aggregate principal amount not to exceed at any time outstanding such Lender's Specified Percentage of the difference between (i) the Revolving Commitment minus (ii) the sum of the aggregate face amount of all outstanding Letters of Credit plus, without duplication, all reimbursement obligations related to any draw on any Letter of Credit. Subject to the terms and conditions of this Agreement, until the Maturity Date, the Borrower may borrow, repay and reborrow the Advances under the Revolving Loan.

      (b) ADVANCES UNDER THE REVOLVER/TERM LOAN. Each Lender severally agrees, on the terms and subject to the conditions hereinafter set forth, from the Closing Date until the Conversion Date, to make Advances under the Revolver/Term Loan to the Borrower on any Business Day during the period from the Closing Date of this Agreement until the Conversion Date, in an aggregate principal amount not to exceed at any time outstanding such Lender's Specified Percentage of the Revolver/Term Commitment. Subject to the terms and conditions of this Agreement, until the Conversion Date, the Borrower may borrow, repay and reborrow the Advances under the Revolver/Term Loan. On the Conversion Date, the aggregate amount of outstanding Advances under the Revolver/Term Loan shall convert to a term loan, at which point the Borrower may not borrow, repay and reborrow the Advances under the Revolver/Term Loan, all Advances under the Revolver/Term Loan being Refinancing Advances on and after the Conversion Date. In addition to the installment repayments due on the Revolver/Term Loan as set forth below, the aggregate amount of all outstanding Revolver/Term Advances are due and payable on the Maturity Date.

   2.02. MAKING ADVANCES UNDER THE REVOLVING LOAN AND THE
REVOLVER/TERM LOAN.

   (a) Each Borrowing of Advances shall be made upon the written notice of the Borrower, received by Administrative Agent not later than (i) 12:00 noon three Business Days prior to the proposed date of the Borrowing, in the case of LIBOR Advances and (ii) not later than 10:00 a.m. on the date of such Borrowing, in the case of Base Rate Advances. Each such notice of a Borrowing (a "BORROWING

NOTICE") shall be by telecopy, promptly confirmed by letter, in substantially the form of Exhibit F hereto specifying therein:

         (i) the date of such proposed Borrowing, which shall be a Business Day, and whether such Borrowing is under the Revolving Loan or the Revolver/Term Loan;

         (ii) the amount of such proposed Borrowing which, (A) if under the Revolving Loan, shall not when aggregated together with all other outstanding Advances under the Revolving Loan plus the sum of the aggregate face amount of all outstanding Letters of Credit plus, without duplication, all reimbursement obligations related to any draw on any Letter of Credit, exceed the Revolving Commitment, and
   (B) if under the Revolver/Term Loan prior to the Conversion Date, shall not when aggregated together with all other outstanding Advances under the Revolver/Term Loan exceed the Revolver/Term Commitment, and (C) shall, in the case of a Borrowing of LIBOR Advances, be in an amount of not less than $1,000,000 or an integral multiple of $500,000 in excess thereof and, in the case of a Borrowing of Base Rate Advances, be in an amount of not less than $500,000 or an integral multiple of $100,000 in excess thereof;

      (iii) the Type of Advances of which the Borrowing is to be comprised; and

      (iv) if the Borrowing is to be comprised of LIBOR Advances, the duration of the initial Interest Period applicable to such Advances.

   If the Borrowing Notice fails to specify the duration of the initial Interest Period for any Borrowing comprised of LIBOR Advances, such Interest Period shall be three months. If the Borrowing Notice fails to specify which Facility the Borrower selects, then such Borrowing shall be made under the Revolving Loan. Each Lender shall, before 1:00 p.m. on the date of each Advance under the Revolving Loan (other than a Refinancing Advance) or Revolver/Term Loan prior to the Conversion Date (other than a Refinancing Advance), make available to

                                Administrative Agent
                                  NationsBank Plaza
                                   901 Main Street
                                      13th Floor
                                Dallas, Texas  75202

such Lender's Specified Percentage of the aggregate Advances under the Revolving Loan or the Revolver/Term Loan, as applicable, to be made on that day in immediately available funds.

   (b) Unless any applicable condition specified in ARTICLE IV hereof has not been satisfied, Administrative Agent will make the funds on Advances under the Facilities promptly available to the Borrower (other than with respect to a Refinancing Advance) by wiring National Bank of Alaska referencing GCI Holdings Inc., account number *****[037730738, ABA #125200057] **** or such other account as shall have been specified by the Borrower.

   (c) After giving effect to any Borrowing, (i) there shall not be more than eight different Interest Periods in effect under the Facilities, (ii) the aggregate principal of outstanding Advances under the Revolving Loan plus the sum of the aggregate face amount of all outstanding Letters of Credit plus, without duplication, all reimbursement obligations related to any draw on any Letter of Credit, shall not exceed the Revolving Commitment and (iii) if prior to the Conversion Date, the aggregate principal of outstanding Advances under the Revolver/Term Loan shall not exceed the Revolver/Term Commitment.

   (d) No Interest Period for a Borrowing under the Facilities shall extend beyond the Maturity Date.

   (e) Unless a Lender shall have notified Administrative Agent prior to the date of any Advance that it will not make available its Specified Percentage of any Advance, Administrative Agent may assume that such Lender has made the appropriate amount available in accordance with Section 2.02(a), and Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent any Lender shall not have made such amount available to Administrative Agent, such Lender and the Borrower severally agree to repay to Administrative Agent immediately on demand such corresponding amount together with interest thereon, from the date such amount is made available to the Borrower until the date such amount is repaid to Administrative Agent, at (i) in the case of the Borrower, the Base Rate, and (ii) in the case of such Lender, the Federal Funds Rate.

   (f) The failure by any Lender to make available its Specified Percentage of any Advance hereunder shall not relieve any other Lender of its obligation, if any, to make available its Specified Percentage of any Advance. In no event, however, shall any Lender be responsible for the failure of any other Lender to make available any portion of any Advance.

   (g) The Borrower shall indemnify each Lender against any Consequential Loss incurred by each Lender as a result of (i) any failure to fulfill, on or before the date specified for the Advance, the conditions to the Advance set forth herein or (ii) the Borrower's requesting that an Advance not be made on the date specified in the Borrowing Notice.

   2.03. EVIDENCE OF INDEBTEDNESS.

   (a) The obligations of the Borrower with respect to the Letters of Credit and all Advances under the Revolving Loan made by each Lender shall be evidenced by a Revolving Note in the form of EXHIBIT A-1 hereto and in the amount of such Lender's Specified Percentage of the Revolving Commitment (as the same may be modified pursuant to Section 10.04 hereof).

   (b) The obligations of the Borrower with respect to the all Advances under the Revolver/Term Loan made by each Lender shall be evidenced by a Revolver/Term Note in the form of EXHIBIT A-2 hereto and in the amount of such Lender's Specified Percentage of the Revolver/Term Commitment (as the same may be modified pursuant to Section 10.04 hereof).

   (c) Absent manifest error, Administrative Agent's and each Lender's records shall be conclusive as to amounts owed Administrative Agent and such Lender under the Notes and this Agreement.

   2.04. REDUCTION OF COMMITMENTS.

   (A) VOLUNTARY COMMITMENT REDUCTION. The Borrower shall have the right from time to time upon notice by the Borrower to the Administrative Agent not later than 1:00 p.m., three Business Days in advance, to reduce the Revolving Commitment and/or, prior to the Conversion Date, the Revolver/Term Commitment, in each case in whole or in part; provided, however, that the Borrower shall pay the accrued commitment fee on the amount of each such reduction, if any, and any partial reduction shall be in an aggregate amount which is not less than $1,000,000 and an integral multiple of $500,000. Such notice shall specify the amount of reduction, the proposed date of such reduction and whether the reduction is being applied to the Revolving Commitment or, if prior to the Conversion Date, the Revolver/Term Commitment.

   (b)  MANDATORY COMMITMENT REDUCTIONS.

       (i) SCHEDULED REDUCTIONS IN THE REVOLVING COMMITMENT AND THE REVOLVER/TERM COMMITMENT.

          (A) SCHEDULED QUARTERLY REDUCTIONS IN THE REVOLVING COMMITMENT. Commencing September 30, 2000, the Revolving Commitment in effect on such date shall be reduced thereafter from time to time by the Reduction Percentage set forth below on such dates as are set forth below:

                 Date of Reduction         Reduction Percentage
                 -----------------         --------------------

                 September 30, 2000               3.750%
                 December 31, 2000                3.750%

                 March 31, 2001                   3.750%
                 June 30, 2001                    3.750%
                 September 30, 2001               3.750%
                 December 31, 2001                3.750%

                 March 31, 2002                   5.000%
                 June 30, 2002                    5.000%
                 September 30, 2002               5.000%
                 December 31, 2002                5.000%

                 March 31, 2003                   5.000%
                 June 30, 2003                    5.000%
                 September 30, 2003               5.000%
                 December 31, 2003                5.000%

                 March 31, 2004                   5.625%
                 June 30, 2004                    5.625%
                 September 30, 2004               5.625%
                 December 31, 2004                5.625%

                 March 31, 2005                   7.500%
                 June 30, 2005                    7.500%, and the Revolving
                                                  Commitment shall be zero

          (B) FINAL MATURITY - THE REVOLVING LOAN.  The Revolving
       Commitment shall be reduced to zero on the Maturity Date.

          (C) CONVERSION TO TERM LOAN - THE REVOLVER/TERM LOAN. The Revolver/Term Commitment shall be reduced to zero on the Conversion Date.

   (ii) ASSET SALES. On the date of any Asset Sale by any of the GCI Entities (this provision not permitting such Asset Sales),

          (A) if there exists no Default or Event of Default (I) prior to the Conversion Date, the Revolving Commitment and the Revolver/Term Commitment shall be automatically and permanently reduced by an amount equal to 100% of the Net Proceeds from any Asset Sales received by any of the GCI Entities in excess of $10,000,000 in the aggregate over the term of this Agreement, applied pro rata to the Revolving Commitment and the Revolver/Term Commitment, and (II) after the Conversion Date, the Revolving Commitment shall be automatically and permanently reduced by an amount equal to the Revolving Commitment's percentage of the sum of the Revolving Commitment and outstanding amounts under the Revolver/Term Loan, of 100% of the Net Proceeds from any Asset Sales received by any of the GCI Entities in excess of $10,000,000 in the aggregate over the term of this Agreement, and

          (B) if there exists a Default or an Event of Default, (I) prior to the Conversion Date, the Revolving Commitment and the Revolver/Term
     Commitment shall be automatically and permanently reduced by an amount equal to 100% of the Net Proceeds from any Asset Sales received by any of the GCI Entities applied pro rata to the Revolving Commitment and the Revolver/Term Commitment, and (II) after the Conversion Date, the
     Revolving Commitment shall be automatically and permanently reduced by an amount equal to the amount required by Section 2.05(b)(i)(B)(II) hereof to repay the outstanding Advances under the Revolving Loan, and

          (C) on each such date set forth in (A) and (B) above, the Borrower shall deliver to the Administrative Agent a certificate of an Authorized Officer certifying as to the amount of (including the calculation of) the reduction of the Revolving Commitment and/or Revolver/Term Commitment, as applicable, and, with respect to the Asset Sale giving rise thereto, the gross proceeds thereof and the costs and expenses payable as a result thereof which were deducted in determining the amount of Net Proceeds.

   (iii) DEBT ISSUANCE. On the date of any issuance of public or private Subordinated Debt by the Borrower (this provision not permitting such Debt issuance),

          (A) if there exists a Default or an Event of Default or if the Total Leverage Ratio equals or is greater than 5.00 to 1.00, (I) prior to the Conversion Date, the Revolving Commitment and the Revolver/Term Commitment shall be automatically and permanently reduced by an amount equal to 100% of the net proceeds from any issuances of Subordinated Debt received by the Borrower, applied pro rata to the

   Revolving Commitment and the Revolver/Term Commitment, and (II) after the Conversion Date, the Revolving Commitment shall be automatically and permanently reduced by an amount equal to the amount required by
   Section 2.05(b)(ii)(B)(II) hereof to repay the outstanding Advances under the Revolving Loan, and

      (B) on such date, the Borrower shall deliver to the Administrative Agent a certificate of an Authorized Officer certifying as to the amount of (including the calculation of) such reduction in the Revolving Commitment and/or the Revolver/Term Commitment, as applicable, and, with respect to the Debt issuance giving rise thereto, the gross proceeds thereof and the costs and expenses payable as a result thereof which were deducted in determining the amount of net proceeds of such Debt issuance.

   (iv) EQUITY ISSUANCES; CHANGE OF CONTROL. On the date of any issuance of equity by any of the GCI Entities (this provision not permitting such equity issuances),

      (A) if a Change of Control occurs, the Revolving Commitment and the Revolver/Term Commitment shall be automatically and permanently reduced by to zero, and

      (B) if there exists a Default or an Event of Default, (I) prior to the Conversion Date, the Revolving Commitment and the Revolver/Term Commitment shall be automatically and permanently reduced by an amount equal to 100% of the net proceeds from any such equity issuances received by any of the GCI Entities applied pro rata to the Revolving Commitment and the Revolver/Term Commitment, and (II) after the Conversion Date, the Revolving Commitment shall be automatically and permanently reduced by an amount equal to the amount required by
   Section 2.05(b)(iii)(B)(II) hereof to repay the outstanding Advances under the Revolving Loan, and

      (C) on each such date set forth in (A) and (B) above, the Borrower shall deliver to the Administrative Agent a certificate of an Authorized Officer certifying as to the amount of (including the calculation of) the reduction of the Revolving Commitment and/or Revolver/Term Commitment, as applicable, and, with respect to the equity issuance giving rise thereto, the gross proceeds thereof and the costs and expenses payable as a result thereof which were deducted in determining the amount of net proceeds of such equity issuance.

   (v) DISTRIBUTIONS FROM ANY UNRESTRICTED SUBSIDIARY. On the date that any distribution is received by any GCI Entity from any Unrestricted Subsidiary,

    (A) if there exists a Default or an Event of Default, (I) prior to the Conversion Date, the Revolving Commitment and the Revolver/Term Commitment shall be automatically and permanently reduced by an amount equal to 100% of the distribution received by any GCI Entity from any Unrestricted Subsidiary, applied pro rata to the Revolving Commitment and the Revolver/Term Commitment, and (II) after the Conversion Date, the
   Revolving Commitment shall be automatically and permanently reduced by an amount equal to the amount required by Section
   2.05(b)(iv)(B)(II) hereof to repay the outstanding Advances under the Revolving Loan, and

      (B) on each such date set forth above, the Borrower shall deliver to the Administrative Agent a certificate of an Authorized Officer certifying as to the amount of (including the calculation of) the reduction of the Revolving Commitment and/or Revolver/Term
   Commitment, as applicable.

   (c) COMMITMENT REDUCTIONS, GENERALLY. To the extent the sum of (i) the aggregate outstanding Advances under the Revolving Loan plus (ii) the sum of the aggregate face amount of all outstanding Letters of Credit plus, (iii) without duplication, all reimbursement obligations related to any draw on any Letter of Credit, exceed the Revolving Commitment after any reduction thereof, the Borrower shall immediately repay on the date of such reduction, any such excess amount and all accrued interest thereon, together with any amounts constituting any Consequential Loss. To the extent the sum of the aggregate outstanding Advances under the Revolver/Term Loan exceed the Revolver/Term Commitment after any reduction thereof, the Borrower shall immediately repay on the date of such reduction, any such excess amount and all accrued interest thereon, together with any amounts constituting any Consequential Loss. Once reduced or terminated pursuant to this Section 2.04, neither the Revolving Commitment and/or the Revolver/Term Commitment, as applicable, may be increased or reinstated.

   2.05. PREPAYMENTS.

   (a) OPTIONAL PREPAYMENTS. The Borrower may, upon at least three Business Days prior written notice to Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, prepay the outstanding principal amount of any Advances in whole or in part, together with accrued interest to the date of such prepayment on the principal amount prepaid without premium or penalty other than any Consequential Loss; PROVIDED, HOWEVER, that in the case of a prepayment of a Base Rate Advance, the notice of prepayment may be given by telephone by 11:00 a.m. on the date of prepayment. Each partial prepayment shall, in the case of Base Rate Advances, be in an aggregate principal amount of not less than $500,000 or a larger integral multiple of $100,000 in excess thereof and, in the case of LIBOR Advances, be in an aggregate principal amount of not less than $1,000,000 or a larger integral multiple of $500,000 in excess thereof. If any notice of prepayment is given, the principal amount stated therein, together with accrued interest on the amount prepaid and the amount, if any, due under Sections 2.11 and 2.13 hereof, shall be due and payable on the date specified in such notice.

    (b) MANDATORY PREPAYMENTS.

   (i) ASSET SALES. (A) Prior to the Conversion Date, on the date of any Asset Sale of any GCI Entity, the Borrower shall repay the Obligations by an amount equal to 100% of the Net Proceeds, applied pro rata to Advances outstanding under the Revolving Loan and the Revolver/Term Loan, and (B) after the Conversion Date, (I) if there exists no Default or Event of Default, on the date of any Asset Sale of any GCI Entity, the Borrower shall repay the Obligations by an amount equal to 100% of the Net Proceeds, applied to Advances outstanding under the Revolving Loan, and
(II) if there exists a Default or Event of Default, on the date of any Asset Sale of any GCI Entity, the Borrower shall repay the Obligations by an amount equal to 100% of the Net Proceeds, applied pro rata to Advances outstanding under the Revolving Loan and Advances outstanding under the Revolver/Term Loan. Any amounts repaying the Revolver/Term Loan on and after the Conversion Date will be applied in the inverse order of maturity and may not be reborrowed. On such date, the Borrower shall deliver to the Administrative Agent a certificate of an Authorized Officer certifying as to the amount of (including the calculation of) such repayment and, with respect to the Asset Sale giving rise thereto, the gross proceeds thereof and the costs and expenses payable as a result thereof which were deducted in determining the amount of Net Proceeds.

   (ii) DEBT ISSUANCES. (A) Prior to the Conversion Date, on the date of any issuance of public or private Subordinated Debt by the Borrower (this provision not permitting such Debt issuance), the Borrower shall repay the Obligations by an amount equal to 100% of the net proceeds from such issuance, applied pro rata to Advances outstanding under the Revolving Loan and the Revolver/Term Loan, and (B) after the Conversion Date, (I) if there exists no Default or Event of Default, on the date of any issuance of any private or public Subordinated Debt by the Borrower, the Borrower shall repay the Obligations by an amount equal to 100% of the net proceeds of such Subordinated Debt issuance, applied to Advances outstanding under the Revolving Loan, and (II) if there exists a Default or Event of Default or if the Total Leverage Ratio is equal to or greater than 5.00 to 1.00, on the date of any such issuance by the Borrower, the Borrower shall repay the Obligations by an amount equal to 100% of the net proceeds of such issuance, applied pro rata to Advances outstanding under the Revolving Loan and Advances outstanding under the Revolver/Term Loan. Any amounts repaying the Revolver/Term Loan on and after the Conversion Date will be applied in the inverse order of maturity and may not be reborrowed. On such date, the Borrower shall deliver to the Administrative Agent a certificate of an Authorized Officer certifying as to the amount of (including the calculation of) such repayment and, with respect to the Debt or equity issuance giving rise thereto, the gross proceeds thereof and the costs and expenses payable as a result thereof which were deducted in determining the amount of net proceeds of such Debt issuance.

   (iii) EQUITY ISSUANCES. (A) Prior to the Conversion Date, on the date of any issuance of equity by any GCI Entity, the Borrower shall repay the Obligations by an amount equal to 50% of the net proceeds of such equity issuances in excess of $50,000,000 in the aggregate over the term of this Agreement, applied pro rata to Advances outstanding under the Revolving Loan and the Revolver/Term Loan, and (B) after the Conversion Date, (I) if there exists no Default or Event of Default, on the date of any issuance of equity by any GCI Entity, the Borrower shall repay the Obligations by an amount equal to 50% of the net proceeds of such equity issuances in excess of $50,000,000 in the aggregate over the term of this Agreement, applied to Advances outstanding under the Revolving Loan, and (II) if there exists a Default or Event of Default, on the date of any such equity issuance by any GCI Entity, the Borrower shall repay the Obligations by an amount equal to 100% of the net proceeds of such equity issuances, applied pro rata to Advances outstanding under the Revolving Loan and Advances outstanding under the Revolver/Term Loan. Any amounts repaying the Revolver/Term Loan on and after the Conversion Date will be applied in the inverse order of maturity and may not be reborrowed. On such date, the Borrower shall deliver to the Administrative Agent a certificate of an Authorized Officer certifying as to the amount of (including the calculation of) such repayment and, with respect to the equity issuance giving rise thereto, the gross proceeds thereof and the costs and expenses payable as a result thereof which were deducted in determining the amount of net proceeds of such equity issuance.

      (iv) DISTRIBUTIONS FROM UNRESTRICTED SUBSIDIARIES. (A) Prior to the Conversion Date, on the date of any receipt by the Borrower or any Restricted Subsidiary of a distribution from any Unrestricted Subsidiary, the Borrower shall repay the Obligations by an amount equal to 100% of such distribution, applied pro rata to Advances outstanding under the Revolving Loan and the Revolver/Term Loan, and
   (B) after the Conversion Date, (I) if there exists no Default or Event of Default, on the date of any receipt by the Borrower or any Restricted Subsidiary of a distribution from any Unrestricted Subsidiary, the Borrower shall repay the Obligations by an amount equal to 100% of such distribution, applied to Advances outstanding under the Revolving Loan, and (II) if there exists a Default or Event of Default, on the date of any such receipt by the Borrower or any Restricted Subsidiary of a distribution from any Unrestricted Subsidiary, the Borrower shall repay the Obligations by an amount equal to 100% of such distribution, applied pro rata to Advances outstanding under the Revolving Loan and Advances outstanding under the Revolver/Term Loan. Any amounts repaying the Revolver/Term Loan on and after the Conversion Date will be applied in the inverse order of maturity and may not be reborrowed. On such date, the Borrower shall deliver to the Administrative Agent a certificate of an Authorized Officer certifying as to the amount of (including the calculation of) such repayment.

      (v) CHANGE OF CONTROL.  If a Change of Control occurs, the
   Borrower shall repay Obligations in full.

   (c) PREPAYMENTS, GENERALLY. No prepayments of Advances under the Revolving Loan made solely pursuant to this Section 2.05 shall cause the Commitment to be reduced. Any prepayment of Advances pursuant to this
Section 2.05 shall be applied first to Base Rate Advances, if any, then outstanding under the Facilities, SECOND to LIBOR Advances for which the date of prepayment is the last day of the applicable Interest Period, if any, outstanding under the Facilities and THIRD to LIBOR Advances with the shortest remaining Interest Periods outstanding under the Facilities.

   2.06. MANDATORY REPAYMENT.

   (a) REVOLVING LOAN. On the date of a reduction of the Revolving Commitment pursuant to Section 2.04(b)(i)(A) hereof, to the extent the sum of (a) the aggregate outstanding Advances under the Revolving Loan plus (b) the sum of the aggregate face amount of all outstanding Letters of Credit plus, (c) without duplication, all reimbursement obligations related to any draw on any Letter of Credit, outstanding on the date of reduction exceeds the Revolving Commitment as reduced, such excess amounts shall be immediately due and payable, which principal payment may not be made by means of a Refinancing Advance.

   (b) REVOLVER/TERM LOAN INSTALLMENT REPAYMENTS. Commencing September 30, 2000, the aggregate outstanding Advances under the Revolver/Term Loan shall be repaid by the Borrower in installments thereafter from time to time by the Installment Percentage set forth below on such dates as are set forth below of the aggregate Revolver/Term Advances outstanding on the Conversion Date:

          Date of Reduction           Installment Percentage
          -----------------           ----------------------

          September 30, 2000                  3.750%
          December 31, 2000                   3.750%

          March 31, 2001                      3.750%
          June 30, 2001                       3.750%
          September 30, 2001                  3.750%
          December 31, 2001                   3.750%

          March 31, 2002                      5.000%
          June 30, 2002                       5.000%
          September 30, 2002                  5.000%
          December 31, 2002                   5.000%

          March 31, 2003                      5.000%
          June 30, 2003                       5.000%
          September 30, 2003                  5.000%
          December 31, 2003                   5.000%

          March 31, 2004                      5.625%
          June 30, 2004                       5.625%
          September 30, 2004                  5.625%
          December 31, 2004                   5.625%

          March 31, 2005                      7.500%
          June 30, 2005                       7.500% and all remaining
                                              outstanding Advances all other
                                              Obligations shall be due
                                              and payable in full

   (c) FINAL MATURITY. The Borrower agrees that all Advances outstanding under the Revolving Loan, all Advances outstanding under the Revolver/Term Loan, all reimbursement obligations from any draw on any Letter of Credit, and all other outstanding Obligations are due and payable in full on the Maturity Date.

   2.07. INTEREST. Subject to Section 2.08 below, the Borrower shall pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal shall be paid in full, at the following rates, as selected by the Borrower in accordance with the provisions of Section 2.02 hereof:

      (a) BASE RATE ADVANCES. Base Rate Advances shall bear interest at a rate per annum equal to the lesser of (i) the Base Rate as in effect from time to time and (ii) the Highest Lawful Rate. If the amount of interest payable in respect of any interest computation period is reduced to the Highest Lawful Rate pursuant to the immediately preceding sentence and the amount of interest payable in respect of any subsequent interest computation period would be less than the Maximum Amount, then the amount of interest payable in respect of such subsequent interest computation period shall be automatically increased to Maximum Amount; provided that at no time shall the aggregate amount by which interest paid has been increased pursuant to this sentence exceed the aggregate amount by which interest has been reduced pursuant to the immediately preceding sentence.

     (b) LIBOR ADVANCES. LIBOR Advances shall bear interest at the rate per annum equal to the LIBOR Rate applicable to such Advance, which at no time shall exceed the Highest Lawful Rate.

     (c) PAYMENT DATES. Accrued and unpaid interest on Base Rate Advances shall be paid quarterly in arrears on each Quarterly Date and on the appropriate maturity, repayment or prepayment date. Accrued and unpaid interest on LIBOR Advances shall be paid on the last day of the appropriate Interest Period and on the date of any prepayment or repayment of such Advance; PROVIDED, HOWEVER, that if any Interest Period for a LIBOR Advance exceeds three months, interest shall also be paid on each date occurring during the Interest Period which is the three month anniversary date of the first day of the Interest Period.

   2.08. DEFAULT INTEREST. During the continuation of any Event of Default, the Borrower shall pay, on demand, interest (after as well as before judgment to the extent permitted by Law) on the principal amount of all Advances outstanding and on all other Obligations due and unpaid hereunder equal to the lesser of the (a) the Highest Lawful Rate and (b) the Base Rate (whether or not in effect) plus 2.00% per annum.

   2.09. CONTINUATION AND CONVERSION ELECTIONS.

   (a) The Borrower may upon irrevocable written notice to Administrative Agent and subject to the terms of this Agreement:

       (i) elect to convert, on any Business Day, all or any portion of outstanding Base Rate Advances (in an aggregate amount not less than $1,000,000 or a larger integral multiple of $500,000 in excess thereof) into LIBOR Advances.

      (ii) elect to convert at the end of any Interest Period therefor, all or any portion of outstanding LIBOR Advances comprised in the same Borrowing (in an aggregate amount not less than $500,000 or a larger integral multiple of $100,000 in excess thereof) into Base Rate Advances; or

      (iii) elect to continue, at the end of any Interest Period therefor, any LIBOR Advances;

    PROVIDED, HOWEVER, that if the aggregate amount of outstanding LIBOR Advances comprised in the same Borrowing shall have been reduced as a result of any payment, prepayment or conversion of part thereof to an amount less than $1,000,000, the LIBOR Advances comprised in such Borrowing shall automatically convert into Base Rate Advances at the end of each respective Interest Period.

   (b) The Borrower shall deliver a notice of conversion or continuation (a "NOTICE OF CONVERSION/CONTINUATION"), in substantially the form of EXHIBIT E hereto, to Administrative Agent not later than (i) 12:00 noon three Business Days prior to the proposed date of conversion or continuation, if the Advances or any portion thereof are to be converted into or continued as LIBOR Advances; and (ii) not later than 10:00 a.m. on the proposed date of conversion or continuation, if the Advances or any portion thereof are to be converted into Base Rate Advances.

   Each such Notice of Conversion/Continuation shall be by telecopy or telephone, promptly confirmed in writing, specifying therein:

      (i) the proposed date of conversion or continuation;

      (ii) the aggregate amount of Advances to be converted or continued, and whether such Advances are under the Revolving Loan or the Revolver/Term Loan;

      (iii) the nature of the proposed conversion or continuation; and

      (iv) the duration of the applicable Interest Period.

   (c) If, upon the expiration of any Interest Period applicable to LIBOR Advances, the Borrower shall have failed to select a new Interest Period to be applicable to such LIBOR Advances or if an Event of Default shall then have occurred and be continuing, the Borrower shall be deemed to have elected to convert such LIBOR Advances into Base Rate Advances effective as of the expiration date of such current Interest Period.

 (d) Upon receipt of a Notice of Conversion/Continuation, Administrative Agent shall promptly notify each Lender thereof. All conversions and continuations shall be made pro rata among Lenders based on their Specified Percentage of the respective outstanding principal amounts of the Advances with respect to which such notice was given held by each Lender.

 (e) Notwithstanding any other provision contained in this Agreement, after giving effect to any conversion or continuation of any Advances, there shall not be outstanding Advances with more than eight different Interest Periods.

 2.10. FEES.

   (a) Subject to Section 10.09 hereof, the Borrower agrees to pay to the Administrative Agent, for the account of the Lenders in accordance with their Specified Percentages, a commitment fee on the average daily amount of the Revolving Unused Commitment, from the Closing Date through the Maturity Date, at the rate of .375% per annum, payable quarterly in arrears on each Quarterly Date occurring after the Closing Date, with the last such payment due and owing on the Maturity Date.

   (b) Subject to Section 10.09 hereof, the Borrower agrees to pay to the Administrative Agent, for the account of the Lenders in accordance with their Specified Percentages, a commitment fee on the average daily amount of the Revolver/Term Unused Commitment, from the Closing Date through the Conversion Date, at the rate of .125% per annum, payable quarterly in arrears on each Quarterly Date occurring after the Closing Date, with the last such payment due and owing on the Conversion Date.

   (c) Subject to Section 10.09 hereof, the Borrower agrees to pay to the Administrative Agent for its own account as administrative lender and underwriter, and to NationsBanc Capital Markets, Inc., as arranger hereunder, such fees as agreed to in writing among the Borrower and the Administrative Agent and NationsBanc Capital Markets, Inc., payable as set forth in that certain Fee Letter executed among the Borrower, the Administrative Agent and NationsBanc Capital Markets, Inc. in accordance with the terms of the Fee Letter.

    2.11. FUNDING LOSSES. If the Borrower makes any payment or prepayment of principal with respect to any LIBOR Advance (including payments made after any acceleration thereof) or converts any Advance from a LIBOR Advance on any day other than the last day of an Interest Period applicable thereto or if the Borrower fails to prepay, borrower, convert, or continue any LIBOR Advance after a notice of prepayment, borrowing, conversion or continuation has been given (or is deemed to have been given) to Administrative Agent, the Borrower shall pay to each Lender on demand (subject to Section 10.09 hereof) any Consequential Loss. The Borrower agrees that each Lender is not obligated to actually reinvest the amount prepaid in any specific obligation as a condition to receiving any Consequential Loss, or otherwise.

   2.12. COMPUTATIONS AND MANNER OF PAYMENTS.

   (a) The Borrower shall make each payment hereunder and under the other Loan Papers not later than 1:00 p.m. on the day when due in same day funds to Administrative Agent, for the Ratable account of Lenders unless otherwise specifically provided herein, at

                           Administrative Agent
                             NationsBank Plaza
                              901 Main Street
                                13th Floor
                           Dallas, Texas  75202

for further credit to the account of GCI Holdings, Inc. No later than the end of each day when each payment hereunder is made, the Borrower shall notify the Administrative Agent, telephone (800) 880-5537, facsimile (214) 508-2515, or such other Person as Administrative Agent may from time to time specify.

   (b) Unless Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due hereunder that the Borrower will not make payment in full, Administrative Agent may assume that such payment is so made on such date and may, in reliance upon such assumption, make distributions to Lenders. If and to the extent the Borrower shall not have made such payment in full, each Lender shall repay to Administrative Agent forthwith on demand the applicable amount distributed, together with interest thereon at the Federal Funds Rate, from the date of distribution until the date of repayment. The Borrower hereby authorizes each Lender, if and to the extent payment is not made when due hereunder, to charge the amount so due against any account of the Borrower with such Lender.

   (c) Subject to Section 10.09 hereof, interest on LIBOR Advances shall be calculated on the basis of actual days elapsed but computed as if each year consisted of 360 days. Subject to Section 10.09 hereof, interest on Base Rate Advances, the Commitment Fees and other amounts due under the Loan Papers shall be calculated on the basis of actual days elapsed but computed as if each year consisted of 365 or 366 days, as the case may be. Such computations shall be made including the first day but excluding the last day occurring in the period for which such interest, payment or Commitment Fees is payable. Each determination by Administrative Agent or a Lender of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error. All payments under the Loan Papers shall be made in United States dollars, and without setoff, counterclaim, or other defense.

   (d) Except as specifically set forth in Sections 2.04 and 2.05 hereof, so long as there exists no Default or Event of Default all payments made by the Borrower shall be applied as designated by the Borrower, and, if there exists a Default or Event of Default, or if the Borrower fails to designate application of payments, all payments made by the Borrower shall be applied pro rata among the Revolving Loan and the Revolver/Term Loan.
Notwithstanding anything herein or in any Loan Paper to the contrary, any payment made by the Borrower in excess of the Revolving Commitment, the Revolver/Term Commitment or outstanding Advances under either the Revolving Loan or the Revolver/Term Loan, shall be applied to outstanding amounts (or to reduce the commitment) of any other outstanding Obligations.

   (e) Reference to any particular index or reference rate for determining any applicable interest rate under this Agreement is for purposes of calculating the interest due and is not intended as and shall not be construed as requiring any Lender to actually fund any Advance at any particular index or reference rate.

   2.13. YIELD PROTECTION.

   (a) If any Lender determines that either (i) the adoption, after the date hereof, of any Applicable Law, rule, regulation or guideline regarding capital adequacy and applicable to commercial banks or financial institutions generally or any change therein, or any change, after the date hereof, in the interpretation or administration thereof by any Tribunal, central bank or comparable agency charged with the interpretation or administration thereof, or (ii) compliance by any Lender (or Lending Office of any Lender) with any request or directive made after the date hereof applicable to commercial banks or financial institutions generally regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency has the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy (but excluding consequences of such Lender's negligence or intentional disregard of law or regulation)) by an amount reasonably deemed by such Lender to be material, then from time to time, within fifteen days after demand by such Lender, the Borrower shall pay to such Lender such additional amount or amounts as will adequately compensate such Lender for such reduction. Each Lender will notify the Borrower of any event occurring after the date of this Agreement which will entitle such Lender to compensation pursuant to this Section 2.13(a) as promptly as practicable after such Lender obtains actual knowledge of such event; PROVIDED, no Lender shall be liable for its failure or the failure of any other Lender to provide such notification. A certificate of such Lender claiming compensation under this Section 2.13(a), setting forth in reasonable detail the calculation of the additional amount or amounts to be paid to it hereunder and certifying that such claim is consistent with such Lender's treatment of similar customers having similar provisions generally in their agreements with such Lender shall be conclusive in the absence of manifest error. Each Lender shall use reasonable efforts to mitigate the effect upon the Borrower of any such increased costs payable to such Lender under this
Section 2.13(a).

   (b) If, after the date hereof, any Tribunal, central bank or other comparable authority, at any time imposes, modifies or deems applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the amount of, or credit extended by, any Lender, or imposes on any Lender any other condition affecting a Letter of Credit, a LIBOR Advance, the Notes, or its obligation to make a LIBOR Advance; and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining its Letter of Credit, LIBOR Advances, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or under the Notes or reimbursement obligations by an amount deemed by such Lender, to be material, then, within five days after demand by such Lender, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction. Each Lender will (i) notify the Borrower and Administrative Agent of any event occurring after the date of this Agreement that entitles such Lender to compensation pursuant to this Section 2.13(b), as promptly as practicable after such Lender obtains actual knowledge of the event; provided, no Lender shall be liable for its failure or the failure of any other Lender to provide such notification and (ii) use good faith and reasonable efforts to designate a different Lending Office for LIBOR Advances of such Lender if the designation will avoid the need for, or reduce the amount of, the compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender. A certificate of such Lender claiming compensation under this Section 2.13(b), setting forth in reasonable detail the computation of the additional amount or amounts to be paid to it hereunder and certifying that such claim is consistent with such Lender's treatment of similar customers having similar provisions generally in their agreements with such Lender shall be conclusive in the absence of manifest error. If such Lender demands compensation under this Section 2.13(b), the Borrower may at any time, on at least five Business Days' prior notice to such Lender (i) repay in full the then outstanding principal amount of LIBOR Advances, of such Lender, together with accrued interest thereon, or (ii) convert the LIBOR Advances to Base Rate Advances in accordance with the provisions of this Agreement; PROVIDED, HOWEVER, that the Borrower shall be liable for the Consequential Loss arising pursuant to those actions.

   (c) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation or administration of any Law shall make it unlawful, or any central bank or other Tribunal shall assert that it is unlawful, for a Lender to perform its obligations hereunder to issue or maintain Letters of Credit, make LIBOR Advances or to continue to fund or maintain LIBOR Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower, (i) each LIBOR Advance will automatically, upon such demand, convert into a Base Rate Advance, (ii) the obligation of such Lender to make, or to convert Advances into, LIBOR Advances shall be suspended until such Lender notifies Administrative Agent and the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist and (iii) the obligation of such Lender to make or maintain Letters of Credit shall be suspended until such Lender notifies Administrative Agent and the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist.

    (d) Upon the occurrence and during the continuance of any Default or Event of Default, (i) each LIBOR Advance will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Rate Advance and (ii) the obligation of each Lender to make, or to convert Advances into, LIBOR Advances shall be suspended.

    (e) Failure on the part of any Lender to demand compensation for any increased costs, increased capital or reduction in amounts received or receivable or reduction in return on capital pursuant to this Section 2.13 with respect to any period shall not constitute a waiver of any Lender's right to demand compensation with respect to such period or any other period, subject, however, to the limitations set forth in this Section 2.13.

    (f) The obligations of the Borrower under this Section 2.13 shall survive any termination of this Agreement.

    (g) Determinations by Lenders for purposes of this Section 2.13 shall be conclusive, absent manifest error. Any certificate delivered to the Borrower by a Lender pursuant to this Section 2.13 shall include in reasonable detail the basis for such Lender's demand for additional compensation and a certification that the claim for compensation is consistent with such Lender's treatment of similar customers having similar provisions generally in their agreements with such Lender.

    (h) If any Lender notifies Administrative Agent that the LIBOR Rate for any Interest Period for any LIBOR Advances will not adequately reflect the cost to such Lender of making, funding or maintaining LIBOR Advances for such Interest Period, Administrative Agent shall promptly so notify the Borrower, whereupon (i) each such LIBOR Advance will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Rate Advance and (ii) the obligation of such Lender to make, or to convert Advances into, LIBOR Advances shall be suspended until such Lender notifies Administrative Agent that such Lender has determined that the circumstances causing such suspension no longer exist and Administrative Agent notifies the Borrower of such fact.

     2.14. USE OF PROCEEDS. The proceeds of the Advances shall be available (and the Borrower shall use such proceeds) to (a) refinance existing Funded Debt of the Borrower, (b) fund Capital Expenditures of the Borrower and the Restricted Subsidiaries permitted by the terms of this Agreement, (c) contribute $50,000,000 to the capitalization of AULP and (d) use for general working capital purposes.

     2.15. COLLATERAL AND COLLATERAL CALL.

     (a) COLLATERAL. Payment of the Obligations is secured by (i) ***[subject to the Prior Stock Lien]***, a first perfected security interest in 100% of the Capital Stock the Borrower and the Restricted Subsidiaries and 100% of the Capital Stock of the Guarantors (other than GCI) except the Parents, (ii) subject to Permitted Liens, a first perfected security interest in all of the accounts, equipment, inventory, chattel paper, general intangibles, and other assets of the Borrower, the

Restricted Subsidiaries and the Guarantors (except GCI), and (iii) a Guaranty of the Obligations executed by each Guarantor (collectively, together with all other Properties or assets of the Borrower, the Restricted Subsidiaries and other Persons securing the Obligations from time to time, the "Collateral"). The Borrower agrees that it will, and will cause the Restricted Subsidiaries, the other GCI Entities and Affiliates (except the Unrestricted Subsidiaries) to, execute and deliver, or cause to be executed and delivered, such documents as the Administrative Agent may from time to time reasonably request to create and perfect a first Lien ***[(except with respect to the stock of GCI Leasing Co., Inc., which shall be a second Lien behind the Prior Stock Lien) for the benefit of the Administrative Agent and the Lenders in the Collateral.]***

     (b) COLLATERAL CALL. The Borrower agrees that it will, and will cause any other Person owning any interest in the Borrower or any Restricted Subsidiary or other GCI Entity from time to time to immediately pledge such interest to secure the Obligations, pursuant to a pledge agreement substantially in the form of the Pledge Agreements. The Borrower agrees to, and agrees to cause the Restricted Subsidiaries and each other GCI Entity to, promptly grant the Administrative Agent and the Lenders from time to time at the request of the Lenders a Lien on any of the Property of the Borrower or other GCI Entity not already constituting Collateral. In that regard, the Borrower shall, and shall cause each other GCI Entity to, use best efforts to assist the Administrative Agent and the Lenders in creating and perfecting a first Lien, subject to Permitted Liens, for the benefit of Administrative Agent and Lenders securing the Obligations in any such Property of the Borrower and each other GCI Entity, including, without limitation, providing the Administrative Agent with title commitments, appraisals, surveys (with flood plain certification), mortgagee title insurance, evidence of insurance including flood hazard insurance, environmental audits, UCC-11 searches, Tax and Lien searches, recorded real estate documents, intellectual property documentation and registration and other similar types of documents, consents, Authorizations, instruments and agreements relating to all Property of the Borrower and each other GCI Entity as reasonably requested by the Administrative Agent from time to time.

     2.16. INCREASE OF REVOLVING COMMITMENT. From the Closing Date through June 30, 2000, the Borrower may increase the Revolving Commitment by up to an additional $100,000,000 subject to the satisfaction of each of the following conditions:

    (a) there exists no Default or Event of Default both on the date of notice of such election and on the date of consummation of such event,

    (b) such amount is used exclusively to refinance all indebtedness (except agreed to baskets) of GCI Transport Company and the other Unrestricted Subsidiaries,

    (c) the Borrower receives additional commitments from existing Lenders or other creditors acceptable to the Managing Agents and the Borrower for the increased amount in the Commitment(which increase shall be in each Lender's sole discretion),

     (d) (i) the Borrower and each Subsidiary of the Borrower pledges 100% of the Capital Stock of each Unrestricted Subsidiary pursuant to a pledge agreement in form and substance substantially similar to the pledge agreement executed on the Closing Date securing the Obligations, (ii) each such Unrestricted Subsidiary shall become a Restricted Subsidiary under the Loan Papers, (iii) each such Unrestricted Subsidiary executes a Guaranty of the Obligations substantially similar to the Guaranty executed by the Restricted Subsidiaries on the Closing Date and (iv) each such Unrestricted Subsidiary executes a security agreement and deeds of trust, mortgages, collateral assignments and all other collateral documents necessary or advisable to grant a prior first perfected Lien on all tangible and intangible assets of each such Unrestricted (now Restricted) Subsidiary, subject to Permitted Liens,

    (e) the Borrower has delivered prior to such consummation (i) pro forma projections for the GCI Entities through the Maturity Date and (ii) a pro forma compliance certificate, demonstrating compliance with all repayment, prepayment and reduction of commitment terms hereof, and with each financial covenant included in Section 7.01 hereof, in form and detail satisfactory to the Managing Agents and the Majority Lenders in their reasonable judgment,

    (f) On any date of proposed increase, the representations and warranties contained in Article V hereof are true and correct on such date, as though made on and as of such date, except to the extent expressly made only as of a prior date,

    (g) On any date of proposed increase, there shall have occurred no material adverse change in the business, assets or financial condition of the businesses of the Borrower (as operated by the Restricted Subsidiaries) since December 31, 1996,

    (h) On any date of proposed increase, the sum of (i) all Advances outstanding under the Revolving Loan, plus (ii) the aggregate face amount of all outstanding Letters of Credit, plus (iii) (without duplication) the sum of the aggregate reimbursement obligations, shall not exceed the Revolving Commitment,

    (i) The proposed increase shall occur prior to June 30, 2000 and shall not be in excess of the sum of $100,000,000, and

    (j) The Administrative Agent and each Lender shall have received a written request from the Borrower not less than 30 days prior to such increase.

                             ARTICLE III.  LETTERS OF CREDIT

 3.01. ISSUANCE OF LETTERS OF CREDIT.    The Borrower shall give the
Administrative Agent not less than five Business Days prior written notice of a request for the issuance of a Letter of Credit, and the Administrative Agent shall promptly notify each Lender of such request. Upon receipt of the Borrower's properly completed and duly executed Applications, and subject to the terms of such

Applications and to the terms of this Agreement, the Administrative Agent agrees to issue Letters of Credit on behalf of the Borrower in an aggregate face amount not in excess of the Letter of Credit Commitment at any one time outstanding. No Letter of Credit shall have a maturity extending beyond the earliest of (a) the Maturity Date, or (b) one year from the date of its issuance, or (c) such earlier date as may be required to enable the Borrower to satisfy its repayment obligations under Section 2.06 hereof. Subject to such maturity limitations and so long as no Default or Event of Default has occurred and is continuing or would result from the renewal of a Letter of Credit, the Letters of Credit may be renewed by the Administrative Agent in its discretion. The Lenders shall participate ratably in any liability under the Letters of Credit and in any unpaid reimbursement obligations of the Borrower with respect to any Letter of Credit in their Specified Percentages.
 The amount of the Letters of Credit issued and outstanding and the unpaid reimbursement obligations of the Borrower for such Letters of Credit shall reduce the amount of Revolving Commitment available, so that at no time shall the sum of (i) the aggregate outstanding Advances under the Revolving Loan plus (ii) the sum of the aggregate face amount of all outstanding Letters of Credit plus, (iii) without duplication, all reimbursement obligations related to any draw on any Letter of Credit, exceed the Revolving Commitment, and at no time shall the sum of all Advances by any Lender made under the Revolving Loan, plus its ratable share of amounts available to be drawn under the Letters of Credit and the unpaid reimbursement obligations of the Borrower in respect of such Letters of Credit exceed its Specified Percentage of the Revolving Commitment.

    3.02. LETTERS OF CREDIT FEES. (a) In consideration for the issuance (and any renewal) of each Letter of Credit, the Borrower shall pay to the Administrative Agent for its sole account as issuer, a fee in an amount equal
to .50% multiplied by the face amount of each such Letter of Credit.   Each
fee for a Letter of Credit shall be due and payable in full on the date of issuance of each Letter of Credit, and each renewal of each Letter of Credit.

    (b) In consideration for the issuance (and any renewal) of each Letter of Credit, the Borrower shall pay to the Administrative Agent for the account of the Administrative Agent and the Lenders in accordance with their Specified Percentages, a per annum fee in an amount equal to 1.00% multiplied
by the face amount of each such Letter of Credit.   Each fee for a Letter of
Credit shall be due and payable quarterly in arrears on each Quarterly Date until the expiration or termination of such Letter of Credit.

    3.03. REIMBURSEMENT OBLIGATIONS.

    (a) The Borrower hereby agrees to reimburse Administrative Agent immediately upon demand by Administrative Agent, and in immediately available funds, for any payment or disbursement made by Administrative Agent under any Letter of Credit. Payment shall be made by the Borrower with interest on the amount so paid or disbursed by Administrative Agent from and including the date payment is made under any Letter of Credit to and including the date of payment, at the lesser of (i) the Highest Lawful Rate, and (ii) the sum of the Base Rate in effect from time to time plus 3% per annum; PROVIDED, HOWEVER, that if the Borrower would be permitted under the terms of Section 2.01, Section 2.02 and Section 4.02 to borrow Advances in amounts at least equal to their reimbursement obligation for a drawing under any Letter of Credit, a Base Rate Advance by each Lender, in an amount equal to such Lender's Specified Percentage, shall automatically be deemed made on the date of any such payment or disbursement made by Administrative Agent in the amount of such obligation and subject to the terms of this Agreement.

     (b) The Borrower hereby also agrees to pay to Administrative Agent immediately upon demand by Administrative Agent and in immediately available funds, as security for their reimbursement obligations in respect of the Letters of Credit under Section 3.03(a) hereof and any other amounts payable hereunder and under the Notes, an amount equal to the aggregate amount available to be drawn under Letters of Credit then outstanding, irrespective of whether the Letters of Credit have been drawn upon, at the occurrence of any of the following events: (i) upon an Event of Default, and (ii) upon a Change of Control. Any such payments shall be deposited in a separate account designated "GCI Special Account" or such other designation as Administrative Agent shall elect. All such amounts deposited with Administrative Agent shall be and shall remain funds of the Borrower on deposit with Administrative Agent and shall be invested by Administrative Agent in an interest bearing account, as Administrative Agent shall determine. Such amounts may not be used by Administrative Agent to pay the drawings under the Letters of Credit; however, such amounts may be used by Administrative Agent as reimbursement for Letter of Credit drawings which Administrative Agent has paid. If any amounts in the GCI Special Account shall have been deposited upon the occurrence of an Event of Default only and such Event of Default shall have been subsequently cured or waived and no other Event of Default exists, the Borrower shall be relieved of its obligations under this Section 3.03(b) until either of the two events specified in Section 3.03(b)(i) or Section 3.03(b)(ii) shall occur again. During the existence of an Event of Default but after the expiry of any Letter of Credit that was not drawn upon, the Borrower may direct the Administrative Agent to use any cash collateral for any such expired Letter of Credit, if any, to reduce the amount of the Obligations. Any amounts remaining in the GCI Special Account, including any remaining interest, after the date of the expiry of all Letters of Credit and after all Obligations have been paid in full, shall be repaid to the Borrower promptly after such expiry and such payment in full.

     (c) The obligations of the Borrower under this Section 3.03 will continue until all Letters of Credit have expired and all reimbursement obligations with respect thereto have been paid in full by the Borrower and until all other Obligations shall have been paid in full.

     (d) The Borrower shall be obligated to reimburse Administrative Agent upon demand for all amounts paid under the Letters of Credit as set forth in
Section 3.03(a) hereof; PROVIDED, HOWEVER, if the Borrower for any reason fails to reimburse Administrative Agent in full upon demand, whether by borrowing Advances to pay such reimbursement obligations or otherwise, the Lenders shall reimburse Administrative Agent in accordance with each Lender's Specified Percentage for amounts due and unpaid from the Borrower as set forth in Section 3.04 hereof; PROVIDED, HOWEVER, that no such reimbursement made by the Lenders shall discharge the Borrower's obligations to reimburse Administrative Agent.

    (e) The Borrower shall indemnify and hold Administrative Agent or any Lender, its officers, directors, representatives and employees harmless from loss for any claim, demand or liability which may be asserted against Administrative Agent or such indemnified party in connection with actions taken under the Letters of Credit or in connection therewith (INCLUDING LOSSES RESULTING FROM THE NEGLIGENCE OF ADMINISTRATIVE AGENT OR SUCH INDEMNIFIED PARTY), and shall pay Administrative Agent for reasonable fees of attorneys (who may be employees of Administrative Agent) and legal costs paid or incurred by Administrative Agent in connection with any matter related to the Letters of Credit, except for losses and liabilities incurred as a direct result of the gross negligence or wilful misconduct of Administrative Agent or such indemnified party. If the Borrower for any reason fails to indemnify or pay Administrative Agent or such indemnified party as set forth herein in full, the Lenders shall indemnify and pay Administrative Agent upon demand, in accordance with each Lender's Specified Percentage of such amounts due and unpaid from the Borrower. The provisions of this Section 3.03(e) shall survive the termination of this Agreement.

     3.04. LENDERS' OBLIGATIONS. Each Lender agrees, unconditionally and irrevocably to reimburse Administrative Agent (to the extent Administrative Agent is not otherwise reimbursed by the Borrower in accordance with Section 3.03(a) hereof) on demand for such Lender's Specified Percentage of each draw paid by Administrative Agent under any Letter of Credit. All amounts payable by any Lender under this subsection shall include interest thereon at the Federal Funds Effective Rate, from the date of the applicable draw to the date of reimbursement by such Lender. No Lender shall be liable for the performance or nonperformance of the obligations of any other Lender under this Section. The obligations of the Lenders under this Section shall continue after the Maturity Date and shall survive termination of any Loan Papers.

     3.05. ADMINISTRATIVE AGENT'S OBLIGATIONS.

      (a) Administrative Agent makes no representation or warranty, and assumes no responsibility with respect to the validity, legality, sufficiency or enforceability of any Application or any document relative thereto or to the collectibility thereunder. Administrative Agent assumes no responsibility for the financial condition of the Borrower and the Restricted Subsidiaries or for the performance of any obligation of the Borrower. Administrative Agent may use its discretion with respect to exercising or refraining from exercising any rights, or taking or refraining from taking any action which may be vested in it or which it may be entitled to take or assert with respect to any Letter of Credit or any Application.

    (b) Except as set forth in subsection (c) below, Administrative Agent shall be under no liability to any Lender, with respect to anything the Administrative Agent may do or refrain from doing in the exercise of its judgment, the sole liability and responsibility of Administrative Agent being to handle each Lender's share on as favorable a basis as Administrative Agent handles its own share and to promptly remit to each Lender its share of any sums received by Administrative Agent under any Application. Administrative Agent shall have no duties or responsibilities except those expressly set forth herein and those duties and liabilities shall be subject to the limitations and qualifications set forth herein.

    (c) Neither Administrative Agent nor any of its directors, officers, or employees shall be liable for any action taken or omitted (whether or not such action taken or omitted is expressly set forth herein) under or in connection herewith or any other instrument or document in connection herewith, except for gross negligence or willful misconduct, and no Lender waives its right to institute legal action against Administrative Agent for wrongful payment of any Letter of Credit due to Administrative Agent's gross negligence or willful misconduct. Administrative Agent shall incur no liability to any Lender, the Borrower or any Affiliate of the Borrower or Lender in acting upon any notice, document, order, consent, certificate, warrant or other instrument reasonably believed by Administrative Agent to be genuine or authentic and to be signed by the proper party.

                          ARTICLE IV.  CONDITIONS PRECEDENT

   4.01. CONDITIONS PRECEDENT TO THE INITIAL ADVANCE. The obligations of each Lender under this Agreement and the obligation of each Lender to make the Initial Advance shall be subject to the following conditions precedent that on the Closing Date:

     (a) All terms, conditions and documentation in connection with this Credit Agreement shall be acceptable to the Lenders.

     (b) The making of the Revolving Commitment and/or the Revolver/Term Commitment shall not contravene any Law applicable to the Administrative Agent or any Lender.

     (c) Each Lender shall have received a Certificate from an Authorized Officer stating that no Material Adverse Change, as determined by the Lenders, shall have occurred and be continuing (A) in the financial markets, or (B) in the Systems, business, assets, prospects, or financial condition of the businesses of the Borrower (as operated by the Restricted Subsidiaries) since December 31, 1996.

     (d) All proceedings of the Borrower, the Restricted Subsidiaries and each other GCI Entity taken in connection with the transactions contemplated hereby, and all documents incidental thereto, shall be reasonably satisfactory in form and substance to the Lenders. Each Lender shall have received copies of all documents or other evidence that it may reasonably request in connection with such transactions.

     (e) Each Lender shall have received an executed copy of this Agreement and its respective Notes, duly completed and correct. The Lenders shall have received copies of the Fee Letters signed by the Borrower, as applicable. Each of the following shall have been delivered to the Administrative Agent on behalf of Lenders, in form and substance satisfactory to the Administrative Agent, Special Counsel and each Lender to the extent required by the Administrative Agent: Each other Loan Paper requested by the Administrative Agent, including, without limitation, all guarantees, pledge agreements, security agreements, mortgages, deeds of trust, collateral assignments and other agreements granting any interest in any collateral.

     (f) The Borrower shall have delivered to each Lender a Certificate, dated the Closing Date, executed by an Authorized Officer on behalf of the Borrower, GCII and each Restricted Subsidiary, certifying that (i) no Default or Event of Default has occurred and is continuing, (ii) the representations and warranties set forth in Article V hereof are true and correct, (iii) each of the GCI Entities has complied with all agreements and conditions to be complied with by it under the Loan Papers by such date, (iv) that the attached resolutions for each GCI Entity are the true, accurate and complete resolutions authorizing the corporate restructuring, the incurrence and performance of the Facilities and the Loan Papers, (v) that the attached copies of certified articles of incorporation, or other articles of organization, certificates of good standing, certificates of existence and incumbency certificates for each GCI Entity are (A) not more than 30 days old and certified by the appropriate secretary of state of other governmental organization and (B) represent the true and accurate certificate for each such entity and (vi) the attached copies of by-laws or other organizational documents represent the true and accurate by-laws or other organizational documents for each GCI Entity in effect on the Closing Date.

    (g) Each Lender shall have received opinions of (i) Sherman & Howard, L.L.C. corporate counsel to the Borrower, the Restricted Subsidiaries and each other GCI Entity, dated the Closing Date, acceptable to the Lenders and otherwise in form and substance satisfactory to the Lenders and Special Counsel, with respect to this loan transaction and otherwise, including, without limitation, opinions (A) to the valid and binding nature of the Loan Papers, (B) to the enforceability of the Loan Papers, (C) to the power, authorization and corporate matters of each such Person taken in connection with the transactions contemplated by the Loan Papers, (D) that the execution, delivery and performance by the GCI Entities, as applicable, of the Agreement and the Loan Papers does not violate any of the terms of the Borrower's, the Restricted Subsidiaries' or any other GCI Entities' agreements, (E) regarding and the issuance and related opinions to the Senior Notes, (F) the corporate restructuring in order to effectuate this Agreement and the issuance of the Senior Notes, (G) regarding the equity issuance required by Section 4.01(j) hereof, and (H) to such other matters as are reasonably requested by Special Counsel, and (ii) such local counsel opinions relating to the Collateral and such other matters as are requested by the Administrative Agent and Special Counsel. Copies of all opinions delivered in connection with the equity issuance required by Section 4.01(j) hereof, the Senior Notes shall be delivered to the Administrative Agent together with a reliance letter thereon.

    (h) Each Lender shall have received an opinion of inhouse counsel to the Borrower and to each other GCI Entity, dated as of the Closing Date, acceptable to the Lenders and otherwise in form and substance satisfactory to the Lenders and Special Counsel, with respect to this transaction and final approval shall have been received from the FCC regarding any transfer of any FCC license.

     (i) GCII shall have (i) issued the Senior Notes in an amount not less than $150,000,000, on terms and conditions, and subject to documentation, satisfactory to the Administrative Agent and each Lender, and (ii) downstreamed the net proceeds of the debt issuance described in (i) above to the Borrower as equity.

    (j) ****[GCI shall have raised not less than $____ in equity on terms and conditions acceptable to the Administrative Agent and the Lenders, and the Borrower shall have (i) received not less than $_____ as an equity contribution from such proceeds, on terms and conditions acceptable to the Administrative Agent and each Lender, (ii) downstreamed the net proceeds of the equity issuance described in (i) above to the Borrower as equity.]*** ****IF EQUITY WILL NOT BE RAISED PRIOR TO EXECUTION OF THIS AGREEMENT, WE WILL DELETE THIS CONDITION PRECEDENT AND CHANGE THE COVENANTS IN SECTION 7.01 TO REFLECT THE ALTERNATE PROVISIONS IN THE COMMITMENT LETTER AND TERM SHEET****

    (k) All Affiliate transactions among any of the Borrower, the Parents and their Affiliates shall be pursuant to terms and conditions acceptable to the Administrative Agent and the Lenders.

    (l) No management agreement with any Person shall be in existence at the Parents, the Borrower or any Restricted Subsidiaries, except the Prime Management Agreement.

    (m) All proceedings of the Parents, the Borrower and the Subsidiaries of the Parents and the Borrower taken in connection with the transactions contemplated hereby, and all documents incidental thereto, shall be satisfactory in form and substance to each Lender. The Administrative Agent and each Lender shall have received copies of all documents or other evidence that it may reasonably request in connection with such transactions.

    (n) All Obligations outstanding under the existing credit facility shall have paid in full and released.

    4.02. CONDITIONS PRECEDENT TO ALL ADVANCES AND LETTERS OF CREDIT. The obligation of each Lender to make each Advance which constitutes an increase (including the Initial Advance), and the obligation of the Administrative Agent to issue any Letter of Credit shall be subject to the further conditions precedent that on the date of such Advance or such issuance of such Letter of Credit the following statements shall be true:

           (i) The representations and warranties contained in ARTICLE V hereof are true and correct on such date, as though made on and as of such date (and the delivery of each Borrowing Notice under Section 2.02(a), each Application and each Conversion or Continuation Notice under Section 2.09(b), or the failure to deliver a Conversion or Continuation Notice under Section 2.09(b), shall constitute a representation that on the disbursement date or date of issuance of a Letter of Credit such representations are true (except as to representations and warranties which (i) refer to a specific date,
     (ii) have been modified by transactions permitted pursuant to this Agreement or any other Loan Paper or (iii) have been specifically waived in writing by Administrative Agent));

          (ii) No event has occurred and is continuing, or would result from such Advance or such Letter of Credit (including the intended application of the proceeds of such Advance), that does or could constitute a Default or Event of Default;

          (iii) There shall have occurred no Material Adverse Change, and the making of such Advance or the issuance of such Letter of Credit, as applicable, shall not cause or result in a Material Adverse Change;

          (iv) In the case of each Letter of Credit, the Borrower shall have delivered to the Administrative Agent a duly executed and complete Application acceptable to Administrative Agent;

          (v) After giving effect to each such Advance, the sum of (A) the aggregate outstanding Advances under the Revolving Loan, plus (B) the sum of the aggregate face amount of all outstanding Letters of Credit plus, (C) without duplication, all reimbursement obligations related to any draw on any Letter of Credit, does not exceed the Revolving Commitment;

          (vi) After giving effect to each such Advance, prior to the Conversion Date, the sum of (A) the aggregate outstanding
     Advances under the Revolver/Term Loan does not exceed the Revolver/Term Commitment;

and (b) Administrative Agent shall have received, in form and substance acceptable to it, such other approvals, documents, certificates, opinions, and information as it may deem necessary or appropriate, including, without limitation, a certificate from an Authorized Officer, in form and substance satisfactory to the Administrative Lender, that the Advances are permitted to incurred pursuant to the terms of the Indenture providing for the Senior Notes.

                     ARTICLE V.  REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants that the following are true and correct:

     5.01. ORGANIZATION AND QUALIFICATION. Each GCI Entity is a corporation duly organized, validly existing, and in good standing under the Laws of its state of incorporation. Each GCI Entity is qualified to do business in all jurisdictions where the nature of its business or Properties require such qualification. Set forth on SCHEDULE 5.01 attached hereto is a complete and accurate listing with respect to the Borrower and each other GCI Entity, showing (a) the jurisdiction of its organization and its mailing address, which is the principal place of business and executive offices of each unless otherwise indicated, (b) the classes of Capital Stock and shares of Capital Stock issued and outstanding in each GCI Entity, and the numbers or amounts of each GCI Entity's Capital Stock authorized and outstanding, (c) each record and beneficial owner of outstanding Capital Stock on the date hereof, indicating the ownership percentage, and (d) and all outstanding options, rights, rights of conversion or purchase, repurchase, rights of first refusal, and similar rights relating to the Capital Stock of each GCI Entity. Except as set forth on SCHEDULE 5.01 hereto, neither the Borrower, nor any Restricted Subsidiary nor any other GCI Entity has agreed to grant or issue any options, warrants or similar rights to any Person to acquire any Capital Stock of the Borrower, any Restricted Subsidiary or any other GCI Entity. All Capital Stock is validly issued and fully paid. The Borrower has no knowledge of any share of Capital Stock of any GCI Entity being subject to any Lien, including any restrictions on hypothecation or transfer, except Liens described on Schedule 5.08a hereto.

     5.02. DUE AUTHORIZATION; VALIDITY. The board of directors of the Borrower and each other GCI Entity have duly authorized the execution, delivery, and performance of the Loan Papers to be executed by the Borrower and each other GCI Entity, as appropriate. Each GCI Entity has full legal right, power, and authority to execute, deliver, and perform under the Loan Papers to be executed and delivered by it. The Loan Papers constitute the legal, valid, and binding obligations of the Borrower and each other GCI Entity, as appropriate, enforceable in accordance with their terms (subject as to enforcement of remedies to any applicable Debtor Relief Laws).

     5.03. CONFLICTING AGREEMENTS AND OTHER MATTERS. The execution or delivery of any Loan Papers, and performance thereunder, does not conflict with, or result in a breach of the terms, conditions, or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien (other than in favor of Administrative Agent) upon any Properties of the Borrower or any other GCI Entity under, or require any consent (other than consents described on SCHEDULE 5.03 hereto), approval, or other action by, notice to, or filing with any Tribunal or Person pursuant to any organizational document, bylaws, award of any arbitrator, or any agreement, instrument, or Law to which the Borrower or any other GCI Entity, or any of their Properties is subject.

    5.04. FINANCIAL STATEMENTS. The audited financial statements of the Parents, and its Subsidiaries dated December 31, 1996 and delivered to Administrative Agent, fairly present its financial position and the results of operations as of the dates and for the periods shown, all in accordance with GAAP. Such financial statements reflect all material liabilities, direct and contingent, of GCI and its Subsidiaries that are required to be disclosed in accordance with GAAP. As of the date of such financial statements, there were no Contingent Liabilities, liabilities for Taxes, forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments that are substantial in amount and that are not reflected on such financial statements or otherwise disclosed in writing to Administrative Agent. Since December 31, 1996, there has been no Material Adverse Change. The Borrower and each other GCI Entity is Solvent. The projections of the Borrower dated May 20, 1997 delivered to Administrative Agent were prepared in good faith and management believes them to be based on reasonable assumptions (each of which are stated in such statement) and to provide reasonable estimations of future performance as of the dates and for the periods shown for the Parents, the Borrower and their Subsidiaries, subject to the uncertainty and approximation inherent in any projections.
The Borrower's fiscal year ends on December 31.

    5.05. LITIGATION. Shown on SCHEDULE 5.05 is all Litigation that is pending and, to the Borrower's best knowledge, threatened against the Borrower or any other GCI Entity, any of their Properties or assets on the date hereof. There is no pending or, to the Borrower's best knowledge, threatened Litigation against the Borrower, any other GCI Entity, any of their Properties that could cause a Material Adverse Change.

    5.06. COMPLIANCE WITH LAWS REGULATING THE INCURRENCE OF DEBT. No proceeds of any Advance will be used directly or indirectly to acquire any security in any transaction which is subject to Sections 13 and 14 of the Securities Exchange Act of 1934, as amended. The Borrower is not, nor is any other GCI Entity, engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. Following the Borrower's intended use of the proceeds of each Advance, not more than 25% of the value of the assets of the Borrower will be "MARGIN STOCK" within the meaning of Regulation U. The Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940, the Interstate Commerce Act (as any of the preceding acts have been amended), or any other Law that the incurring of Debt by the Borrower would violate in any material respect, including without limitation Laws relating to common or contract carriers or the sale of electricity, gas, steam, water, or other public utility services. None of the Borrower and its Restricted Subsidiaries, nor any agent acting on their behalf, have taken or will knowingly take any action which might cause this Agreement or any Loan Papers to violate any regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, in each case as in effect now or as the same may hereafter be in effect.

    5.07. LICENSES, TITLE TO PROPERTIES, AND RELATED MATTERS. Except as listed on SCHEDULE 5.07a hereto, the Borrower and each other GCI Entity possess all material Authorizations necessary and appropriate to own, operate and construct the Systems or otherwise for the operation of their businesses and are not in violation thereof in any material respect. All such Authorizations are in full force and effect, are listed on SCHEDULE 5.07a hereto, and no event has occurred that permits, or after notice or lapse of time could permit, the revocation, termination or material and adverse modification of any such Authorization, except those which in the aggregate could not reasonably be expected to cause a Material Adverse Change.
SCHEDULE 5.07a shows the expiration date and/or termination date for each Authorization (including, without limitation, FCC Licenses) in effect on the Closing Date. The Borrower is not, nor is any Subsidiary of the Borrower or the Parents, in violation of any material duty or obligation required by the Communications Act of 1934, as amended, or any FCC rule or regulation applicable to the operation of any portion of any of the Systems. There is not pending or, to the best knowledge of the Borrower, threatened, any action by the FCC to revoke, cancel, suspend or refuse to renew any FCC License relating to any System. There is not pending or, or to the best knowledge of the Borrower, threatened, any action by the FCC to modify adversely, revoke, cancel, suspend or refuse to renew any other Authorization relating to any System. There is not issued or outstanding or, to the best knowledge of the Borrower, threatened, any notice of any hearing, violation or material complaint against the Borrower, the Parents or any of the Restricted Subsidiaries with respect to the operation of any portion of the Systems and the Borrower has no knowledge that any Person intends to contest renewal of any Authorization relating to any System. Each GCI Entity has requisite corporate power (as applicable) and legal right to own and operate its Property and to conduct its business. Each has good and indefeasible title (fee or leasehold, as applicable) to its Property, subject to no Lien of any kind, except Permitted Liens. All of the assets of the Borrower and each other GCI Entity are located within the municipalities and borough locations described on SCHEDULE 5.07b. No GCI Entity is in violation of its respective articles of organization or incorporation (as applicable) or bylaws. None of the GCI Entities is in violation of any Law, or material agreement or instrument binding on or affecting it or any of its Properties, the effect of which could reasonably be expected to cause a Material Adverse Change. No business or Properties of the Parents, the Borrower or any Restricted Subsidiary is affected by any strike, lock-out or other labor dispute. No business or Properties of the Parents, the Borrower or any Restricted Subsidiary is affected by any drought, storm, earthquake, embargo, act of God or public enemy, or other casualty, the effect of which could reasonably be expected to cause a Material Adverse Change.

     5.08. OUTSTANDING DEBT AND LIENS. The GCI Entities have no outstanding Debt, Contingent Liabilities or Liens, except Permitted Liens, except as shown on SCHEDULE 5.08a hereto. No breach, default or event of default exists under any document, instrument or agreement evidencing or otherwise relating to any Funded Debt of any GCI Entity, which could reasonably be expected to cause a Material Adverse Change.

    5.09. TAXES. The Parents, the Borrower and each Subsidiary of the Parents and the Borrower has filed all federal, state, and other Tax returns (or extensions related thereto) which are required to be filed, and has paid all Taxes as shown on said returns, as well as all other Taxes, to the extent due and payable, except to the extent payment is contested in good faith and for which adequate reserves have been established therefor in accordance with GAAP. All Tax liabilities of the Parents, the Borrower and each Subsidiary of the Parents and the Borrower are adequately provided for on its books, including interest and penalties, and adequate reserves have been established therefor in accordance with GAAP. No income Tax liability of a material nature has been asserted by taxing authorities for Taxes in excess of those already paid, and no taxing authority has notified the Parents, the Borrower or any Subsidiary of the Parents or the Borrower of any deficiency in any Tax return.

 5.10. ERISA. Each Plan of the Parents, the Borrower and each Subsidiary of the Parents and the Borrower has satisfied the minimum funding standards under all Laws applicable thereto, and no Plan has an accumulated funding deficiency thereunder. The Borrower has not, and neither has the Parents, or any Subsidiary of the Borrower or the Parents incurred any material liability to the PBGC with respect to any Plan. No ERISA Event has occurred with respect to any Plan for which an Insufficiency in excess of $100,000 exists on the date of such occurrence. None of the Parents, the Borrower, or any Subsidiary of the Parents or the Borrower has participated in any non-exempt Prohibited Transaction with respect to any Plan or trust created thereunder. None of the Borrower, the Parents or any Subsidiary of the Borrower and the Parents, nor any ERISA Affiliate, has incurred any Withdrawal Liability to any Multiemployer Plan that has not been satisfied. None of the Borrower, the Parents or any Subsidiary of the Parents or the Borrower, nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA.

     5.11. ENVIRONMENTAL LAWS. The Borrower and each other GCI Entity has obtained all material environmental, health and safety permits, licenses and other material authorizations required under all Applicable Environmental Laws to carry on its business as being conducted. On the Closing Date, there are no environmental liabilities of the Borrower or any other GCI Entity (with respect to any fee owned or leased Properties), except as disclosed and described in detail on SCHEDULE 5.11 hereto. Each of such permits, licenses and authorizations is in full force and effect and the Borrower and each other GCI Entity is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply with any thereof could not reasonably be expected to cause a Material Adverse Change. In addition, no written notice, notification, demand, request for information, citation, summons or order has been issued, no written complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the best knowledge of the Borrower or any other GCI Entity, threatened, by any Tribunal or other entity with respect to any alleged failure by the Borrower or any other GCI Entity to have any environmental, health or safety permit, license or other authorization required under any Applicable Environmental Law in connection with the conduct of the business of the Borrower or any other GCI Entity or with respect to any generation, treatment, storage, recycling, transportation, discharge, disposal or release of any Hazardous Materials by the Borrower or any other GCI Entity. To the best knowledge of the Borrower and each other GCI Entity, there are no material environmental liabilities of the Borrower or any other GCI Entity, except as previously disclosed in writing to the Lenders. To the best knowledge of the Borrower and each other GCI Entity, there are no environmental liabilities of the Borrower or any other GCI Entity which could reasonably be expected to cause a Material Adverse Change. The Borrower has delivered to the Administrative Agent copies of all environmental studies and reports conducted or received by the Borrower or any other GCI Entity in connection with real Property. Such studies cover all real Property, if any, owned in fee by the Borrower and each other GCI Entity. No Hazardous Materials are generated or produced at or in connection with the Properties and operations of any of the Borrower or any of the other GCI Entities, nor have any Hazardous Materials been disposed of or otherwise released on or to any Property on which any operations of the Borrower or any other GCI Entities are conducted, except in compliance with Applicable Environmental Laws.

     5.12. DISCLOSURE. Neither the Borrower nor any other GCI Entity has made a material misstatement of fact, or failed to disclose any fact necessary to make the facts disclosed not misleading, in light of the circumstances under which they were made, to Administrative Agent or any Lender during the course of application for and negotiation of any Loan Papers or otherwise in connection with any Advances. There is no fact known to the Borrower or any other GCI Entity that materially adversely affects any of the Borrower's or any of the other GCI Entity's Properties or business, or that could constitute a Material Adverse Change, and that has not been set forth in the Loan Papers or in other documents furnished to Administrative Agent or any Lender.

     5.13. INVESTMENTS; RESTRICTED SUBSIDIARIES. The GCI Entities have no Investments except as described on Schedule 5.13 hereto and as permitted by
Section 7.10 hereof. SCHEDULE 5.13 is a complete and accurate listing of each GCI Entity, showing (a) its complete name, (b) its jurisdiction of organization, (c) its capital structure, (d) its street and mailing address, which is its principal place of business and executive office and (e) all interests in such GCI Entity.

     5.14. CERTAIN FEES. No broker's, finder's, management fee or other fee or commission will be payable by the Borrower with respect to the making of the Revolving Commitment, the Revolver/Term Commitment or Advances hereunder (other than to Administrative Agent, NationsBanc Capital Markets, Inc., Credit Lyonnais and TD hereunder), or the offering, issuance or sale of the Capital Stock of the Borrower, except as set forth in SCHEDULE 5.14 hereof. The Borrower and each other GCI Entity hereby agrees to indemnify and hold harmless Administrative Agent and each Lender from and against any claims, demand, liability, proceedings, costs or expenses asserted with respect to or arising in connection with any such fees or commissions.

     5.15. INTELLECTUAL PROPERTY. The Borrower and each other GCI Entity has obtained all patents, trademarks, service-marks, trade names, copyrights, licenses and other rights, free from material restrictions, which are necessary for the operation of their respective businesses as presently conducted and as proposed to be conducted. Nothing has come to the attention of the Borrower or any other GCI Entity to the effect that (a) any process, method, part or other material presently contemplated to be employed by the Borrower or any other GCI Entity may or could reasonably be alleged to infringe any patent, trademark, service-mark, trade name, license or other right (except copyright) owned by any other Person, or (b) except as shown on
SCHEDULE 5.05 attached hereto, there is pending or threatened any claim or litigation against or affecting the Borrower or any other GCI Entity contesting its right to sell or use any such process, method, part or other material. Nothing has come to the attention of the Borrower or any other GCI Entity to the effect that any material presently contemplated to be employed by the Borrower or any other GCI Entity may or could reasonably be alleged to infringe any copyright owned by any other Person, except to the extent that any such infringement, when aggregated with all other copyright infringements, could not reasonably be expected to cause a Material Adverse Change.

    5.16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC. All representations and warranties made under this Agreement shall be deemed to be made at and as of the Closing Date and at and as of the date of each Advance, and each shall be true and correct when made, except to the extent
(a) previously fulfilled in accordance with the terms hereof, (b) subsequently inapplicable, or (c) previously waived in writing by Administrative Agent and Lenders with respect to any particular factual circumstance. The representations and warranties made under this Agreement shall be deemed applicable to each Restricted Subsidiary as of the formation or acquisition of such Restricted Subsidiary and at and as of each date the representations and warranties are remade pursuant to this provision. All representations and warranties made under this Agreement shall survive, and not be waived by, the execution hereof by the Administrative Agent and Lenders, any investigation or inquiry by the Administrative Agent or any Lender, or by the making of any Advance under this Agreement.

                        ARTICLE VI.  AFFIRMATIVE COVENANTS

     So long as the Revolving Commitment, the Revolver/Term Commitment, any Advance, any Letter of Credit or any portion of the Obligations is outstanding, or the Borrower or any other GCI Entity owes any other amount hereunder or under any other Loan Paper:

    6.01. COMPLIANCE WITH LAWS AND PAYMENT OF DEBT. The Borrower shall, and shall cause each the Parents and all Subsidiaries of the Borrower and the Parents to, comply with all Applicable Laws, including without limitation compliance with ERISA and all applicable federal and state securities Laws. The Borrower shall, and shall cause each other GCI Entity to, pay its (a) Funded Debt as and when due (or within any applicable grace period), unless payment thereof is being contested in good faith by appropriate proceedings and adequate reserves have been established therefor, and (b) trade debt in accordance with its past practices, and in any event, before any trade creditor takes any action or terminates any relationship, except those disputes diligently contested in good faith by the Borrower and/or such GCI Entity, and for which appropriate reserves have been established in accordance with GAAP.

     6.02. INSURANCE. The Borrower shall, (a) and shall cause each of the Restricted Subsidiaries to, keep its offices and other insurable Properties adequately insured at all times by reputable insurers to such extent and against such risks, including fire and other risks insured against by extended coverage, as what is customary with companies similarly situated and in the same or similar businesses, (b) and shall cause each other GCI Entity to, maintain in full force and effect public liability (including liability insurance for all vehicles and other insurable Property) and worker's compensation insurance, in amounts customary for such similar companies to cover normal risks, by insurers satisfactory to the Administrative Agent, (c) and shall cause each Restricted Subsidiary to, maintain business interruption insurance for each System in amounts satisfactory to the Lenders, (d) and shall cause each other GCI Entity to, maintain other insurance as may be required by Law or reasonably requested by the Administrative Agent, provided that such insurance policies will show the Administrative Agent, on behalf of the Lenders, as additional insured or loss payee, as appropriate. The Borrower shall deliver evidence of renewal of each insurance policy on or before the date of its expiration, and from time to time shall deliver to the Administrative Agent, upon demand, evidence of the maintenance of such insurance.

    6.03. INSPECTION RIGHTS. The Borrower shall, and shall cause each other GCI Entity to, permit the Administrative Agent or any Lender, upon one days notice or such lesser notice as is reasonable under the circumstances, to examine and make copies of and abstracts from their records and books of account, to visit and inspect their Properties and to discuss their affairs, finances, and accounts with any of their directors, officers, employees, accountants, attorneys and other representatives, all as the Administrative Agent or any Lender may reasonably request.

    6.04. RECORDS AND BOOKS OF ACCOUNT; CHANGES IN GAAP. The Borrower shall, and shall cause the Parents and each Subsidiary of the Parents and the Borrower to, keep adequate records and books of account in conformity with GAAP. The Borrower shall not, nor shall the Borrower permit the Parents or any Subsidiary of the Borrower or the Parents to change its fiscal year, nor change its method of financial accounting except in accordance with GAAP. In connection with any such change after the date hereof, the Borrower and Lenders shall negotiate in good faith to make appropriate alterations to the covenants set forth in Section 7.01 hereof, reflecting such change.

    6.05. REPORTING REQUIREMENTS. The Borrower shall furnish to each Lender and the Administrative Agent:

    (a) As soon as available and in any event within 60 days after the end of the Borrower's fiscal quarters, (i) consolidated and consolidating balance sheets of the [Parents, the Borrower and their Subsidiaries, and each other GCI Entity], as of the end of such quarter, and consolidated and consolidating statements of income, and consolidated and consolidating statements of changes in cash flow of the [Parents, the Borrower and their Subsidiaries, and each other GCI Entity], for the portion of the fiscal year ending with such quarter, setting forth, in comparative form, figures for the corresponding periods in the previous fiscal year, all in reasonable detail, and certified by an Authorized Officer as prepared in accordance with GAAP, and fairly presenting the financial condition and results of operations of the [Parents, the Borrower and their Subsidiaries, and each other GCI Entity],
(ii) for the [Parents, the Borrower and their Subsidiaries], comparisons and reconciliations of actual results to the budget delivered pursuant to Section 6.05(e) below for the fiscal quarter most recently ended, in reasonable detail and satisfactory to the Administrative Agent, and (iii) for the [Parents, the Borrower and the Restricted Subsidiaries,] all information set forth in (i) and (ii) above in a separate presentation;

     (b) As soon as available and in any event within 120 days after the end of each fiscal year, (i) consolidated and consolidating balance sheets of the [Parents, the Borrower and their Subsidiaries, and each other GCI Entity,] as of the end of such fiscal year, and consolidated and consolidating statements of income and changes in cash flow of the [Parents, the Borrower and their Subsidiaries, and each other GCI Entity,] for such fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an unqualified opinion of the Auditor, which opinion shall state that such financial statements were prepared in accordance with GAAP, that the examination by the Auditor in connection with such financial statements was made in accordance with generally accepted auditing standards, and that such financial statements present fairly the financial condition and results of operations of the [Parents, the Borrower and their Subsidiaries, and each other GCI Entity], and (ii) for [the Parents, the Borrower and the Restricted Subsidiaries], all information set forth in (i) above in a separate presentation;

     (c) Promptly upon receipt thereof, (i) copies of all material reports or letters submitted to the Borrower, the Parents or any Subsidiary of the Borrower or the Parents by the Auditor or any other accountants in connection with any annual, interim, or special audit, including without limitation the comment letter submitted to management in connection with any such audit,
(ii) each financial
statement, report, notice or proxy statement sent by GCI, GCII, the Borrower or any Restricted Subsidiary in writing to stockholders generally, (iii) each regular or periodic report and any registration statement or prospectus (or material written communication in respect of any thereof) filed by the Parents, the Borrower or any Restricted Subsidiary with any securities exchange, with the Securities and Exchange Commission or any successor agency, and (iv) all press releases concerning material financial aspects of the Parents, the Borrower or any Restricted Subsidiary;

    (d) Together with each set of financial statements delivered pursuant to subsections (a) and (b) above, a Compliance Certificate executed by an Authorized Officer, which such Compliance Certificate must (i) certify that there has occurred no Default or Event of Default, (ii) compute the Applicable Margin, and (iii) set forth the detailed calculations with respect to the financial covenants required by Section 7.01 hereof;

    (e) As soon as available and in any event not later than 30 days after the beginning of each fiscal year of the Borrower, the annual operating and Capital Expenditure budgets of the Borrower and the Restricted Subsidiaries, [and each other GCI Entity] for such fiscal year;

    (f) Promptly upon knowledge by the Borrower or any other GCI Entity of the occurrence of any Default or Event of Default, a notice from an Authorized Officer, setting forth the details of such Default or Event of Default, and the action being taken or proposed to be taken with respect thereto ;

    (g) As soon as possible and in any event within five Business Days after knowledge thereof by the Borrower or any other GCI Entity, notice of any Litigation pending or threatened against the Borrower or any other GCI Entity or Unrestricted Subsidiary which, if determined adversely, could reasonably be expected to result in a judgment, penalties, or damages in excess of $1,000,000 together with a statement of an Authorized Officer describing the allegations of such Litigation, and the action being taken or proposed to be taken with respect thereto;

     (h) Promptly following notice or knowledge thereof by the Borrower or any other GCI Entity, notice of any actual or threatened loss or termination of any material Authorization of the Borrower or any other GCI Entity or any Unrestricted Subsidiary, together with a statement of an Authorized Officer describing the circumstances surrounding the same, and the action being taken or proposed to be taken with respect thereto;

    (i) Promptly after filing or receipt thereof, copies of all reports and notices that the Borrower or any other GCI Entity or Unrestricted Subsidiary
(i) files or receives in respect of any Plan with or from the Internal Revenue Service, the PBGC, or the United States Department of Labor, or (ii) furnishes to or receives from any holders of any Debt or Contingent Liability, if in either case, any information or dispute referred to therein either causes a Default or Event of Default, or could reasonably be expected to cause or result in a Default or an Event of Default;

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


    (j) Within 30 days after renewal or issuance of any hazard, public liability, business interruption, or other insurance policy maintained by the Borrower or any other GCI Entity, a copy of the binder or insurance certificate (showing Administrative Agent, on behalf of the Borrower or such GCI Entity, as loss payee or additional insured, as appropriate);

   (k) As soon as possible and in any event within 10 days after the Borrower or any other GCI Entity knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by an Authorized Officer, describing said Reportable Event and the action which the such Person proposes to take with respect thereto;

    (l) As soon as possible, and in any event within 10 days after receipt by the Borrower or any other GCI Entity, a copy of (a) any notice or claim to the effect that the Borrower or any other GCI Entity is or may be liable to any Person as a result of the release by the Borrower, any other GCI Entity or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any other GCI Entity, which could reasonably be expected to, in either case, cause a Material Adverse Change;

    (m) Promptly upon the filing thereof, copies of all material registration statements and all annual, quarterly, monthly or other regular reports which the Parents, the Borrower or any Subsidiary of the Parents or the Borrower or any other GCI Entity or Unrestricted Subsidiary files with the FCC or the Securities and Exchange Commission;

    (n) Promptly upon request, such other information concerning the condition or operations of the Borrower, any other GCI Entity, Unrestricted Subsidiary and any of their Affiliates, financial or otherwise, as the Administrative Agent or any Lender may from time to time reasonably request.

    6.06. USE OF PROCEEDS. The proceeds of the Advances shall be available (and the Borrower shall use such proceeds) to (a) refinance existing Funded Debt of the Borrower and its Restricted Subsidiaries, (b) fund Capital Expenditures of the Borrower and the Restricted Subsidiaries permitted by the terms of this Agreement, (c) contribute $50,000,000 to the capitalization of AULP and (d) use for general working capital purposes.

    6.07. Maintenance of Existence and Assets.   Except as provided by
Section 7.07 of this Agreement, the Borrower shall maintain, and shall cause each other GCI Entity to maintain, its corporate existence, authority to do business in the jurisdictions in which it is necessary for the Borrower or such GCI Entity to do so, and all Authorizations necessary for the operation of any of their businesses. The Borrower shall maintain, and shall cause each other GCI Entity to maintain, the assets necessary for use in their respective businesses in good repair, working order and condition, and make all such repairs, renewals and replacements thereof as may be reasonably required.

     6.08. PAYMENT OF TAXES. The Borrower will and will cause the Parents and all Subsidiaries of the Parents and the Borrower to, promptly pay and discharge all lawful Taxes imposed upon it or upon its income or profit or upon any Property belonging to it, unless such Tax shall not at the time be due and payable, or if the validity thereof shall currently be contested on a timely basis in good faith by appropriate proceedings (provided that the enforcement of any Liens arising out of any such nonpayment shall be stayed or bonded during the proceedings) and adequate reserves with respect to such Tax shall have been established in accordance with GAAP.

     6.09. INDEMNITY.

     (a) THE BORROWER AGREES TO DEFEND, PROTECT, INDEMNIFY AND HOLD HARMLESS THE ADMINISTRATIVE AGENT AND EACH LENDER, EACH OF THEIR RESPECTIVE AFFILIATES, AND EACH OF THEIR RESPECTIVE (INCLUDING SUCH AFFILIATES') OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS, SHAREHOLDERS AND CONSULTANTS (INCLUDING, WITHOUT LIMITATION, THOSE RETAINED IN CONNECTION WITH THE SATISFACTION OR ATTEMPTED SATISFACTION OF ANY OF THE CONDITIONS SET FORTH HEREIN) OF EACH OF THE FOREGOING (COLLECTIVELY, "INDEMNITEES") FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, CLAIMS, COSTS, EXPENSES AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER (INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL FOR SUCH INDEMNITEES IN CONNECTION WITH ANY INVESTIGATIVE, ADMINISTRATIVE OR JUDICIAL PROCEEDING, WHETHER OR NOT SUCH INDEMNITEES SHALL BE DESIGNATED A PARTY THERETO OR SUCH PROCEEDING SHALL HAVE ACTUALLY BEEN INSTITUTED), IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST SUCH INDEMNITEES (WHETHER DIRECT, INDIRECT OR CONSEQUENTIAL AND WHETHER BASED ON ANY FEDERAL, STATE, OR LOCAL LAWS AND REGULATIONS, UNDER COMMON LAW OR AT EQUITABLE CAUSE, OR ON CONTRACT, TORT OR OTHERWISE), ARISING FROM OR CONNECTED WITH THE PAST, PRESENT OR FUTURE OPERATIONS OF THE PARENTS, THE BORROWER, ANY SUBSIDIARY OF THE BORROWER OR THE PARENTS, ANY OTHER GCI ENTITY, ANY AFFILIATE OR ANY PREDECESSORS IN INTEREST, OR THE PAST, PRESENT OR FUTURE ENVIRONMENTAL CONDITION OF PROPERTY OF THE PARENTS, THE BORROWER, ANY SUBSIDIARY OF THE BORROWER OR PARENTS, ANY OTHER GCI ENTITY, ANY AFFILIATE OR ANY PREDECESSORS IN INTEREST, IN EACH CASE RELATING TO OR ARISING OUT OF THIS AGREEMENT, THE LOAN PAPERS, OR ANY ACT, EVENT OR TRANSACTION OR ALLEGED ACT, EVENT OR TRANSACTION RELATING OR ATTENDANT THERETO AND THE MANAGEMENT OF THE ADVANCES BY THE ADMINISTRATIVE AGENT, INCLUDING IN CONNECTION WITH, OR AS A RESULT, IN WHOLE OR IN PART, OF ANY NEGLIGENCE OF ADMINISTRATIVE AGENT OR ANY LENDER (OTHER THAN THOSE MATTERS INVOLVING A CLAIM BY A PARTICIPANT PURCHASER AGAINST ANY LENDER AND NOT THE BORROWER), OR THE USE OR INTENDED USE OF THE PROCEEDS OF THE ADVANCES HEREUNDER, OR IN CONNECTION WITH ANY INVESTIGATION OF ANY POTENTIAL MATTER COVERED HEREBY, BUT EXCLUDING ANY CLAIM OR LIABILITY THAT ARISES AS THE RESULT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY INDEMNITEE, AS FINALLY JUDICIALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION (COLLECTIVELY, "INDEMNIFIED MATTERS").

    (b) IN ADDITION, THE BORROWER SHALL PERIODICALLY, UPON REQUEST, REIMBURSE EACH INDEMNITEE FOR ITS REASONABLE LEGAL AND OTHER ACTUAL REASONABLE EXPENSES (INCLUDING THE COST OF ANY INVESTIGATION AND PREPARATION) INCURRED IN CONNECTION WITH ANY INDEMNIFIED MATTER. IF FOR ANY REASON THE FOREGOING INDEMNIFICATION IS UNAVAILABLE TO ANY INDEMNITEE OR INSUFFICIENT TO HOLD ANY INDEMNITEE HARMLESS WITH RESPECT TO INDEMNIFIED MATTERS, THEN THE BORROWER SHALL CONTRIBUTE TO THE AMOUNT PAID OR PAYABLE BY SUCH INDEMNITEE AS A RESULT OF SUCH LOSS, CLAIM,

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

DAMAGE OR LIABILITY IN SUCH PROPORTION AS IS APPROPRIATE TO REFLECT NOT ONLY THE RELATIVE BENEFITS RECEIVED BY THE BORROWER AND THE HOLDERS OF THE CAPITAL STOCK OF THE BORROWER ON THE ONE HAND AND SUCH INDEMNITEE ON THE OTHER HAND BUT ALSO THE RELATIVE FAULT OF THE BORROWER AND SUCH INDEMNITEE, AS WELL AS ANY OTHER RELEVANT EQUITABLE CONSIDERATIONS. THE REIMBURSEMENT, INDEMNITY AND CONTRIBUTION OBLIGATIONS UNDER THIS SECTION SHALL BE IN ADDITION TO ANY LIABILITY WHICH THE BORROWER MAY OTHERWISE HAVE, SHALL EXTEND UPON THE SAME TERMS AND CONDITIONS TO EACH INDEMNITEE, AND SHALL BE BINDING UPON AND INURE TO THE BENEFIT OF ANY SUCCESSORS, ASSIGNS, HEIRS AND PERSONAL REPRESENTATIVES OF THE BORROWER, THE ADMINISTRATIVE AGENT, THE LENDERS AND ALL OTHER INDEMNITEES. THE OBLIGATIONS OF THE BORROWER UNDER THIS SECTION 6.09 SHALL SURVIVE (i) THE EXECUTION OF THIS AGREEMENT AND (ii) ANY TERMINATION OF THIS AGREEMENT AND PAYMENT OF THE OBLIGATIONS.

     6.10. INTEREST RATE HEDGING. By no later than 60 days after the Closing Date, the Borrower will enter into an Interest Hedge Agreement on terms acceptable to the Administrative Agent providing for interest rate protection for not less than three years for 50% of Total Debt on such date. If Borrower enters into an interest rate cap agreement, the interest rate related thereto shall not exceed 2% per annum in excess of the then current treasury rate for the applicable hedge period.

     6.11. MANAGEMENT FEES PAID AND EARNED. The Borrower agrees that no Management Fees will be paid by the Borrower, any Restricted Subsidiary or any other GCI Entity to any Person at any time, except in accordance with the terms of the Prime Management Agreement.

     6.12. AUTHORIZATIONS AND MATERIAL AGREEMENTS. The Borrower shall, and shall cause the Parents and the Restricted Subsidiaries to, obtain and comply in all material respects with all FCC Licenses relating to any System. The Borrower shall, and shall cause the Parents and the Restricted Subsidiaries to, obtain and comply in all material respects with all Authorizations relating to the Systems, except to the extent failure to do so could not reasonably be expected to cause or result in a Material Adverse Change. The Borrower shall, and shall cause all other GCI Entities to, maintain and comply in all material respects with all agreements necessary or appropriate for any of them to own, maintain, or operate any of their businesses or Properties.

    6.13. FURTHER ASSURANCES. The Borrower shall, and shall cause each other GCI Entity to, make, execute or endorse, and acknowledge and deliver or file or cause the same to be done, all such vouchers, invoices, notices, certifications and additional agreements, undertakings, conveyances, deeds of trust, mortgages, security agreements, transfers, assignments, financing statements or other assurances, and take any and all such other action, as Administrative Agent may, from time to time, deem reasonably necessary or proper in connection with any GCI Entity's obligations under any of the Loan Papers and the obligations of the Borrower thereunder, or for better assuring and confirming unto Administrative Agent all or any part of the security for any of the Obligations.

    6.14. SUBSIDIARIES AND OTHER OBLIGORS. The Borrower shall cause each of the Restricted Subsidiaries, other GCI Entities and Affiliates to comply with each provision of this ARTICLE VI.

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


                              ARTICLE VII.  NEGATIVE COVENANTS

    So long as the Revolving Commitment, the Revolver/Term Commitment, any Advance, any Letter of Credit or any portion of the Obligations is outstanding, or the Borrower or any other GCI Entity owes any other amount hereunder or under any other Loan Paper:

     7.01. FINANCIAL COVENANTS. The Borrower and the Restricted Subsidiaries shall comply with the following covenants:

***WITH RESPECT TO THE ASTERICKED PROVISIONS BELOW, IF EQUITY IS NOT RAISED, WE WILL SWITCH OUT THE COVENANTS TO THE ALTERNATE COVENANTS IN THE TERM SHEET AND COMMITMENT LETTER***

(a) TOTAL LEVERAGE RATIO. At all times during the term hereof, the Total Leverage Ratio shall not be greater during the following time periods than the ratio set forth opposite such time periods:



                          TIME PERIOD                        MAXIMUM RATIO
                          -----------                        -------------

     **[From the Closing Date through March 31, 1998         7.00 to 1.00
          April 1, 1998 through March 31, 1999               6.50 to 1.00
          April 1, 1999 through December 31, 1999            6.00 to 1.00
          January 1, 2000 and thereafter                     5.50 to 1.00]**

(b) SENIOR LEVERAGE RATIO. At all times during the term hereof, the Senior Leverage Ratio shall not be greater during the following time periods than the ratio set forth opposite such time periods:



                         TIME PERIOD                         MAXIMUM RATIO
                         -----------                         -------------

     From the Closing Date through March 31, 1999           **[3.50 to 1.00
     April 1, 1999 through December 31, 1999                   3.00 to 1.00
     January 1, 2000 through December 31, 2000                 2.50 to 1.00
     January 1, 2001 and thereafter                            2.00 to 1.00]**

(c) INTEREST COVERAGE RATIO. At all times during the term hereof, the Interest Coverage Ratio shall not be less during the following time periods than the ratio set forth opposite such time periods:

                        TIME PERIOD                          MINIMUM RATIO
                        -----------                          -------------

     From the Closing Date through December 31, 1998         **[1.50 to 1.00

   January 1, 1999 and thereafter                    2.00 to 1.00]**

   (d) PRO FORMA DEBT SERVICE COVERAGE RATIO. At all times during the term hereof, the Pro Forma Debt Service Coverage Ratio shall not be less during the following time periods than the ratio set forth opposite such time periods:

               TIME PERIOD                            MINIMUM RATIO
               -----------                            -------------

   From the Closing Date and thereafter           ***[1.25 to 1.00]***

   (e) FIXED CHARGES COVERAGE RATIO. Commencing January 1, 2000, at all times during the term hereof, the Fixed Charges Coverage Ratio shall not be less during the following time periods than the ratio set forth opposite such time periods:

               TIME PERIOD                            MINIMUM RATIO
               -----------                            -------------

 From January 1, 2000 through March 31, 2003        **[1.00 to 1.00
 April 1, 2003 and thereafter                          1.05 to 1.00]**

   (f) CAPITAL EXPENDITURES. Capital Expenditures paid or incurred by the Borrower and the Restricted Subsidiaries shall not exceed, in the aggregate, the following amounts during the following years, provided that, any unused portion for any such year may be used during the following fiscal year only (but not thereafter):


                     FISCAL YEAR                       MAXIMUM AMOUNT
                     -----------                       --------------

         Partial year - Closing Date through 1997      **[$55,000,000
         1998                                             $90,000,000
         1999                                             $65,000,000
         2000 and thereafter                              N/A]**

   7.02. DEBT. The Borrower shall not, and shall not permit any of the other GCI Entities to, create, incur, assume, become or be liable in any manner in respect of, or suffer to exist, any Debt, except (a) Debt under the Loan Papers, (b) Debt under the Senior Notes and other Debt in existence on the date hereof as shown on SCHEDULE 5.08a hereto, and renewals, extensions (but not increases), and refinancings thereof on terms identical thereto, (c) trade payables incurred and paid in the ordinary course of business, (d) Debt permitted to be incurred under Contingent Liabilities described below, (e) Debt between the Borrower and its Subsidiaries, and (f) so long as there exists no Default or Event of Default in existence at the time incurred and none is caused thereby, (i) $5,000,000 in Debt constituting Capital Leases outstanding in the aggregate at any one time, and (ii) unsecured subordinated Debt of the Borrower on terms and conditions acceptable to the Administrative Agent

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

and each Lender, subordinated to the Facilities pursuant to the subordination language set forth on SCHEDULE 7.02 hereto.

   7.03. CONTINGENT LIABILITIES. The Borrower shall not, and shall not permit any of the other GCI Entities to, create, incur, assume, become or be liable in any manner in respect of, or suffer to exist, any Contingent Liabilities, except (a) Contingent Liabilities under or relating to the Loan Papers, (b) Contingent Liabilities in existence on the Closing Date, as shown on Schedule 5.08a hereto, (c) Contingent Liabilities resulting from the endorsement of negotiable instruments for collection in the ordinary course of business and (d) utility bonds and other similar bonds entered into in the ordinary course of business.

   7.04. LIENS. The Borrower shall not, and shall not permit any of the other GCI Entities to, create or suffer to exist any Lien upon any of its Properties, except Permitted Liens and Liens securing Debt permitted under
Section 7.02(d)(i) hereof. It is specifically acknowledged and agreed that the Borrower shall not, and shall not permit any of the other GCI Entities to, hereafter agree with any Person (other than Administrative Agent) not to grant a Lien on any of its assets.

   7.05. DISPOSITIONS OF ASSETS. The Borrower shall not, and shall not permit any of the other GCI Entities to, sell, lease, assign, or otherwise dispose of any assets of the Borrower or any Restricted Subsidiary, or otherwise consummate any Asset Sale, (a) except sales or dispositions of assets in the ordinary course of business, including dispositions of obsolete or useless assets, and (b) so long as there exists no Default or Event of Default both before and after giving effect to such disposition and with the prior written consent of Majority Lenders, Asset Sales in an aggregate amount over the term of this Agreement not to exceed $10,000,000, so long as any amounts received by the Borrower and the Restricted Subsidiaries in the aggregate over $10,000,000 in any fiscal year of the Borrower and its Restricted Subsidiaries are immediately used to reduce the Revolving Commitment and/or the Revolver/Term Commitment, as applicable, in accordance with Section 2.04 hereof, and repay the outstanding Obligations in accordance with the terms of Section 2.05 hereof, as applicable.

   7.06. DISTRIBUTIONS AND RESTRICTED PAYMENTS. The Borrower shall not, and shall not permit the Parents or any Restricted Subsidiary to, make any Restricted Payments, other than any Restricted Payment in the form of a Distribution made by any Restricted Subsidiary to any other Restricted Subsidiary or to the Borrower, and (a) so long as (i) there exists no Default or Event of Default both before and after giving effect to any such Restricted Payment, (ii) the Total Leverage Ratio is less than 5.00 to 1.00 both before and after giving effect to any such Restricted Payment and (iii) the date of such Restricted Payment is after September 30, 2000, Restricted Payments made exclusively out of Excess Cash Flow up to a maximum amount of the difference between $15,000,000 in the aggregate over the term of this Agreement, minus the aggregate amount of Investments made in accordance with the terms of Section 7.10(e) hereof over the term of this Agreement, (b) so long as there exists no Default or Event of Default both before and after giving effect to any such Restricted Payment, the Borrower may make Restricted Payments in the form of Distributions to GCII in an amount not in excess of scheduled cash interest payments required to be paid by GCII under the Senior Notes, and GCII may make Restricted Payments in the form of (and not in excess of) scheduled cash interest payments required to be paid by GCII under the

Senior Notes, provided that, the Lenders agree that in no event shall the opening phrase of this subsection (b) prohibit the payment of any such Distribution by the Borrower or payment of interest by GCII on the Senior Notes for more than 180 consecutive days in any fiscal year, unless there exists an Event of Default under Section 8.01(a) hereof (whether by acceleration or otherwise), (c) so long as there exists no Default or Event of Default both before and after giving effect to the payment thereof, payment of Management Fees and amounts due under the galaxy transponder agreement, and (d) so long as there exists no Default or Event of Default both before and after giving effect to any such Restricted Payment, the Borrower may make Restricted Payments on Funded Debt incurred in accordance with the terms of 7.02(d)(i) hereof.

   7.07. MERGER; CONSOLIDATION. The Borrower shall not, and shall not permit any of the other GCI Entities to, merge into or consolidate with any Person except any Wholly-Owned Subsidiary other than the Borrower may merge or consolidate with the Borrower or another Wholly-Owned Subsidiary, provided that the Borrower or such Wholly-Owned Subsidiary is the surviving entity, as the case may be.

   7.08. BUSINESS. The Borrower shall not, and shall not permit any of the other GCI Entities to, change the nature of its business as now conducted. The Borrower shall not conduct any business except the ownership and operation of its Systems.

   7.09. TRANSACTIONS WITH AFFILIATES. The Borrower shall not, and shall not permit any of the other GCI Entities to, enter into or be party to a transaction with any Affiliate, except on terms no less favorable than could be obtained on an arm's-length basis with a Person that is not an Affiliate.

   7.10. LOANS AND INVESTMENTS. The Borrower shall not, and shall not permit any of the other GCI Entities to, make any loan, advance, extension of credit or capital contribution to, or make or have any Investment in, any Person, or make any commitment to make any such extension of credit or Investment, or make any acquisition, except (a) Investments on the Closing Date constituting a $50,000,000 capital contribution to AULP and other Investments existing on the date hereof and contemplated by the terms of this Agreement, each as shown on SCHEDULE 5.13 hereto, (b) Investments in Cash Equivalents, (c) Investments in advances in the ordinary course of business to officers and employees in an amount in the aggregate not to exceed $4,000,000 outstanding at any one time, (d) Investments in accounts receivable arising in the ordinary course of business, (e) so long as (i) there exists no Default or Event of Default, both before and after giving effect to the making of such Investments, (ii) the Total Leverage Ratio is less than 5.00 to 1.00 both before and after giving effect to any such Investment and (iii) the date of such Investment is after September 30, 2000, Investments made exclusively out of Excess Cash Flow up to a maximum amount of the difference between $15,000,000 in the aggregate over the term of this Agreement, minus the aggregate amount of Restricted Payments made in accordance with the terms of
Section 7.06(a) hereof over the term of this Agreement, and (f) loans, advances, extensions of credit or capital contributions to, or among, Wholly-Owned Subsidiaries.

   7.11. FISCAL YEAR AND ACCOUNTING METHOD. The Borrower shall not, and shall not permit any of the other GCI Entities to, change its fiscal year or method of accounting, except as may be required by GAAP.

   7.12. ISSUANCE OF PARTNERSHIP INTEREST AND CAPITAL STOCK; AMENDMENT OF ARTICLES AND BY-LAWS. Except in connection with the transactions consummated on or prior to the Closing Date, and except as permitted in Section 7.07 hereof, the Borrower shall not, and shall not permit any of the other GCI Entities to, issue, sell or otherwise dispose of any Capital Stock in such Person, or any options or rights to acquire such partnership interest or capital stock not issued and outstanding on the Closing Date. The Borrower shall not amend its articles of organization or bylaws and the Borrower shall not permit any of the other GCI Entities to amend its articles of organization or bylaws, except, so long as there exists no Default or Event of Default both prior to and after giving effect to such amendment, and after written notice to the Administrative Agent, the Borrower may make (i) changes to comply with applicable Law and (ii) changes immaterial in nature.

   7.13. CHANGE OF OWNERSHIP. The Borrower shall not, and shall not permit any other GCI Entity to, permit any change in the ownership of the Borrower and each Guarantor from the ownership thereof as of the date hereof as disclosed on SCHEDULE 5.01 hereto.

   7.14. SALE AND LEASEBACK. The Borrower shall not, and shall not permit any of the other GCI Entities to, enter into any arrangement whereby it sells or transfers any of its assets, and thereafter rents or leases such assets.

   7.15. COMPLIANCE WITH ERISA. The Borrower shall not, and shall not permit the Parents or any Subsidiary of the Borrower and the Parents to, directly or indirectly, or permit any member of such Person's Controlled Group to directly or indirectly, (a) terminate any Plan so as to result in any material (in the opinion of Administrative Agent) liability to any of the Borrower, the Parents or any Subsidiary of the Borrower or the Parents, or any member of their Controlled Group, (b) permit to exist any ERISA Event, or any other event or condition, which presents the risk of any material (in the opinion of Administrative Agent) liability of any of the Parents, the Borrower or any Subsidiary of the Parents or the Borrower, or any member of their Controlled Group, (c) make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any Multiemployer Plan so as to result in any material (in the opinion of Administrative Agent) liability to any of the Borrower, the Parents, or any Subsidiary of the Parents or the Borrower, or any member of their Controlled Group, (d) enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder (except in the ordinary course of business consistent with past practice) which could result in any material (in the opinion of Administrative Agent) liability to any of the Parents, the Borrower or any Subsidiary of the Parents or the Borrower, or any member of their Controlled Group, or (e) permit the present value of all benefit liabilities, as defined in Title IV of ERISA, under each Plan of each of the Parents, the Borrower or any Subsidiary of the Parents or the Borrower, or any member of their Controlled Group (using the actuarial assumptions utilized by the PBGC upon termination of a Plan) to materially (in the opinion of Administrative Agent) exceed the fair market value of Plan assets allocable to such benefits all determined as of the most recent valuation date for each such Plan.

   7.16. RATE SWAP EXPOSURE. The Borrower shall not enter into or become liable in respect of any Interest Hedge Agreement pursuant to which the aggregate amount exceeds the aggregate principal amount of all Advances.

   7.17. RESTRICTED SUBSIDIARIES AND OTHER OBLIGORS. The Borrower shall not permit any of its Restricted Subsidiaries or any other GCI Entity to violate any provision of this Article VII. u 7.18. Amendments to Material Agreements. The Borrower shall not, nor shall the Borrower permit any other GCI Entity to, amend or change any Loan Paper other than with the prior written consent of the Lenders pursuant to Section 10.01 hereof, nor shall the Borrower or any other GCI Entity change or amend (or take any action or fail to take any action the result of which is an effective amendment or change) or accept any waiver or consent with respect to (a) any Non-Compete Agreement, (b) that certain Transponder Purchase Agreement for Galaxy X, dated August 24, 1995, among the Borrower and Hughes Communications Galaxy, Inc., (c) that certain Transponder Service Agreement, dated August 24, 1995, among [General Communication Corp.] and Hughes Communications Satellite Services, Inc., (d) the Senior Notes and all documentation and agreements relating to the Senior Notes, other changes that result in a decrease in interest rate, extension of maturity, or deletion of covenants or obligations to repay, (e) the Prime Management Agreement, or (f) all documentation related to any Funded Debt of any GCI Entity.

   7.19. LIMITATION ON RESTRICTIVE AGREEMENTS. The Borrower shall not, and shall not permit the Parents or any Restricted Subsidiary to, other than in connection with the Senior Notes, enter into any indenture, agreement, instrument, financing document or other arrangement which, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon: (a) the incurrence of Debt, (b) the granting of Liens, (c) the making or granting of Guarantees, (d) the payment of dividends or Distributions, (e) the purchase, redemption or retirement of any Capital Stock, (f) the making of loans or advances, (g) transfers or sales of property or assets (including Capital Stock) by the Parents, the Borrower or any of the Restricted Subsidiaries,
(h) the making of Investments or acquisitions, or (h) any change of control or management.

                        ARTICLE VIII.  EVENTS OF DEFAULT

   8.01. EVENTS OF DEFAULT. Any one or more of the following shall be an "EVENT OF DEFAULT" hereunder, if the same shall occur for any reason whatsoever, whether voluntary or involuntary, by operation of Law, or otherwise:

   (a) The Borrower shall fail to pay (i) any principal when due; or (ii) any interest on any Note within three days after the same becomes due; or (iii) any Commitment Fees, other fees, or other amounts payable under any Loan Paper within five days after the same becomes due;

   (b) Any representation or warranty made or deemed made by the Borrower or any other GCI Entity (or any of its officers or representatives) under or in connection with any Loan Papers shall prove to have been incorrect or misleading when made or deemed made;

   (c) The Borrower or any other GCI Entity shall fail to perform or observe any term or condition contained in ARTICLE VI hereof (except Section 6.05(f) hereof) which is not remedied within thirty days after the earlier of (i) actual knowledge of such breach by the Parents, the Borrower or any of the Restricted Subsidiaries of such breach and (ii) written notice from the Administrative Agent or any Lender of such breach;

   (d) The Borrower or any other GCI Entity shall fail to perform or observe any term or covenant contained in ARTICLE VII hereof or in Section 6.05(f) hereof;

   (e) Any GCI Entity shall fail to perform or observe any other term or covenant contained in any Loan Paper, other than those described in Sections 8.01(a), (b), (c) and (d) hereof which is not remedied within thirty days after the earlier of (i) actual knowledge of such breach by the Parents, the Borrower or any of the Restricted Subsidiaries of such breach and (ii) written notice from the Administrative Agent or any Lender of such breach;

   (f) Any Loan Paper or material provision thereof shall, for any reason, not be valid and binding on the GCI Entity signatory thereto, or not be in full force and effect, or shall be declared to be null and void; the validity or enforceability of any Loan Paper shall be contested by any GCI Entity; any GCI Entity shall deny that it has any or further liability or obligation under its respective Loan Papers; or any default or breach under any provision of any Loan Papers shall continue after the applicable grace period, if any, specified in such Loan Paper;

   (g) Any of the following shall occur: (i) any of the Parents, the Borrower or any Subsidiary of the Parents or the Borrower shall make an assignment for the benefit of creditors or be unable to pay its debts generally as they become due; (ii) any of the Parents, the Borrower or any Subsidiary of the Parents or the Borrower shall petition or apply to any Tribunal for the appointment of a trustee, receiver, or liquidator of it, or of any substantial part of its assets, or shall commence any proceedings relating to any of the Parents, the Borrower or any Subsidiary of the Parents or the Borrower under any Debtor Relief Law, whether now or hereafter in effect; (iii) any such petition or application shall be filed, or any such proceedings shall be commenced, against any of the Parents, the Borrower or any Subsidiary of the Parents or the Borrower, or an order, judgment or decree shall be entered appointing any such trustee, receiver, or liquidator, or approving the petition in any such proceedings and such petition, application or proceedings shall continue undismissed for 30 days or such order, judgment or decred shall continue unstayed and in effect for 30 days;
(iv) any final order, judgment, or decree shall be entered in any proceedings against any of the Parents, the Borrower or

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any Subsidiary of the Parents or the Borrower decreeing its dissolution; (v)
any final order, judgment, or decree shall be entered in any proceedings against any of the Parents, the Borrower, or any Subsidiary of the Parents or the Borrower decreeing its split-up which requires the divestiture of a substantial part of its assets; or (vi) any of the Parents, the Borrower or any Subsidiary of the Parents or the Borrower shall petition or apply to any Tribunal for the appointment of a trustee, receiver, or liquidator of it, or of any substantial part of its assets, or shall commence any proceedings relating to any of the Parents, the Borrower or any Subsidiary of the Parents or the Borrower under any Debtor Relief Law, whether now or hereafter in effect;

   (h) Any GCI Entity shall fail to pay any Debt or Contingent Liability of $1,000,000 or more when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt or Contingent Liability; or any GCI Entity shall fail to perform or observe any term or covenant contained in any agreement or instrument relating to any such Debt or Contingent Liability, when required to be performed or observed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, and can result in acceleration of the maturity of such Debt or Contingent Liability; or any such Debt or Contingent Liability shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

   (i) Any GCI Entity shall have any judgment(s) outstanding against it for the payment of $1,000,000 or more, and such judgment(s) shall remain unstayed, in effect, uncontested and unpaid for a period of 30 days;

   (j) (i) Any Authorization necessary for the ownership or essential for the operation of any of the interstate or intrastate telecommunications systems or networks operated by the Parents, the Borrower or any Restricted Subsidiary or any other System, shall expire, and on or prior to such expiration, the same shall not have been renewed or replaced by another Authorization authorizing substantially the same operations of such System; or (ii) any Authorization necessary for the ownership or essential for the operation of any of System shall be canceled, revoked, terminated, rescinded, annulled, suspended or modified in a materially adverse respect, or shall no longer be in full force and effect, or the grant or the effectiveness thereof shall have been stayed, vacated, reversed or set aside, and such action shall be no longer subject to further administrative or judicial review; or (iii) the FCC shall have issued, on its own initiative and not upon the complaint of or at the request of a third party, any hearing designation order in any non-comparative license renewal proceeding or any license revocation proceeding involving any License or Authorization necessary for the ownership or essential for the operation of any System; or (iv) in any non-comparative license renewal proceeding or license revocation proceeding initiated by the FCC upon the complaint of or at the request of a third party or any comparative (i.e., multiple applicant) license renewal proceeding, in each case involving any License or Authorization necessary for the ownership or essential for the operation of any System; any administrative law judge of the FCC (or successor to the functions of an administrative law judge of the FCC) shall have issued an initial decision to the effect that the Parents, the Borrower or any Restricted Subsidiary lacks the basic qualifications to own or operate

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any System or is not deserving of a renewal expectancy, and such initial decision shall not have been timely appealed or shall otherwise have become an order that is final and no longer subject to further administrative or judicial review (provided, however, that none of the foregoing events described in clauses (i), (ii), (iii) or (iv) of this Section 8.01(j) shall constitute an Event of Default if such expiration, cancellation, revocation or other loss would not materially adversely affect the value of any of the Collateral or the ability of the Parents, the Borrower or any Restricted Subsidiary to perform its obligations under the Loan Papers to which it is a party);

   (k) Any of the Parents, the Borrower, or any Subsidiary of the Parents or the Borrower, or any ERISA Affiliate, shall have committed a failure described in Section 302(f)(l) of ERISA, and the amount determined under
Section 302(f)(3) of ERISA is equal to or greater than $1,000,000;

   (l) The Parents, the Borrower, any Subsidiary of the Parents or the Borrower, or any ERISA Affiliate, shall have been notified by the sponsor of a Multiemployer Plan that such Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result thereof the aggregate annual contributions to all Multiemployer Plans in reorganization or being terminated is increased over the amounts contributed to such Plans for the preceding Plan year by an amount exceeding $1,000,000;

   (m) The Borrower or any GCI Entity shall be required under any Environmental Law (i) to implement any remedial, neutralization, or stabilization process or program, the cost of which could constitute a Material Adverse Change, or (ii) to pay any penalty, fine, or damages in an aggregate amount of $1,000,000 or more;

   (n) Any Property (whether leased or owned) of any GCI Entity, or the operations conducted thereon by any of them or any current or prior owner or operator thereof (in the case of real Property), shall violate or have violated any applicable Environmental Law, if such violation could constitute a Material Adverse Change; or any GCI Entity shall not obtain or maintain any License required to be obtained or filed under any Environmental Law in connection with the use of such Property and assets, including without limitation past or present treatment, storage, disposal, or release of Hazardous Materials into the environment, if the failure to obtain or maintain the same could constitute a Material Adverse Change;

   o) Any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien in the Collateral (except for the Lien on the stock of GCI Leasing Co., Inc. which shall be a second Lien behind the Prior Stock Lien) purported to be covered thereby and the value of such Collateral, singly or in the aggregate, equals or exceeds $1,000,000;

   (p) The occurrence of any Change of Control; or (i) two or more of the following three senior executive managers of the Borrower shall not be employees of the Borrower for 60 consecutive days: John Lowber, Ron Duncan or Wilson Hughes and (ii) the Borrower shall have not

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replaced such senior executive managers with new employees acceptable to the
Majority Lenders, such consent not to be unreasonably withheld;

   (q) At any time, less than 100% of the Capital Stock of the Borrower, the Restricted Subsidiaries and the Guarantors (except the Capital Stock of GCI does not have to be pledged) shall be pledged to the Lenders to secure the Obligations pursuant to a first and prior perfected Lien (subject to inchoate tax liens), ***[except with respect to the Lien on the stock of GCI Leasing Co., Inc.]***; ***[at any time, less than 100% of the Capital Stock of GCI Leasing Co., Inc. shall be pledged to the Lenders to secure the Obligations pursuant to a second perfected Lien (behind the Prior Tax Lien and subject to inchoate tax Liens)]***; or all or any portion of the Collateral constituting any System or systems which service 5% or more of the customers of the Borrower and the Restricted Subsidiaries ("Significant Segment"), or all or any portion of the Pledged Interests or the Pledge Agreements shall be the subject of any proceeding instituted by any Person, or there shall exist any litigation or overtly threatened litigation with respect to all or any portion of the Collateral constituting Significant Segment or all or any portion of the Pledged Interests or the Pledge Agreement; or all or any portion of the Collateral constituting a Significant Segment shall be the subject of any legal proceeding instituted by any Person other than a Lender or Administrative Agent (except in connection with any Lender's exercise of any remedies under the Loan Papers); or any document or instrument creating or granting a security interest or Lien in any Collateral shall for any reason fail to create a valid first priority security interest (subject to Permitted Liens and the Prior Stock Lien) in any collateral purported to be covered thereby; or any material portion of the Collateral shall not be subject to a prior perfected security interest (subject to Permitted Liens), or be subject to attachment, levy or replenishment, unless such attachment, levy or replenishment shall be stayed, or bonded in an amount substantially equal to the fair market value of such Property and only for so long as such stay or bond exists;

   (r) (i) A petition or complaint is filed before or by the Federal Trade Commission, the United States Justice Department, or any other Tribunal, seeking to cause the Borrower or any other GCI Entity to divest a significant portion of its assets or the Capital Stock of any GCI Entity or the Borrower, pursuant to any antitrust, restraint of trade, unfair competition or similar Laws, and such petition or complaint is not dismissed or discharged within 60 days of the filing thereof, which such divestiture could reasonably be expected to cause a Material Adverse Change or (ii) A warrant of attachment or execution or similar process shall be issued or levied against Property of the Borrower or any other GCI Entity which, together with all other such Property of the Borrower and the other GCI Entities subject to other such process, exceeds in value $1,000,000 in the aggregate, and if such judgment or award is not insured or, within 60 days after the entry, issue or levy thereof, such judgment, warrant or process shall not have been paid or discharged, bonded or stayed pending appeal, or if, after the expiration of any such stay, such judgment, warrant or process shall not have been paid or discharged;

   (s) Any civil action, suit or proceeding shall be commenced against any GCI Entity under any federal or state racketeering statute (including, without limitation, the Racketeer Influenced and Corrupt Organization Act of
1970)("RICO") and such suit shall be adversely determined by a court

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

of applicable jurisdiction resulting in a judgment against such GCI Entity in excess of $1,000,000; or any criminal action or proceeding shall be commenced against any GCI Entity under any federal or state racketeering statute (including, without limitation, RICO); and

   (t) There shall exist any breach or default under any documentation relating to the Senior Notes.

   8.02. REMEDIES UPON DEFAULT. If an Event of Default described in Section 8.01(g) hereof shall occur with respect to the Parents, the Borrower or any Subsidiary of the Parents or the Borrower, the Revolving Commitment and the Revolver/Term Commitment shall be immediately terminated and the aggregate unpaid principal balance of and accrued interest on all Advances shall, to the extent permitted by applicable Law, thereupon become due and payable concurrently therewith, without any action by Administrative Agent or any Lender, and without diligence, presentment, demand, protest, notice of protest or intent to accelerate, or notice of any other kind, all of which are hereby expressly waived. Subject to the foregoing sentence, if any Event of Default shall occur and be continuing, then no LIBOR Advances shall be available to the Borrower and Administrative Agent may at its election, and shall at the direction of Majority Lenders, do any one or more of the following:

   (a) Declare the entire unpaid balance of all Advances immediately due and payable, whereupon it shall be due and payable without diligence, presentment, demand, protest, notice of protest or intent to accelerate, or notice of any other kind (except notices specifically provided for under Section 8.01), all of which are hereby expressly waived (except to the extent waiver of the foregoing is not permitted by applicable Law);

   (b) Terminate the Revolving Commitment and/or the Letter of Credit Commitment and/or the Revolver/Term Commitment;

   (c) Reduce any claim of Administrative Agent and Lenders to judgment;

   (d) Demand (and the Borrower shall pay to Administrative Agent) immediately upon demand and in immediately available funds, the amount equal to the aggregate amount of the Letters of Credit then outstanding, irrespective of whether such Letters of Credit have been drawn upon, all as set forth and in accordance with the terms of provisions of Article III hereof. The Administrative Agent shall promptly advise the Borrower of any such declaration or demand but failure to do so shall not impair the effect of such declaration or demand; and

   (e) Exercise any Rights afforded under any Loan Papers, by Law, including but not limited to the UCC, at equity, or otherwise.

   8.03. CUMULATIVE RIGHTS. All Rights available to Administrative Agent and Lenders under the Loan Papers shall be cumulative of and in addition to all other Rights granted thereto at Law or in equity, whether or not amounts owing thereunder shall be due and payable, and whether or not

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

Administrative Agent or any Lender shall have instituted any suit for collection or other action in connection with the Loan Papers.

   8.04. WAIVERS. The acceptance by Administrative Agent or any Lender at any time and from time to time of partial payment of any amount owing under any Loan Papers shall not be deemed to be a waiver of any Default or Event of Default then existing. No waiver by Administrative Agent or any Lender of any Default or Event of Default shall be deemed to be a waiver of any Default or Event of Default other than such Default or Event of Default. No delay or omission by Administrative Agent or any Lender in exercising any Right under the Loan Papers shall impair such Right or be construed as a waiver thereof or an acquiescence therein, nor shall any single or partial exercise of any such Right preclude other or further exercise thereof, or the exercise of any other Right under the Loan Papers or otherwise.

   8.05. PERFORMANCE BY ADMINISTRATIVE AGENT OR ANY LENDER. Should any covenant of any GCI Entity fail to be performed in accordance with the terms of the Loan Papers, Administrative Agent may, at its option, perform or attempt to perform such covenant on behalf of such GCI Entity. Notwithstanding the foregoing, it is expressly understood that neither Administrative Agent nor any Lender assumes, and shall not ever have, except by express written consent of Administrative Agent or such Lender, any liability or responsibility for the performance of any duties or covenants of any GCI Entity.

   8.06. EXPENDITURES. The Borrower shall reimburse Administrative Agent and each Lender for any sums spent by it in connection with the exercise of any Right provided herein. Such sums shall bear interest at the lesser of (a) the Base Rate in effect from time to time, plus 2.0% and (b) the Highest Lawful Rate, from the date spent until the date of repayment by the Borrower.

   8.07. CONTROL. None of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give Administrative Agent or any Lender any Rights to exercise control over the affairs and/or management of any GCI Entity, the power of Administrative Agent and each Lender being limited to the Rights to exercise the remedies provided in this Article; PROVIDED, HOWEVER, that if Administrative Agent or any Lender becomes the owner of any partnership, stock or other equity interest in any Person, whether through foreclosure or otherwise, it shall be entitled to exercise such legal Rights as it may have by being an owner of such stock or other equity interest in such Person.

                      ARTICLE IX.  THE ADMINISTRATIVE AGENT

   9.01. AUTHORIZATION AND ACTION. Each Lender hereby appoints and authorizes Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under this Agreement and the other Loan Papers as are delegated to the Administrative Agent by the terms of the Loan Papers, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement and the other Loan Papers (including without limitation enforcement or collection of the Notes), Administrative Agent shall not be required

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

to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of Majority Lenders (or all Lenders, if required under Section 10.01), and such instructions shall be binding upon all Lenders; PROVIDED, HOWEVER, that Administrative Agent shall not be required to take any action which exposes Administrative Agent to personal liability or which is contrary to any Loan Papers or applicable Law. Administrative Agent agrees to give to each Lender notice of each notice given to it by the Borrower pursuant to the terms of this Agreement, and to distribute to each applicable Lender in like funds all amounts delivered to Administrative Agent by the Borrower for the Ratable or individual account of any Lender.

   9.02. ADMINISTRATIVE AGENT'S RELIANCE, ETC. Neither Administrative Agent, nor any of its directors, officers, agents, employees, or representatives shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any other Loan Paper, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, Administrative Agent (a) may treat the payee of any Note as the holder thereof until Administrative Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to Administrative Agent; (b) may consult with legal counsel (including counsel for the Borrower or any of the Restricted Subsidiaries), independent public accountants, and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties, or representations made in or in connection with this Agreement or any other Loan Papers; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants, or conditions of this Agreement or any other Loan Papers on the part of any GCI Entity or the Restricted Subsidiaries or to inspect the Property (including the books and records) of any GCI Entity or the Restricted Subsidiaries; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement, any other Loan Papers, or any other instrument or document furnished pursuant hereto; and (f) shall incur no liability under or in respect of this Agreement or any other Loan Papers by acting upon any notice, consent, certificate, or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties.

   9.03. NATIONSBANK OF TEXAS, NATIONAL ASSOCIATION AND AFFILIATES. With respect to its Revolving Commitment, its Revolver/Term Commitment, its Advances, its Specified Percentage of the Revolver/Term Loan and any Loan Papers, NationsBank of Texas, National Association has the same Rights under this Agreement as any other Lender and may exercise the same as though it were not Administrative Agent. NationsBank of Texas, National Association and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with, any GCI Entity, any Affiliate thereof, and any Person who may do business therewith, all as if NationsBank of Texas, National Association were not Administrative Agent and without any duty to account therefor to any Lender.

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

   9.04. LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender, and based on the financial statements referred to in Section 5.04 hereof and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Papers.

   9.05. INDEMNIFICATION BY LENDERS. Lenders shall indemnify Administrative Agent, pro rata, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Administrative Agent in any way relating to or arising out of any Loan Papers or any action taken or omitted by Administrative Agent thereunder, including any negligence of Administrative Agent; PROVIDED, HOWEVER, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from Administrative Agent's gross negligence or willful misconduct. Without limitation of the foregoing, Lenders shall reimburse Administrative Agent, pro rata, promptly upon demand for any out-of-pocket expenses (including reasonable attorneys' fees) incurred by Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiation, legal proceedings or otherwise) of, or legal and other advice in respect of rights or responsibilities under, the Loan Papers. The indemnity provided in this
Section 9.05 shall survive the termination of this Agreement.

   9.06. SUCCESSOR ADMINISTRATIVE AGENT. Administrative Agent may resign at any time by giving written notice thereof to Lenders and the Borrower, and may be removed at any time with or without cause by the action of all Lenders (other than Administrative Agent, if it is a Lender). Upon any such resignation, Majority Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within thirty days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the Laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the Rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Papers, provided that if the retiring or removed Administrative Agent is unable to appoint a successor Administrative Agent, Administrative Agent shall, after the expiration of a sixty day period from the date of notice, be relieved of all obligations as Administrative Agent hereunder. Notwithstanding any Administrative Agent's resignation or removal hereunder, the provisions of this ARTICLE shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

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                             ARTICLE X.  MISCELLANEOUS

   10.01. AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Papers, nor consent to any departure by the Borrower or any other GCI Entity therefrom, shall be effective unless the same shall be in writing and signed by Administrative Agent with the consent of Majority Lenders, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no amendment, waiver, or consent shall (and the result of action or failure to take action shall not) unless in writing and signed by all of Lenders and Administrative Agent, (a) increase the Revolving Commitment (except in accordance with the provisions of Section 2.16 hereof), increase the Revolver/Term Commitment or the Letter of Credit Commitment, (b) reduce any principal, interest, fees, or other amounts payable hereunder, or waive or result in the waiver of any Event of Default under Section 8.01(a),
(c) postpone any date fixed for any payment of principal, interest, fees, or other amounts payable hereunder, (d) release any Collateral or Guaranties securing any GCI Entity's obligations hereunder, other than releases contemplated hereby and by the Loan Papers, (e) change the meaning of Specified Percentage or the number of Lenders required to take any action hereunder, or (f) amend this Section 10.01. No amendment, waiver, or consent shall affect the Rights or duties of Administrative Agent under any Loan Papers, unless it is in writing and signed by Administrative Agent in addition to the requisite number of Lenders.

   10.02. NOTICES.

   (a) MANNER OF DELIVERY. All notices communications and other materials to be given or delivered under the Loan Papers shall, except in those cases where giving notice by telephone is expressly permitted, be given or delivered in writing. All written notices, communications and materials shall be sent by registered or certified mail, postage prepaid, return receipt requested, by telecopier, or delivered by hand. In the event of a discrepancy between any telephonic notice and any written confirmation thereof, such written confirmation shall be deemed the effective notice except to the extent Administrative Agent, any Lender or the Borrower has acted in reliance on such telephonic notice.

   (b) ADDRESSES. All notices, communications and materials to be given or delivered pursuant to this Agreement shall be given or delivered at the following respective addresses and telecopier and telephone numbers and to the attention of the following individuals or departments:

If to the Borrower:

      GCI Holdings, Inc.
      2550 Denali Street, Suite 1000
      Anchorage, Alaska  99503-2781

      Attention:  Mr. John M. Lowber

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

       Telephone No.: (907) 265-5628
       Facsimile No.: (907) 265-5676

   With a Copy to:





       Attention:

       Telephone No.:
       Facsimile No.:

If to Administrative Agent:

       NationsBank of Texas, N.A.
       901 Main Street, 64th Floor
       Dallas, Texas  75202

       Attention:     Whitney L. Busse
                      Vice President
       Telephone No.: (214) 508-0950
       Facsimile No.: (214) 508-9390

   With a Copy to:

       Donohoe, Jameson & Carroll, P.C.
       3400 Renaissance Tower
       1201 Elm Street
       Dallas, Texas  75270

       Attention:     Melissa Ruman Stewart
       Telephone No.: (214) 698-3814
       Facsimile No.: (214) 744-0231

   (c) If to any Lender, to its address set forth below opposite its signature or on any Assignment and Acceptance or amendment to this Agreement.

or at such other address or, telecopier or telephone number or to the attention of such other individual or department as the party to which such information pertains may hereafter specify for the purpose in a notice to the other specifically captioned "Notice of Change of Address".

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

   (d) EFFECTIVENESS. Each notice, communication and any material to be given or delivered to any party pursuant to this Agreement shall be effective or deemed delivered or furnished (i) if sent by mail, on the fifth day after such notice, communication or material is deposited in the mail, addressed as above provided, (ii) if sent by telecopier, when such notice, communication or material is transmitted to the appropriate number determined as above provided in this Section 10.02 and the appropriate receipt is received or otherwise acknowledged, (iii) if sent by hand delivery or overnight courier, when left at the address of the addressee addressed as above provided, and
(iv) if given by telephone, when communicated to the individual or any member of the department specified as the individual or department to whose attention notices, communications and materials are to be given or delivered except that notices of a change of address, telecopier or telephone number or individual or department to whose attention notices, communications and materials are to be given or delivered shall not be effective until received; PROVIDED, HOWEVER, that notices to Administrative Agent pursuant to Article II shall be effective when received. The Borrower agrees that Administrative Agent shall have no duty or obligation to verify or otherwise confirm telephonic notices given pursuant to ARTICLE II, and agrees to indemnify and hold harmless Administrative Agent and Lenders for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, and expenses resulting, directly or indirectly, from acting upon any such notice.

   10.03. PARTIES IN INTEREST. All covenants and agreements contained in this Agreement and all other Loan Papers shall bind and inure to the benefit of the respective successors and assigns of the parties hereto. Each Lender may from time to time assign or transfer its interests hereunder pursuant to
Section 10.04 hereof. No GCI Entity may assign or transfer its Rights or obligations under any Loan Paper without the prior written consent of Administrative Agent.

   10.04. ASSIGNMENTS AND PARTICIPATIONS.

   (a) Subject to the following sentence, each Lender (an "Assignor") may assign its Rights and obligations as a Lender under the Loan Papers to one or more Eligible Assignees pursuant to an Assignment and Acceptance, so long as
(i) each assignment shall be of a constant, and not a varying percentage of all Rights and obligations thereunder, (ii) each Assignor shall obtain in each case the prior written consent of Administrative Agent, which consent shall not be unreasonably withheld, (iii) each Assignor shall in each case pay a $3,000 processing fee to Administrative Agent, and (iv) no such assignment is for an amount less than $10,000,000. Assignments and other transfers (except participations) with respect to each Lender's participation in a given Letter of Credit may only be made with the prior written consent of the Administrative Agent. Within five Business Days after Administrative Agent receives notice of any such assignment, the Borrower shall execute and deliver to Administrative Agent, in exchange for the Notes issued to Assignor, new Notes to the order of such Assignor and its assignee in amounts equal to their respective Specified Percentages of the Revolving Commitment and the Revolver/Term Commitment. Such new Notes shall be dated the effective date of the assignment. It is specifically acknowledged and agreed that on and after the effective date of each assignment, the assignee shall be a party hereto and shall have the Rights and obligations of a Lender under the Loan Papers.

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

   (b) Each Lender may sell participations to one or more Persons in all or any of its Rights and obligations under the Loan Papers; provided, however, that (i) such Lender's obligations under the Loan Papers shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of its Notes for all purposes of the Loan Papers,
(iv) the participant shall be granted the Right to vote on or consent to only those matters described in Sections 10.01(a), (b), (c) and (d), (v) each GCI Entity, Administrative Agent, and other Lenders shall continue to deal solely and directly with such Lender in connection with its Rights and obligations under the Loan Papers and (vi) no such participation is for an amount less than $10,000,000.

   (c) Any Lender may, in connection with any assignment or participation, or proposed assignment or participation, disclose to the assignee or participant, or proposed assignee or participant, any information relating to any GCI Entity furnished to such Lender by or on behalf of any GCI Entity.

   (d) Notwithstanding any other provision set forth in this Agreement, each Lender may at any time create a security interest in all or any portion of its Rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

   10.05. SHARING OF PAYMENTS. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any Right of set-off, or otherwise) on account of its Advances in excess of its pro rata share of payments made by the Borrower, such Lender shall forthwith purchase participations in Advances made by the other Lenders as shall be necessary to share the excess payment pro rata with each of them; PROVIDED, HOWEVER, that if any of such excess payment is thereafter recovered from the purchasing Lender, its purchase from each Lender shall be rescinded and each Lender shall repay the purchase price to the extent of such recovery together with a pro rata share of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 10.05 may, to the fullest extent permitted by Law, exercise all its Rights of payment (including the Right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

   10.06. RIGHT OF SET-OFF. Upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by Law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the other Loan Papers, whether or not Administrative Agent or any Lender shall have made any demand under this Agreement or the other Loan Papers, and even if such obligations are unmatured. Each Lender shall promptly notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not

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

affect the validity of such set-off and application. The Rights of each Lender under this Section 10.06 are in addition to other Rights (including, without limitation, other Rights of set-off) which such Lender may have.

   10.07. COSTS, EXPENSES, AND TAXES.

   (a) The Borrower agrees to pay on demand (i) all costs and expenses of Administrative Agent in connection with the preparation and negotiation of all Loan Papers, including without limitation the reasonable fees and out-of-pocket expenses of Special Counsel and (ii) all costs and expenses (including reasonable attorneys' fees and expenses) of Administrative Agent and each Lender in connection with administration, interpretation, modification, amendment, waiver, or release of any Loan Papers and any restructuring, work-out, or collection of any portion of the Obligations or the enforcement of any Loan Papers.

   (b) In addition, the Borrower shall pay any and all stamp, debt, and other Taxes payable or determined to be payable in connection with any payment hereunder (other than Taxes on the overall net income of Administrative Agent or any Lender or franchise Taxes or Taxes on capital or capital receipts of Administrative Agent or any Lender), or the execution, delivery, or recordation of any Loan Papers, and agrees to save Administrative Agent and each Lender harmless from and against any and all liabilities with respect to, or resulting from any delay in paying or omission to pay any Taxes in accordance with this Section 10.07, including any penalty, interest, and expenses relating thereto. All payments by the Borrower or any Restricted Subsidiary under any Loan Papers shall be made free and clear of and without deduction for any present or future Taxes (other than Taxes on the overall net income of Administrative Agent or any Lender of any nature now or hereafter existing, levied, or withheld, or franchise Taxes or Taxes on capital or capital receipts of Administrative Agent or any Lender), including all interest, penalties, or similar liabilities relating thereto. If the Borrower shall be required by Law to deduct or to withhold any Taxes from or in respect of any amount payable hereunder, (i) the amount so payable shall be increased to the extent necessary so that, after making all required deductions and withholdings (including Taxes on amounts payable to Administrative Agent or any Lender pursuant to this sentence), Administrative Agent or any Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the Borrower shall make such deductions or withholdings, and (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxing authority in accordance with applicable Law. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 10.07 shall survive the execution of this Agreement, termination of the Revolving Commitment, the Revolver/Term Commitment and/or the Letter of Credit Commitment, repayment of the Obligations, satisfaction of each agreement securing or assuring the Obligations and termination of this Agreement and each other Loan Paper.

   10.08. INDEMNIFICATION BY THE BORROWER. The Borrower shall indemnify, defend, and hold harmless Administrative Agent, each Lender and their respective Affiliates, directors, officers, agents, employees, and representatives, from and against any and all liabilities, obligations, losses, damages,

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

penalties, actions, judgments, suits, claims, costs, expenses, and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against any of them in any way relating to or arising out of any Loan Papers (including in connection with or as a result, in whole or in part, of the negligence of any of them), any transaction related hereto or thereto, or any act, omission, or transaction of the Borrower, any other GCI Entity and their respective Affiliates, or any of their directors, partners, officers, agents, employees, or representatives; provided, however, that neither Administrative Agent nor any Lender shall be indemnified, defended, and held harmless pursuant to this Section 10.08 to the extent of any losses or damages which the Borrower proves were caused by the indemnified party's willful misconduct or gross negligence.

   10.09. RATE PROVISION. It is not the intention of any party to any Loan Papers to make an agreement violative of the Laws of any applicable jurisdiction relating to usury. In no event shall the Borrower or any other Person be obligated to pay any amount in excess of the Maximum Amount. If Administrative Agent or any Lender ever receives, collects or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial repayment of principal and treated hereunder as such; and if principal is paid in full, any remaining excess shall be paid to the Borrower or the other Person entitled thereto. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Amount, each GCI Entity, Administrative Agent and each Lender shall, to the maximum extent permitted under Applicable Law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest,
(b) exclude voluntary prepayments and the effect thereof, and (c) amortize, prorate, allocate and spread in equal parts, the total amount of interest throughout the entire contemplated term of the Obligations so that the interest rate is uniform throughout the entire term of the Obligations; provided that if the Obligations are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, Administrative Agent or Lenders, as appropriate, shall refund to the Borrower the amount of such excess or credit the amount of such excess against the total principal amount owing, and, in such event, neither Administrative Agent nor any Lender shall be subject to any penalties provided by any Laws for contracting for, charging or receiving interest in excess of the Maximum Amount. This Section 10.09 shall control every other provision of all agreements among the parties to the Loan Papers pertaining to the transactions contemplated by or contained in the Loan Papers.

   10.10. SEVERABILITY. If any provision of any Loan Papers is held to be illegal, invalid, or unenforceable under present or future Laws during the term thereof, such provision shall be fully severable, the appropriate Loan Paper shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of such Loan Paper a legal, valid, and enforceable provision as similar in terms to the illegal, invalid, or unenforceable provision as may be possible.

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   10.11. EXCEPTIONS TO COVENANTS.  No GCI Entity shall be deemed to be permitted to take any action or to fail to take any action that is permitted as an exception to any covenant in any Loan Papers, or that is within the permissible limits of any covenant, if such action or omission would result in a violation of any other covenant in any Loan Papers.

   10.12. COUNTERPARTS. This Agreement and the other Loan Papers may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. In making proof of any such agreement, it shall not be necessary to produce or account for any counterpart other than one signed by the party against which enforcement is sought.

   10.13. GOVERNING LAW; WAIVER OF JURY TRIAL.

   (a) THIS AGREEMENT AND ALL OTHER LOAN PAPERS SHALL BE DEEMED TO BE CONTRACTS MADE IN DALLAS, TEXAS, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS) AND THE UNITED STATES OF AMERICA. WITHOUT EXCLUDING ANY OTHER JURISDICTION AND NOT AS A LIMITATION OF SECTION 10.14 HEREOF, THE BORROWER AGREES THAT THE STATE AND FEDERAL COURTS OF TEXAS LOCATED IN DALLAS, TEXAS, WILL HAVE JURISDICTION OVER PROCEEDINGS IN CONNECTION HEREWITH. TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE BORROWER HEREBY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE (WHETHER A CLAIM IN TORT, CONTRACT, EQUITY, OR OTHERWISE) ARISING UNDER OR RELATING TO THIS AGREEMENT, THE OTHER LOAN PAPERS, OR ANY RELATED MATTERS, AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

   (b) THE BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY LEGAL PROCESS UPON IT. THE BORROWER AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE BORROWER AT ITS ADDRESS DESIGNATED FOR NOTICE UNDER THIS AGREEMENT AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL. NOTHING IN THIS SECTION 10.13 SHALL AFFECT THE RIGHT OF ADMINISTRATIVE AGENT OR ANY LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

   10.14. ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN PAPERS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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   IN WITNESS WHEREOF, this Credit Agreement is executed as of the date first set forth above.

THE BORROWER:
                                      GCI HOLDINGS, INC.


                                      ----------------------------------------
                                      By:  John M. Lowber
                                      Its: Senior Vice President and Chief
                                           Financial Officer



ADMINISTRATIVE AGENT:
                                      NATIONSBANK OF TEXAS, N.A., as
                                      Administrative Agent


                                      ----------------------------------------
                                      By:  Whitney L. Busse
                                      Its: Vice President


DOCUMENTATION AGENT:
                                      CREDIT LYONNAIS NEW YORK BRANCH, as
                                      Documentation Agent


                                      ----------------------------------------
                                      By:
                                          ------------------------------------
                                      Its:
                                          ------------------------------------

SYNDICATION AGENT:
                                      TORONTO DOMINION (USA), INC., as
                                      Syndication Agent


                                      ----------------------------------------
                                      By:
                                          ------------------------------------
                                      Its:
                                          ------------------------------------




LENDERS:

Specified Percentage:                 NATIONSBANK OF TEXAS, N.A., Individually,
    %                                 as a Lender


Address:
901 Main, 64th Floor                  ----------------------------------------
Dallas, Texas  75202                  By:  Whitney L. Busse
                                      Its: Vice President
Attention:  Whitney L. Busse
Telephone:  (214) 508-0950
Facsimile:  (214) 508-9390




Specified Percentage:                 CREDIT LYONNAIS NEW YORK BRANCH,
                                      Individually as a Lender


Address:
                                      ----------------------------------------
                                      By:
                                          ------------------------------------
                                      Its:
                                          ------------------------------------

Attn:
Phone:
Facs:

Specified Percentage:                 TORONTO DOMINION (USA), INC.,
                                      Individually as a Lender


Address:
                                      ----------------------------------------
                                      By:
                                          ------------------------------------
                                      Its:
                                          ------------------------------------

Attn:
Phone:
Facs:


Specified Percentage:
                                      ----------------------------------------
                                      Individually as a Lender


Address:
                                      ----------------------------------------
                                      By:
                                          ------------------------------------
                                      Its:
                                          ------------------------------------

Attn:
Phone:
Facs: